       As filed with the Securities and Exchange Commission on March 29, 2000

                                                     REGISTRATION NO. 333-77281



------------------------------------------------------------------------------
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933         [X]
                                 --------------


                  SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                           04-2461439
 (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)



        142 EAST 42ND STREET, SUITE 1900, NEW YORK, NEW YORK 10017
                             (212) 983-6352


       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)




                                                         COPIES TO:
  EDWARD M. SHEA, ASSISTANT VICE PRESIDENT          JOAN E. BOROS, ESQ.
            AND SENIOR COUNSEL                  JORDAN BURT BOROS CICCHETTI
 SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)        BERENSON & JOHNSON LLP
       RETIREMENT PRODUCTS AND SERVICES      1025 THOMAS JEFFERSON STREET, N.W.
           ONE COPLEY PLACE                            SUITE 400 EAST
      BOSTON, MASSACHUSETTS 02116                  WASHINGTON, D.C. 20007
            (617) 348-9600



            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 --------------

     Approximate date of commencement of proposed sale to the public:
            From time to time after the effective date hereof

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act, check the following box.                                               /X/

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1)
of this Form, check the following box.                                      / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.          / / __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                           / / __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                           / / __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.                                                    / /

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS



Attached hereto and made a part hereof is the Prospectus dated April 17, 2000 for each of the following:

                   Regatta Gold-NY Variable and Fixed Annuity
                   Futurity-NY Variable and Fixed Annuity

               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK


                                                                  APRIL 17, 2000


                                    PROFILE


                                REGATTA GOLD--NY
                               VARIABLE AND FIXED
                                    ANNUITY


      THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. THE CONTRACT IS MORE FULLY DESCRIBED IN THE FULL PROSPECTUS WHICH ACCOMPANIES THIS PROFILE. PLEASE READ THE PROSPECTUS CAREFULLY.


      1. THE REGATTA GOLD--NY ANNUITY



      The Regatta Gold--NY Annuity is a flexible payment deferred annuity contract ("Contract") designed for use in connection with retirement and deferred compensation plans, some of which may qualify for favorable federal income tax treatment. The Contract is intended to help you achieve your retirement savings or other long-term investment goals.


      The Contract has two phases: an Accumulation Phase and an Income Phase. During the Accumulation Phase you make payments into the Contract; any investment earnings under your Contract accumulate on a tax-deferred basis and are taxed as income only when withdrawn. During the Income Phase, we make annuity payments in amounts determined in part by the amount of money you have accumulated under your Contract during the Accumulation Phase. You choose when the Income Phase begins.


      You may choose among 25 variable investment options and a range of fixed interest options. For a variable investment return you choose one or more Sub-Accounts in our Variable Account, each of which invests in shares of a corresponding series of the MFS/Sun Life Series Trust (collectively, the "Funds") listed in Section 4. The value of any portion of your Contract allocated to the Sub-Accounts will fluctuate up or down depending on the performance of the Funds you select, and you may experience losses. For a fixed interest rate, you may choose one or more Guarantee Periods offered in our Fixed Account, each of which earns its own Guaranteed Interest Rate if you keep your money in that Guarantee Period for the specified length of time.



      The Contract is designed to meet your need for investment flexibility. At any time you may have amounts allocated among as many as 18 of the available variable and fixed options. Until we begin making annuity payments under your Contract, you can, subject to certain limitations, transfer money between options up to 12 times each year without a transfer charge or adverse tax consequences.


      2. ANNUITY PAYMENTS (THE INCOME PHASE)

      Just as you can elect to have your Contract value accumulate on either a variable or fixed basis, or a combination of both, you can elect to receive annuity payments on either a variable or fixed basis or both. If you choose to have any part of your annuity payments come from the Sub-Accounts, the dollar amount of your annuity payments may fluctuate.

      The Contract offers a variety of annuity options. You can select from among the following methods of receiving either variable or fixed annuity payments under your Contract: (1) monthly payments continuing for your lifetime (assuming you are the annuitant); (2) monthly payments for your lifetime, but with payments continuing to your chosen beneficiary for 5, 10, 15 or 20 years if you die before the end of the period you have selected; (3) monthly payments for your lifetime and the life of another person (usually your spouse) you have chosen; and (4) monthly payments for a specified number of years (between 5 and 30), with a cash-out option for variable payments. You can also select a fixed payment option where we will hold the amount applied to provide fixed annuity payments, with interest accrued at the rate we determine from time to time, which will be at least 3% per year. We may also agree to other annuity options in our discretion.

      Once the Income Phase begins, you cannot change your choice of annuity payment method.

      3. PURCHASING A CONTRACT


      You may purchase a Contract for $5,000 or more, under most circumstances. You may increase the value of your investment by adding $1,000 or more at any time during the Accumulation Phase. We may waive these limits. We will not accept a purchase payment if your Account Value is over $1 million, or if the purchase payment would cause your Account Value to exceed $1 million, unless we have approved the payment in advance.


      4. ALLOCATION OPTIONS


      You can allocate your money among Sub-Accounts investing in the following Funds of the MFS/Sun Life Series Trust:


Bond Series                                         International Growth and Income Series
Capital Appreciation Series                         Managed Sectors Series
Capital Opportunities Series                        Massachusetts Investors Growth Stock Series
Emerging Growth Series                              Massachusetts Investors Trust Series
Emerging Markets Equity Series                      Money Market Series
Equity Income Series                                New Discovery Series
Global Asset Allocation Series                      Research Series
Global Governments Series                           Research Growth and Income Series
Global Growth Series                                Research International Series
Global Total Return Series                          Strategic Income Series
Government Securities Series                        Total Return Series
High Yield Series                                   Utilities Series
International Growth Series


      Market conditions will determine the value of an investment in any Fund. Each Fund is described in the prospectus of the MFS/Sun Life Series Trust.


      In addition to these variable options, you may also allocate your money to one or more of the Guarantee Periods we make available. For each Guarantee Period, we offer a Guaranteed Interest Rate for the specified length of time.

      5. EXPENSES

      The charges under the Contracts are as follows:

      During the Accumulation Phase, we impose an annual Account Fee of $30. During the Income Phase, the annual Account Fee is $30 which we deduct from variable annuity payments. We also deduct insurance charges (which include an administrative expense charge) equal to 1.40% per year of the average daily value of the Contract allocated among the Sub-Accounts.


      There are no sales charges when you purchase your Contract. However, if you withdraw money from your Contract, we will, with certain exceptions, impose a withdrawal charge. Your Contract allows a "free withdrawal amount," which you may withdraw before you incur the withdrawal charge. The rest of your withdrawal is subject to a withdrawal charge equal to a percentage of each purchase payment you withdraw. Each payment begins a new 7-year period and moves down a declining surrender charge scale at each Contract Anniversary. Payments received during the current Contract Year will be charged 6% if withdrawn. On your next scheduled Contract Anniversary, that payment, along with any other payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 5% withdrawal charge. On the next Contract Anniversary, these payments will move into their third Contract Year and will continue to have a withdrawal charge of 5%, if withdrawn. The withdrawal charge decreases according to the number of Contract Years the purchase payment has been in your Account. The declining scale is as follows:



NUMBER OF YEARS
PURCHASE PAYMENT
  HAS BEEN IN
 YOUR CONTRACT     WITHDRAWAL CHARGE
----------------   -----------------
  0-1                      6%
  2-3                      5%
  4-5                      4%
  6                        3%
  7 or more                0%


      If you withdraw, transfer, or annuitize money allocated to a Guarantee Period more than 30 days before the expiration date of the Guarantee Period, the amount will be subject to a Market Value Adjustment. This adjustment reflects the relationship between our current Guaranteed Interest Rates and the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if your Guaranteed Interest Rate is lower than the relevant current rate, then the adjustment will decrease your Contract value. Conversely, if your Guaranteed Interest Rate is higher than the relevant current rate, the adjustment will increase your Contract value. The Market Value Adjustment will not apply to the withdrawal of interest credited during the current year, or to transfers as part of our dollar cost averaging program.


      In addition to the charges we impose under the Contracts, there are charges (which include management fees and operating expenses) imposed by each Fund, which range from 0.57% to 1.60% of the average net assets of the Fund, depending upon which Funds you have selected. The investment adviser has agreed to waive or reimburse a portion of expenses for some of the Funds; without this agreement, Fund expenses could be higher. Some of these arrangements may be terminated at any time.


      The following chart is designed to help you understand the expenses you will incur under your Contract, if you invest in one or more of the Sub-Accounts. The column "Total Annual Expenses" shows the sum of the "Total Annual Insurance Charges," as defined just above the chart, and the total expenses (net of any applicable expense reimbursement and/or fee waiver) for each Series. The next two columns show two examples of the expenses, in dollars, you would pay under a Contract. The examples assume that you invested $1,000 in a Contract which earns 5% annually and that you withdraw your money (1) at the end of one year or (2) at the end of 10 years. For the first year, the Total Annual Expenses are deducted, as well as withdrawal charges. For year 10, the example shows the aggregate of all of the annual expenses deducted for the 10 years, but there is no withdrawal charge.

      "Total Annual Insurance Charges" of 1.50% as shown in the table below include the insurance charges of 1.40% of your daily net assets (1.25% for mortality and expense risks and 0.15% for administrative expenses), plus an additional 0.10%, which is used to represent the $30 annual Account Fee based on an assumed Contract value of $30,000. The actual impact of the Account Fee may be greater or less than 0.10%, depending upon the value of your Contract.



                                                                                                       EXAMPLES:
                                                     TOTAL ANNUAL     TOTAL ANNUAL     TOTAL         TOTAL EXPENSES
                                                      INSURANCE           FUND         ANNUAL            AT END
SUB-ACCOUNT                                            CHARGES          EXPENSES      EXPENSES     1 YEAR    10 YEARS
-----------                                        ----------------   ------------   ----------   --------   ---------
Bond Series                                             1.50%            0.72%          2.22%       $78        $255
Capital Appreciation Series                             1.50%            0.76%          2.26%       $79        $260
Capital Opportunities Series                            1.50%            0.84%          2.34%       $79        $268
Emerging Growth Series                                  1.50%            0.75%          2.25%       $78        $258
Emerging Markets Equity Series                          1.50%            1.60%          3.10%       $86        $341
Equity Income Series                                    1.50%            1.01%          2.51%       $81        $285
Global Asset Allocation Series                          1.50%            0.89%          2.39%       $80        $273
Global Governments Series                               1.50%            0.90%          2.40%       $80        $274
Global Growth Series                                    1.50%            1.01%          2.51%       $81        $285
Global Total Return Series                              1.50%            0.89%          2.39%       $80        $273
Government Securities Series                            1.50%            0.61%          2.11%       $77        $244
High Yield Series                                       1.50%            0.83%          2.33%       $79        $265
International Growth Series                             1.50%            1.23%          2.73%       $83        $306
International Growth and Income Series                  1.50%            1.16%          2.66%       $82        $299
Managed Sectors Series                                  1.50%            0.79%          2.29%       $79        $263
Massachusetts Investors Growth Stock Series             1.50%            0.83%          2.33%       $79        $267
Massachusetts Investors Trust Series                    1.50%            0.59%          2.09%       $77        $242
Money Market Series                                     1.50%            0.57%          2.07%       $77        $240
New Discovery Series                                    1.50%            1.06%          2.56%       $81        $290
Research Series                                         1.50%            0.75%          2.25%       $78        $258
Research Growth and Income Series                       1.50%            0.86%          2.36%       $79        $270
Research International Series                           1.50%            1.50%          3.00%       $86        $332
Strategic Income Series                                 1.50%            1.08%          2.58%       $82        $291
Total Return Series                                     1.50%            0.69%          2.19%       $78        $252
Utilities Series                                        1.50%            0.81%          2.31%       $79        $265


      For more detailed information about Contract fees and expenses, please refer to the fee table and discussion of Contract charges contained in the full Prospectus which accompanies this Profile.

      6. TAXES

      Your earnings are not taxed until you take them out of your Contract. If you take money out, earnings come out first and are taxed as income. If your Contract is funded with pre-tax or tax deductible dollars (such as with a pension or IRA contribution) -- we call this a Qualified Contract -- your entire withdrawal will be taxable. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the earnings. Annuity payments during the Income Phase are considered in part a return of your original investment. That portion of each payment is not taxable except under a Qualified Contract, in which case the entire payment will be taxable. In all cases, you should consult with your tax adviser for specific tax information.

      7. ACCESS TO YOUR MONEY


      You can withdraw or transfer money from your Contract at any time during the Accumulation Phase. You may withdraw a portion of the value of your Contract in each year without the imposition of the withdrawal charge -- 10% of all payments you have made in the last 7 years, plus any payment we have held for at least 7 years. All other purchase payments you withdraw will be subject to a withdrawal charge ranging from 6% to 0%. You may also be required to pay income tax and possible tax penalties on any money you withdraw.


      We do not assess a withdrawal charge upon annuitization or transfers. In addition, there may be other circumstances under which we may waive the withdrawal charge.

      In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may be subject to a Market Value Adjustment.

      8. PERFORMANCE


      If you invest in one or more Sub-Accounts, the value of your Contract will increase or decrease depending upon the investment performance of the Funds you choose.



      The following chart shows total returns for investment in the Sub-Accounts where the corresponding Fund has at least one full calendar year of operations. The returns reflect all charges and deductions of the Funds and Sub-Accounts and deduction of the annual Account Fee. They do not reflect deduction of any withdrawal charges or premium taxes. These charges, if included, would reduce the performance numbers shown. Past performance is not a guarantee of future results.



                                                                                   CALENDAR YEAR
                                                   ------------------------------------------------------------------------------
SUB-ACCOUNT                                          1999          1998          1997          1996          1995          1994
-----------                                        --------      --------      --------      --------      --------      --------
Bond Series                                         (1.80)%        --            --            --            --            --
Capital Appreciation Series                          30.79%        26.83%        21.33%       19.70%        32.51%        (5.03)%
Capital Opportunities Series                         45.58%        25.10%        25.73%        --            --            --
Emerging Growth Series                               73.38%        31.91%        20.16%       15.38%         --            --
Emerging Markets Equity Series                       50.38%      (31.02)%         8.78%        --            --            --
Equity Income Series                                (1.19)%        --            --            --            --            --
Global Asset Allocation Series                       16.90%         4.86%         9.24%       14.28%        19.85%         --
Global Governments Series                           (6.51)%        13.77%       (2.24)%        3.11%        14.00%        (5.91)%
Global Growth Series                                 65.00%        12.87%        13.63%       11.44%        14.29%          1.40%
Global Total Return Series                            6.93%        16.61%        11.98%       12.58%        16.19%         --
Government Securities Series                        (3.29)%         7.13%         7.15%        0.11%        15.92%        (3.61)%
High Yield Series                                     5.36%       (0.88)%        11.55%       10.46%        15.32%        (3.68)%
International Growth Series                          33.44%         0.41%       (3.09)%        --            --            --
International Growth and Income Series               15.65%        19.84%         4.95%        3.33%         --            --
Managed Sectors Series                               83.04%        10.62%        23.80%       15.86%        30.34%        (3.38)%
Massachusetts Investors Growth Stock Series          25.68%        --            --            --            --            --
Massachusetts Investors Trust Series                  5.71%        22.03%        30.04%       23.57%        35.44%        (2.57)%
Money Market Series                                   3.23%         3.48%         3.52%        3.38%         3.90%          2.17%
New Discovery Series                                 60.01%        --            --            --            --            --
Research Series                                      22.43%        21.82%        19.07%       22.00%        35.44%         --
Research Growth and Income Series                     6.66%        20.38%        --            --            --            --
Research International Series                        33.89%        --            --            --            --            --
Strategic Income Series                               1.39%        --            --            --            --            --
Total Return Series                                   1.40%        10.10%        20.18%       12.38%        24.93%        (3.71)%
Utilities Series                                     29.44%        15.86%        30.80%       18.57%        30.48%        (6.36)%


      9. DEATH BENEFIT

      If the annuitant dies before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. To calculate the death benefit, we use a "Death Benefit Date", which is the earliest date we have both due proof of death and a written request specifying the manner of payment.

      The death benefit is the greatest of:

      (1) the value of the Contract on the Death Benefit Date;

      (2) your total purchase payments minus the sum of partial withdrawals;


      (3) the value of the Contract on the most recent 7-year anniversary of the Contract, adjusted for any subsequent partial withdrawals and charges;


      (4) the amount we would pay in the event of a full surrender of the Contract on the Death Benefit Date; and


      (5) the highest value of the Contract on any Contract anniversary before the annuitant's 81st birthday plus any purchase payments made and adjusted for partial withdrawals and charges made between that Contract anniversary and the Death Benefit Date.

      10. OTHER INFORMATION

      FREE LOOK. If you cancel your Contract within 10 days after receiving it we will send you the value of your Contract as of the day we received your cancellation request (this may be more or less than the original purchase payment) and we will not deduct a withdrawal charge.

      NO PROBATE. In most cases, when you die, the beneficiary will receive the death benefit without going through probate. However, avoiding probate does not mean that the beneficiary will not have tax liability as a result of receiving the death benefit.


      WHO SHOULD PURCHASE A CONTRACT? The Contract is designed for those seeking long-term tax deferred accumulation of assets and annuity features, generally for retirement or other long-term investment purposes. The tax-deferred feature is most attractive to purchasers in high federal and state income tax brackets. You should note that qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. You should not buy a Contract if you are looking for a short-term investment or if you do not wish to risk a decrease in the value of your investment.



      CONFIRMATIONS AND QUARTERLY STATEMENTS. You will receive a confirmation of each transaction within your Contract, except for those programs which are a part of an automated program such as Dollar-Cost Averaging, Asset Allocation, Systematic Withdrawal, and/or Portfolio Rebalancing. On a quarterly basis, you will receive a complete statement of your transactions over the past quarter and a summary of your account values during that period.



      ADDITIONAL FEATURES. The Contract offers the following additional convenient features, which you may choose at no extra charge:



      DOLLAR-COST AVERAGING -- This program lets you invest gradually in up to 12 Sub-Accounts.



      ASSET ALLOCATION -- This program rebalances your Account based on the terms of the program. Different asset allocation models may be available over the lifetime of the Contract; however, only one program can be in effect at any one time.


      SYSTEMATIC WITHDRAWAL AND INTEREST OUT PROGRAMS -- These programs allow you to receive quarterly, semi-annual or annual payments during the Accumulation Phase.

      PORTFOLIO REBALANCING PROGRAM -- Under this program, we automatically reallocate your investments in the Sub-Accounts to maintain the proportions you select. You can elect rebalancing on a quarterly, semi-annual or annual basis.

      SECURED FUTURE PROGRAM -- This program guarantees the return of your purchase payment, and also allows you to allocate a portion of your investment to one or more variable investment options.

      11. INQUIRIES

      If you would like more information about buying a Contract, please contact your broker or registered representative. If you have any other questions, please contact us at:


     SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
     P.O. BOX 9141
     BOSTON, MASSACHUSETTS 02117
     TEL: TOLL FREE (800) 447-7569

                                                                      PROSPECTUS
                                                                  APRIL 17, 2000



                                REGATTA GOLD--NY


      Sun Life Insurance and Annuity Company of New York and Sun Life (NY) Variable Account C offer the flexible payment deferred annuity contracts described in this Prospectus to individuals.

      You may choose among 25 variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account. Each Sub-Account invests in one of the following series of the MFS/Sun Life Series Trust (the "Series Fund"), a mutual fund advised by our affiliate, Massachusetts Financial Services Company:

Bond Series                                         International Growth and Income Series
Capital Appreciation Series                         Managed Sectors Series
Capital Opportunities Series                        Massachusetts Investors Growth Stock Series
Emerging Growth Series                              Massachusetts Investors Trust Series
Emerging Markets Equity Series                      Money Market Series
Equity Income Series                                New Discovery Series
Global Asset Allocation Series                      Research Series
Global Governments Series                           Research Growth and Income Series
Global Growth Series                                Research International Series
Global Total Return Series                          Strategic Income Series
Government Securities Series                        Total Return Series
High Yield Series                                   Utilities Series
International Growth Series

      The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.


      THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE SERIES FUND. PLEASE READ THIS PROSPECTUS AND THE SERIES FUND PROSPECTUS CAREFULLY BEFORE INVESTING AND KEEP THEM FOR FUTURE REFERENCE. THEY CONTAIN IMPORTANT INFORMATION ABOUT THE CONTRACTS AND THE SERIES FUND.



      We have filed a Statement of Additional Information dated April 17, 2000 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 61 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Service Address") or by telephoning (800) 447-7569. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.


THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


ANY REFERENCE IN THIS PROSPECTUS TO RECEIPT BY US MEANS RECEIPT AT THE FOLLOWING SERVICE ADDRESS:



     SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
     P.O. BOX 9141
     BOSTON MASSACHUSETTS 02117

                               TABLE OF CONTENTS


                                                                PAGE
Special Terms                                                        4
Expense Summary                                                      4
Summary of Contract Expenses                                         4
Underlying Fund Annual Expenses                                      5
Examples                                                             6
Condensed Financial Information                                      7
The Annuity Contract                                                 7
Communicating to Us About Your Contract                              7
Sun Life Insurance and Annuity Company of New York                   8
The Variable Account                                                 8
Variable Account Options: The Funds                                  8
The Fixed Account                                                   10
The Fixed Account Options: The Guarantee Periods                    11
The Accumulation Phase                                              11
    Issuing Your Contract                                           11
    Amount and Frequency of Purchase Payments                       12
    Allocation of Net Purchase Payments                             12
    Your Account                                                    12
    Your Account Value                                              12
    Variable Account Value                                          12
    Fixed Account Value                                             13
    Transfer Privilege                                              14
    Waivers; Reduced Charges; Credits; Bonus Guaranteed
     Interest Rates                                                 15
    Optional Programs                                               15
Withdrawals, Withdrawal Charge and Market Value Adjustment          17
    Cash Withdrawals                                                17
    Withdrawal Charge                                               18
    Market Value Adjustment                                         20
Contract Charges                                                    21
    Account Fee                                                     21
    Administrative Expense Charge                                   21
    Mortality and Expense Risk Charge                               21
    Premium Taxes                                                   21
    Fund Expenses                                                   22
Death Benefit                                                       22
    Amount of Death Benefit                                         22
    Method of Paying Death Benefit                                  23
    Selection and Change of Beneficiary                             23
    Payment of Death Benefit                                        23
    Due Proof of Death                                              23
The Income Phase -- Annuity Provisions                              23
    Selection of the Annuitant or Co-Annuitant                      24
    Selection of the Annuity Commencement Date                      24
    Annuity Options                                                 24
    Selection of Annuity Option                                     25
    Amount of Annuity Payments                                      26
    Exchange of Variable Annuity Units                              27
    Account Fee                                                     27
    Annuity Payment Rates                                           27
    Annuity Options as Method of Payment for Death Benefit          27
Other Contract Provisions                                           27
    Exercise of Contract Rights                                     27

    Change of Ownership                                             28
    Death of Owner                                                  28
    Voting of Fund Shares                                           29
    Periodic Reports                                                29
    Substitution of Securities                                      30
    Change in Operation of Variable Account                         30
    Splitting Units                                                 30
    Modification                                                    30
    Right to Return                                                 30
Tax Considerations                                                  31
    Deductibility of Purchase Payments                              31
    Pre-Distribution Taxation of Contracts                          31
    Distributions and Withdrawals from Non-Qualified
     Contracts                                                      31
    Distribution and Withdrawals from Qualified Contracts           32
    Withholding                                                     32
    Investment Diversification and Control                          32
    Tax Treatment of the Company and the Variable Account           32
    Qualified Retirement Plans                                      33
    Pension and Profit-Sharing Plans                                33
    Tax-Sheltered Annuities                                         33
    Individual Retirement Accounts                                  33
    Roth IRAs                                                       34
Administration of the Contracts                                     34
Distribution of the Contracts                                       34
Performance Information                                             34
Available Information                                               36
Incorporation of Certain Documents by Reference                     36
Additional Information About the Company                            36
    Business of the Company                                         36
    Selected Financial Data                                         37
    Management's Discussion and Analysis of Financial
     Condition and Results of Operations                            37
    Quantitative and Qualitative Disclosure About Market
     Risk                                                           38
    Reinsurance                                                     40
    Reserves                                                        40
    Investments                                                     40
    Competition                                                     40
    Employees                                                       40
    Properties                                                      40
    State Regulation                                                41
Legal Proceedings                                                   41
Accountants                                                         41
Financial Statements                                                41
Table of Contents of Statement of Additional Information            61
Appendix A -- Glossary                                              63
Appendix B -- Condensed Financial Information --
 Accumulation Unit Values                                           66
Appendix C -- Withdrawals, Withdrawal Charges and the Market
 Value Adjustment                                                   69

                                 SPECIAL TERMS

      Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

                                EXPENSE SUMMARY


      The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract WHEN YOU ALLOCATE MONEY TO THE VARIABLE ACCOUNT. The table reflects expenses of the Variable Account as well as of each Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Funds' prospectus(es). In addition to the expenses listed below, we may deduct premium taxes.


                          SUMMARY OF CONTRACT EXPENSES


TRANSACTION EXPENSES
Sales Load Imposed on Purchase Payments.....................   $  0
Deferred Sales Load (as a percentage of Purchase Payments
  withdrawn) (1)
  Number of Account Years Purchase Payment in Account
    0-1.....................................................      6%
    2-3.....................................................      5%
    4-5.....................................................      4%
    6.......................................................      3%
    7 or more...............................................      0%
Transfer Fee (2)............................................   $ 15
ANNUAL ACCOUNT FEE per Contract                                $ 30
VARIABLE ACCOUNT ANNUAL EXPENSES (as a percentage of average
  Variable Account assets)
  Mortality and Expense Risk Charge.........................   1.25%
  Administrative Expense Charge.............................   0.15%
  Other Fees and Expenses of the Variable Account...........   0.00%
                                                              -----
Total Variable Account Annual Expenses......................   1.40%


------------------------

(1) A portion of your Account may be withdrawn each year without imposition of any withdrawal charge, and after a Purchase Payment has been in your Account for 7 Contract Years it may be withdrawn free of the withdrawal charge.


(2) Currently, no fees are imposed upon transfers; however, Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.

                      UNDERLYING FUND ANNUAL EXPENSES (1)
                      (AS A PERCENTAGE OF FUND NET ASSETS)



                                                                OTHER                TOTAL FUND
                                           MANAGEMENT       EXPENSES (2)              EXPENSES
FUND                                          FEES      (AFTER REIMBURSEMENT)   (AFTER REIMBURSEMENT)
-----------------------------------------  ----------   ---------------------   ---------------------
Bond Series..............................     0.60%              0.12%                   0.72%
Capital Appreciation Series..............     0.71%              0.05%                   0.76%
Capital Opportunities Series.............     0.75%              0.09%                   0.84%
Emerging Growth Series...................     0.70%              0.05%                   0.75%
Emerging Markets Equity Series...........     1.25%              0.35%                   1.60%
Equity Income Series.....................     0.75%              0.26%                   1.01%
Global Asset Allocation Series...........     0.75%              0.14%                   0.89%
Global Governments Series................     0.75%              0.15%                   0.90%
Global Growth Series.....................     0.90%              0.11%                   1.01%
Global Total Return Series...............     0.75%              0.14%                   0.89%
Government Securities Series.............     0.55%              0.06%                   0.61%
High Yield Series........................     0.75%              0.08%                   0.83%
International Growth Series..............     0.98%              0.25%                   1.23%
International Growth and Income Series...     0.98%              0.18%                   1.16%
Managed Sectors Series...................     0.73%              0.06%                   0.79%
Massachusetts Investors Growth Stock
 Series..................................     0.75%              0.08%                   0.83%
Massachusetts Investors Trust Series.....     0.55%              0.04%                   0.59%
Money Market Series......................     0.50%              0.07%                   0.57%
New Discovery Series.....................     0.90%              0.16%                   1.06%
Research Series..........................     0.70%              0.05%                   0.75%
Research Growth and Income Series........     0.75%              0.11%                   0.86%
Research International Series............     1.00%              0.50%                   1.50%
Strategic Income Series..................     0.75%              0.33%                   1.08%
Total Return Series......................     0.65%              0.04%                   0.69%
Utilities Series.........................     0.75%              0.06%                   0.81%


------------------------


(1) The information relating to Fund expenses was provided by the Funds and we have not independently verified it. You should consult the Fund prospectus(es) for more information about Fund expenses.



(2) Each Fund has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent, and may enter into such other arrangements and directed brokerage arrangements (which would also have the effect of reducing the Fund's expenses). Any such fee reductions are not reflected under "Other Expenses" in the table. Had these fees been taken into account, "Total Fund Expenses" for certain of the Funds would be as follows:



    Bond Series.............................................  0.71%
    Capital Appreciation Series.............................  0.75%
    Capital Opportunities Series............................  0.83%
    Equity Income Series....................................  1.00%
    Global Asset Allocation Series..........................  0.88%
    Global Growth Series....................................  1.00%
    High Yield Series.......................................  0.82%
    New Discovery Series....................................  1.05%
    Research Growth and Income Series.......................  0.85%
    Strategic Income Series.................................  1.03%
    Utilities Series........................................  0.80%

                                    EXAMPLES


      If you surrender your Contract at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming an average contract size of $30,000 and a 5% annual return:



FUND                                                           1 YEAR    3 YEARS    5 YEARS    10 YEARS
----                                                          --------   --------   --------   --------
Bond Series.................................................    $78        $109       $145       $255
Capital Appreciation Series.................................    $79        $110       $147       $260
Capital Opportunities Series................................    $79        $112       $151       $268
Emerging Growth Series......................................    $78        $110       $146       $258
Emerging Markets Equity Series..............................    $86        $134       $186       $341
Equity Income Series........................................    $81        $117       $159       $285
Global Asset Allocation Series..............................    $80        $114       $153       $273
Global Governments Series...................................    $80        $114       $154       $274
Global Growth Series........................................    $81        $117       $159       $285
Global Total Return Series..................................    $80        $114       $153       $273
Government Securities Series................................    $77        $106       $140       $244
High Yield Series...........................................    $79        $111       $149       $265
International Growth Series.................................    $83        $123       $169       $306
International Growth and Income Series......................    $82        $121       $166       $299
Managed Sectors Series......................................    $79        $111       $148       $263
Massachusetts Investors Growth Stock Series.................    $79        $112       $150       $267
Massachusetts Investors Trust Series........................    $77        $105       $139       $242
Money Market Series.........................................    $77        $104       $138       $240
New Discovery Series........................................    $81        $118       $161       $290
Research Series.............................................    $78        $110       $146       $258
Research Growth and Income Series...........................    $79        $113       $152       $270
Research International Series...............................    $86        $131       $182       $332
Strategic Income Series.....................................    $82        $119       $162       $291
Total Return Series.........................................    $78        $108       $143       $252
Utilities Series............................................    $79        $111       $149       $265



      If you do NOT surrender your Contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming an average contract size of $30,000 and a 5% annual return:



FUND                                                           1 YEAR    3 YEARS    5 YEARS    10 YEARS
----                                                          --------   --------   --------   --------
Bond Series.................................................    $23        $69        $119       $255
Capital Appreciation Series.................................    $23        $71        $121       $260
Capital Opportunities Series................................    $24        $73        $125       $268
Emerging Growth Series......................................    $23        $70        $120       $258
Emerging Markets Equity Series..............................    $31        $96        $163       $341
Equity Income Series........................................    $25        $78        $134       $285
Global Asset Allocation Series..............................    $24        $75        $128       $273
Global Governments Series...................................    $24        $75        $128       $274
Global Growth Series........................................    $25        $78        $134       $285
Global Total Return Series..................................    $24        $75        $128       $273
Government Securities Series................................    $21        $66        $113       $244
High Yield Series...........................................    $23        $72        $124       $265
International Growth Series.................................    $28        $85        $144       $306
International Growth and Income Series......................    $27        $83        $141       $299
Managed Sectors Series......................................    $23        $72        $123       $263
Massachusetts Investors Growth Stock Series.................    $24        $73        $125       $267
Massachusetts Investors Trust Series........................    $21        $65        $112       $242
Money Market Series.........................................    $21        $65        $111       $240
New Discovery Series........................................    $26        $80        $136       $290
Research Series.............................................    $23        $70        $120       $258
Research Growth and Income Series...........................    $24        $74        $126       $270
Research International Series...............................    $30        $93        $158       $332
Strategic Income Series.....................................    $26        $80        $137       $291
Total Return Series.........................................    $22        $69        $117       $252
Utilities Series............................................    $23        $72        $124       $265


      THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN.

                        CONDENSED FINANCIAL INFORMATION


      Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included as Appendix B to this Prospectus.



                              THE ANNUITY CONTRACT



      Sun Life Insurance and Annuity Company of New York (the "Company", "we" or "us") and Sun Life (NY) Variable Account C (the "Variable Account") offer the Contract on an individual basis in connection with retirement plans. We issue an individual Contract to each Owner.



      In this Prospectus, unless we state otherwise, we address Owners of Contracts as "you". For the purpose of determining benefits under the Contract, we establish an Account for each Owner, which we will refer to as "your" Account.



      Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a death benefit if the Annuitant dies during the Accumulation Phase. Finally, if you so elect, during the Income Phase we will make payments to you or someone else for life or for another period that you choose.



      You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these options, you assume all investment risk under the Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate, which is 3% per year, compounded annually.



      The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all others as "Non-Qualified Contracts."


                    COMMUNICATING TO US ABOUT YOUR CONTRACT


      All materials sent to us, including Purchase Payments, must be sent to our Service Address set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 447-7569.



      Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Service Address. However, we will consider Purchase Payments, withdrawal requests and transfer instructions to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or
(2) after 4:00 p.m., Eastern Time.


      When we specify that notice to us must be in writing, we reserve the right, in our sole discretion, to accept notice in another form.

               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK


      We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business exclusively in New York. Our Home Office is located at 122 East 42nd Street, Suite 1900, New York, New York 10017.



      We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.


                              THE VARIABLE ACCOUNT


      We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which are offered by the Company and other affiliated and affiliated offerors. These other products may have features, benefits and charges which are different from those under the Contract.


      Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.


      The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific series of the MFS/Sun Life Series Trust. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes will, in effect, be made by redeeming the number of Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.



                           VARIABLE ACCOUNT OPTIONS:
                                   THE FUNDS



      The Funds are series of the MFS/Sun Life Series Trust (the "Series Fund"), an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate Massachusetts Financial Services Company ("MFS") serves as the investment adviser to the Series Fund.



      The Series Fund is composed of 27 independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in 27 Funds, each corresponding to one of the portfolios. The Contracts provide for investment by the Sub-Accounts in shares of the 25 Funds described below. Additional portfolios may be added to the Series Fund, which may or may not be available for investment by the Variable Account.


     BOND SERIES will primarily seek as high a level of current income as is believed to be consistent with prudent investment risk; its secondary objective is to seek to protect shareholders' capital.

     CAPITAL APPRECIATION SERIES will seek to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks.

     CAPITAL OPPORTUNITIES SERIES will seek capital appreciation.

     EMERGING GROWTH SERIES will seek long-term growth of capital.

     EMERGING MARKETS EQUITY SERIES (FORMERLY, MFS/FOREIGN & COLONIAL EMERGING MARKETS EQUITY SERIES) will seek capital appreciation.

     EQUITY INCOME SERIES will primarily seek reasonable income by investing mainly in income producing securities; its secondary objective is to seek capital appreciation.

     GLOBAL ASSET ALLOCATION SERIES will seek total return over the long term through investments in equity and fixed income securities and will also seek to have low volatility of share price (I.E., net asset value per share) and reduced risk (compared to an aggressive equity/fixed income portfolio).

     GLOBAL GOVERNMENTS SERIES will seek to provide moderate current income, preservation of capital and growth of capital by investing in debt obligations that are issued or guaranteed as to principal and interest by either (i) the U.S. Government, its agencies, authorities, or instrumentalities, or (ii) the governments of foreign countries (to the extent that the Series' adviser believes that the higher yields available from foreign government securities are sufficient to justify the risks of investing in these securities).

     GLOBAL GROWTH SERIES will seek capital appreciation by investing in securities of companies worldwide growing at rates expected to be well above the growth rate of the overall U.S. economy.

     GLOBAL TOTAL RETURN SERIES will seek total return by investing in securities which will provide above average current income (compared to a portfolio invested entirely in equity securities) and opportunities for long-term growth of capital and income.

     GOVERNMENT SECURITIES SERIES will seek current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities.

     HIGH YIELD SERIES will seek high current income and capital appreciation by investing primarily in certain lower rated or unrated securities (possibly with equity features) of U.S. and foreign issuers (also known as "junk bonds").

     INTERNATIONAL GROWTH SERIES will seek capital appreciation.

     INTERNATIONAL GROWTH AND INCOME SERIES will seek capital appreciation and current income.

     MANAGED SECTORS SERIES will seek capital appreciation by varying the weighting of its portfolio among 13 industry sectors.

     MASSACHUSETTS INVESTORS GROWTH STOCK SERIES will seek to provide long-term growth of capital and future income rather than current income.

     MASSACHUSETTS INVESTORS TRUST SERIES will seek long-term growth of capital and future income while providing more current dividend income than is normally obtainable from a portfolio of only growth stocks.

     MONEY MARKET SERIES will seek maximum current income to the extent consistent with stability of principal by investing exclusively in money market instruments maturing in less than 13 months.

     NEW DISCOVERY SERIES will seek capital appreciation.

     RESEARCH SERIES will seek to provide long-term growth of capital and future income.

     RESEARCH GROWTH AND INCOME SERIES will seek to provide long-term growth of capital, current income and growth of income.

     RESEARCH INTERNATIONAL SERIES will seek capital appreciation.

     STRATEGIC INCOME SERIES will seek to provide high current income by investing in fixed income securities and will seek to take advantage of opportunities to realize significant capital appreciation while maintaining a high level of current income.

     TOTAL RETURN SERIES will seek primarily to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential.

     UTILITIES SERIES will seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities) by investing, under normal market conditions, at least 65% of its assets in equity and debt securities of both domestic and foreign companies in the utilities industry.


      The Funds pay fees to their investment adviser(s) for its services pursuant to investment advisory agreements. MFS serves as investment adviser to the Funds, to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional
Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements (including supervision of the sub-advisers noted below) is solely that of MFS. We undertake no obligation in this regard.



      MFS may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Funds, and which may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.



      The Series Fund also offers its shares to other separate accounts established by the Company and Sun Life (U.S.) in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Fund which is involved in the conflict or substitution of shares of other Funds or other mutual funds.



      MORE COMPREHENSIVE INFORMATION ABOUT THE SERIES FUND AND THE MANAGEMENT, INVESTMENT OBJECTIVES, POLICIES, RESTRICTIONS, EXPENSES AND POTENTIAL RISKS OF EACH FUND MAY BE FOUND IN THE ACCOMPANYING CURRENT FUND PROSPECTUS(ES). YOU SHOULD READ THE FUND PROSPECTUS(ES) CAREFULLY BEFORE INVESTING. THE STATEMENT OF ADDITIONAL INFORMATION OF THE FUNDS IS AVAILABLE BY CALLING 1-800-752-7215.


                               THE FIXED ACCOUNT

      The Fixed Account is made up of those assets of the Company that are allocated to a non-unitized separate account established in conformance with New York law. Amounts you allocate to Guarantee Periods become part of the Fixed Account. Any obligation of the Fixed Account will be paid first from those assets allocated to the Fixed Account and the excess, if any, will be paid from the general account of the Company. Assets in the Fixed Account are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

      We will invest the assets of the Fixed Account in those assets we choose that are allowed by the laws of the State of New York. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the four highest grades) or instruments we believe are of comparable quality. We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

                           THE FIXED ACCOUNT OPTIONS:
                             THE GUARANTEE PERIODS

      You may elect one or more Guarantee Period(s) from those we make available from time to time. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than 3% per year, compounded annually. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.


      We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.


      We may from time to time in our discretion offer interest rate specials for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

      Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Cash Withdrawals, Withdrawal Charge, and Market Value Adjustment."

                             THE ACCUMULATION PHASE

      During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the Annuitant dies before the Annuity Commencement Date.

ISSUING YOUR CONTRACT

      When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Application, we issue the Contract to you, as the Owner.

      We will credit your initial Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

AMOUNT AND FREQUENCY OF PURCHASE PAYMENTS

      The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $5,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $1 million, or if the Purchase Payment would cause your Account Value to exceed $1 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

ALLOCATION OF NET PURCHASE PAYMENTS


      You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available options.



      In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us written notice of the change, as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.



      Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments. See "Contract Charges -- Premium Taxes." In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.


YOUR ACCOUNT

      When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

YOUR ACCOUNT VALUE


      Your Account Value is the sum of the value of the 2 components of your
Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below.


VARIABLE ACCOUNT VALUE

      VARIABLE ACCUMULATION UNITS

      In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

      VARIABLE ACCUMULATION UNIT VALUE


      The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

      To measure these values, we use a factor -- which we call the Net Investment Factor-- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing
(1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; we then deduct a factor representing the mortality and expense risk charge and administrative expense charge. See "Contract Charges."


      For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

      CREDITING AND CANCELING VARIABLE ACCUMULATION UNITS

      When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

FIXED ACCOUNT VALUE

      Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.


      A Guarantee Period begins the day we apply your allocation and ends when the number of calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.



      Each additional Purchase Payment, transfer or renewal credited to your Fixed Account value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.


      CREDITING INTEREST


      We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.


      GUARANTEE AMOUNTS


      Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. A Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in the application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.


      RENEWALS


      We will notify you in writing between 45 and 75 days before the Expiration Date for any Guarantee Amount. A new Guarantee Period of the same duration will begin automatically for that Guarantee Amount on the first day following the Expiration Date, unless before the Expiration Date we receive (1) written notice from you electing a different Guarantee Period from among those we then offer or (2) instructions to transfer all or some of the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract.



      A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. We will automatically renew your Guarantee Amount into the next available Guarantee Period.


      EARLY WITHDRAWALS


      If you withdraw, transfer, or annuitize an allocation to a Guarantee Period more than 30 days prior to the Expiration Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.


TRANSFER PRIVILEGE

      PERMITTED TRANSFERS

      During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:


      -  You may not make more than 12 transfers in any Account Year;



      - The amount transferred from a Sub-Account must be at least $1,000 unless you are transferring your entire balance in that Sub-Account;



      -  Your Account Value remaining in a Sub-Account must be at least $1,000;



      - The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;



      - At least 30 days must elapse between transfers to or from Guarantee Periods;



      - Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Series Fund; and



      - We impose additional restrictions on market timers, which are further described below.


      These restrictions do not apply to transfers made under an approved dollar cost averaging program.

      Transfers out of a Guarantee Period more than 30 days before expiration of the period will be subject to the Market Value Adjustment described below. Under current law there is no tax liability for transfers.

      REQUESTS FOR TRANSFERS

      You may request transfers in writing or by telephone. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.


      If we receive your transfer request before 4:00 p.m. Eastern Time on a Business Day or prior to the close of the New York Stock Exchange, it will be effective that day. Otherwise, it will be effective the next Business Day.


      MARKET TIMERS

      The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Owners. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Owner, or
(2) the transfer instructions of individual Owners who have executed preauthorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Owner. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Owners.


      In addition, the Series Fund has reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in MFS' judgment, a Fund would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Fund and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.


WAIVERS; REDUCED CHARGES; CREDITS; BONUS GUARANTEED INTEREST RATES

      We may reduce or waive the withdrawal charge or Account Fee, credit additional amounts, or grant bonus Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

OPTIONAL PROGRAMS


      DOLLAR-COST AVERAGING



      Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. Each month or quarter, as you select, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.



      No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program, except that if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contracts, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.



      The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. Since you transfer the same dollar amount to the Variable Account investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market.


      ASSET ALLOCATION

      One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.


      Currently, you may select one of three asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. The available models are: the conservative asset allocation model, the moderate asset allocation model, and the aggressive asset allocation model. Each model allocates a different percentage of Account Value to Sub-Accounts investing in the various asset classes, with the conservative model allocating the lowest percentage to Sub-Accounts investing in the equity asset class and the aggressive model allocating the highest percentage to the equity asset class. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. Additional programs may be available in the future.



      If you elect an asset allocation program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. By your election of an asset allocation program, you thereby authorize us to automatically reallocate your investment options that participate in the asset allocation program on a quarterly basis, or as determined by the terms of the asset allocation progam, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program, or choose a different model.


      SYSTEMATIC WITHDRAWAL AND INTEREST OUT PROGRAMS


      If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program.



      Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs are subject to surrender charges. They may also be included in income and subject to a 10% federal tax penalty, as well as all charges and any Market Value Adjustment applicable upon withdrawal. You should consult your tax adviser before choosing these options.



      You may change or stop either program at any time, by written notice to us.


      PORTFOLIO REBALANCING PROGRAM

      Under the Portfolio Rebalancing Program, we transfer funds among the Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

      Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

      SECURED FUTURE PROGRAM

      Under this program, we divide your Purchase Payment between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer, and we allocate to that Guarantee Period the portion of your Purchase Payment necessary so that at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

           WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

CASH WITHDRAWALS

      REQUESTING A WITHDRAWAL


      At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.



      All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge" below) and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment" below). Upon request we will notify you of the amount we would pay in the event of a full or partial withdrawal. Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.


      FULL WITHDRAWALS

      If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Contract Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

      A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

      PARTIAL WITHDRAWALS

      If you request a partial withdrawal, we will pay you the actual amount specified in your request and then reduce the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

      You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your allocations at the end of the Valuation Period during which we receive your request.

      If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

      TIME OF PAYMENT

      We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted to defer payment under the Investment Company Act of 1940 and New York insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

      - When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;



      - When it is not reasonably practical to dispose of securities held by the Funds or to determine the value of the net assets of the Funds, because an emergency exists; and



      - When an SEC order permits us to defer payment for the protection of Owners.


      We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

      WITHDRAWAL RESTRICTIONS FOR QUALIFIED PLANS


      If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.



      Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax-Sheltered Annuities."



      When you make a withdrawal, we consider the oldest Purchase Payment that you have not already withdrawn to be withdrawn first, then the second oldest Purchase Payments, and so forth. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be accumulated value.


WITHDRAWAL CHARGE

      We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

      The withdrawal charge will never be greater than 6% of the aggregate amount of Purchase Payments you make under the Contract.

      FREE WITHDRAWAL AMOUNT

      In each Contract Year, you may withdraw a portion of your Account
Value -- which we will call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to (1) 10% of the amount of all Purchase Payments you have made during the last 7 Contract Years, including the current Contract Year (the "Annual Withdrawal Allowance"), plus (2) the amount of all Purchase Payments made before the last 7 Contract Years that you have not previously withdrawn. Any portion of the Annual Withdrawal Allowance that you do not use in a Contract Year is cumulative; that is, it is carried forward and available for use in future years.

      For convenience, we refer to Purchase Payments made during the last
7 Contract Years (including the current Contract Year) as "New Payments," and all Purchase Payments made before the last 7 Contract Years as "Old Payments."

      For example, assume you wish to make a withdrawal from your Contract in Contract Year 10. You made an initial Purchase Payment of $10,000 in Contract Year 1, you made one additional Purchase Payment of $8,000 in Contract Year 8, and you have made no previous withdrawals. Your Account Value in Contract Year 10 is $35,000. The free withdrawal amount for Contract Year 10 is $19,400, calculated as follows:

      - $800, which is the Annual Withdrawal Allowance for Contract Year 10 (10% of the $8,000 Purchase Payment made in Contract Year 8, the only New Payment); plus

      - $8,600, which is the total of the unused Annual Withdrawal Allowances of $1,000 for each of Contract Years 1 through 7 and $800 for each of Contract Years 8 and 9 that are carried forward and available for use in Contract Year 10; plus

      - $10,000, which is the amount of all Old Payments that you have not previously withdrawn.

      WITHDRAWAL CHARGE ON PURCHASE PAYMENTS

      If you withdraw more than the free withdrawal amount in any Contract Year, we consider the excess amount to be withdrawn first from New Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these New Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all New Payments that you have not previously withdrawn.

      The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all New Payments not previously withdrawn, is not subject to the withdrawal charge.

      ORDER OF WITHDRAWAL

      New Payments are withdrawn on a first-in first-out basis until all New Payments have been withdrawn. For example, assume the same facts as in the example above. In Contract Year 10 you wish to withdraw $25,000. We attribute the withdrawal first to the free withdrawal amount of $19,400, which is not subject to the withdrawal charge. The remaining $5,600 is withdrawn from the Purchase Payment made in Contract Year 8 (the only New Payment) and is subject to the withdrawal charge. The $2,400 balance of the Contract Year 8 Purchase Payment will remain in your Account. If you make a subsequent $5,000 withdrawal in Contract Year 10, $2,400 of that amount will be withdrawn from the remainder of the Contract Year 8 Purchase Payment and will be subject to the withdrawal charge. The other $2,600 of your withdrawal (which exceeds the amount of all New Payments not previously withdrawn) will not be subject to the withdrawal charge.

      CALCULATION OF WITHDRAWAL CHARGE


      We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the year in which you made the Payment, but not the year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale at each Contract Anniversary. Payments received during the first Contract Year will be charged 6% if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 5% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. The withdrawal charge decreases according to the number of Contract Years the Purchase Payment has been in your Account. The declining scale is as follows:


  NUMBER OF
CONTRACT YEARS   PERCENTAGE
--------------   ----------
 0-1                 6%
 2-3                 5%
 4-5                 4%
 6                   3%
 7 or more           0%


      For example, again using the same facts as in the example above, the percentage applicable to the withdrawals in Account Year 10 of Purchase Payments made in Contract Year 8 would be 5%, because the number of Contract Years the Purchase Payments have been held in your Account would be 2.


      For additional examples of how we calculate withdrawal charges, see Appendix C.

      TYPES OF WITHDRAWALS NOT SUBJECT TO WITHDRAWAL CHARGE

      We do not impose a withdrawal charge on withdrawals from the Accounts of
(a) our employees, (b) employees of our affiliates, or (c) licensed insurance agents who sell the Contracts. We also may waive withdrawal charges with respect to Purchase Payments derived from the surrender of other annuity contracts we issue.

      We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

MARKET VALUE ADJUSTMENT


      We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity and distributions made on the death of the Owner are considered withdrawals, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.


      We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is, to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

      A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

      We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

              N/12
    1 + I
  ( ----  )          -1
    1 + J

where:

      I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

      J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer; and

      N is the number of complete months remaining in your Guarantee Period.

      We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

      For examples of how we calculate the Market Value Adjustment, see Appendix C.

                                CONTRACT CHARGES

ACCOUNT FEE


      During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. The annual Account Fee will never exceed $30. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.


      We will not charge you the Account Fee if:

      (1) your Account has been allocated only to the Fixed Account during the applicable Contract Year; or

      (2)  your Account Value is more than $75,000 on your Contract Anniversary.

      If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

      After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any fee from Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE


      We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the annual Account Fee.


MORTALITY AND EXPENSE RISK CHARGE


      During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense charge from the assets of the Variable Account at an effective annual rate equal to 1.25%. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Annuitant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.


PREMIUM TAXES

      In New York there currently is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending on where the Owner or Payee resides. We believe that the amounts of such premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

      In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.


FUND EXPENSES



      There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund's prospectus and related Statement of Additional Information.


                                 DEATH BENEFIT


      If the Annuitant dies during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Annuitant, we will pay the death benefit in one sum to you or, if you were the Annuitant, to your estate. We do not pay a death benefit if the Annuitant dies during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect. If your Contract names more than one Annuitant, we will pay the death benefit after the death of the last surviving of the Annuitants.


      If your spouse is your Beneficiary, upon your death (if you are the Annuitant) your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit. In that case, the death benefit provisions of the Contract will not apply until the death of your spouse. See "Other Contract Provisions -- Death of Owner."

AMOUNT OF DEATH BENEFIT


      To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the Annuitant's death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Annuitant and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive either the Beneficiary's election of payment method, or if you were the Annuitant and the Beneficiary is your spouse, the Beneficiary's election to continue the Contract. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period.


      The amount of the death benefit is determined as of the Death Benefit
Date.

      The death benefit will be the greatest of the following amounts:

      1. Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

      2.  Your total Purchase Payments minus the sum of partial withdrawals;

      3. Your Account Value on the Seven-Year Anniversary immediately before the Death Benefit Date, adjusted for subsequent Purchase Payments and partial withdrawals and charges made between the Seven-Year Anniversary and the Death Benefit Date;

      4. The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

      5. Your highest Account Value on any Contract Anniversary before the Annuitant's 81st birthday, adjusted for partial withdrawals and charges made between that Contract Anniversary and the Death Benefit Date.


      If the death benefit we pay is amount (2), (3), (4), or (5) above, your Account Value will be increased by the excess, if any, of that amount over amount (1). Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Fund investment option available under the Contracts (without the application of a Market Value Adjustment). The Beneficiary may then transfer to the Fixed Account and begin a new Guarantee Period.

METHOD OF PAYING DEATH BENEFIT

      The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "Income Phase -- Annuity Provisions."


      During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of the Annuitant's death, the Beneficiary may elect either a single cash payment or an annuity. If you were the Annuitant and the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. These elections are made by sending us at our Service Address, a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.



      If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.


      Neither you nor the Beneficiary may exercise rights that would adversely affect the treatment of the Contract as an annuity contract under the Internal Revenue Code. (See "Other Contract Provisions -- Death of Owner.")

SELECTION AND CHANGE OF BENEFICIARY

      You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

PAYMENT OF DEATH BENEFIT

      Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

DUE PROOF OF DEATH


      We accept any of the following as proof of any person's death:



      -  An original certified copy of an official death certificate;



      - An original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or



      -  Any other proof we find satisfactory.


                     THE INCOME PHASE -- ANNUITY PROVISIONS


      During the Income Phase, we make regular monthly annuity payments to the Annuitant.



      The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first payment.



      Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option(s) selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

SELECTION OF THE ANNUITANT OR CO-ANNUITANT


      You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee."


      In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time.


      When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.


SELECTION OF THE ANNUITY COMMENCEMENT DATE

      You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

      - The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

      - The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday or, if there is a Co-Annuitant, the 90th birthday of the younger of the Annuitant and Co-Annuitant.

      -  The Annuity Commencement Date must always be the first day of a month.

      You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:

      - We must receive your notice at least 30 days before the current Annuity Commencement Date.

      - The new Annuity Commencement Date must be at least 30 days after we receive the notice.

      There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

ANNUITY OPTIONS


      We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for either a Variable Annuity, a Fixed Annuity, or a combination of both, except that Annuity Option E is available only for a Fixed Annuity. We may also agree to other settlement options, at our discretion.


      ANNUITY OPTION A -- LIFE ANNUITY

      We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

      ANNUITY OPTION B -- LIFE ANNUITY WITH 60, 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN

      We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

      ANNUITY OPTION C -- JOINT AND SURVIVOR ANNUITY

      We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

      ANNUITY OPTION D -- MONTHLY PAYMENTS FOR A SPECIFIED PERIOD CERTAIN


      We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a Variable Annuity basis, the Annuitant may elect to receive in one sum the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.


      ANNUITY OPTION E -- FIXED PAYMENTS

      We hold the portion of your Adjusted Account Value selected for this option at interest, and make fixed payments in such amounts and at such times (over a period of at least 5 years) as you and we may agree. We continue making payments until the amount we hold is exhausted. The final payment will be for the remaining balance and may be less than the previous installments. We will credit interest yearly on the amount remaining unpaid at a rate we determine from time to time, but never less than 3% per year (or a higher rate if specified in your Contract), compounded annually. We may change the rate at any time, but will not reduce it more frequently than once each calendar year. If the Annuitant dies before all payments have been made, the Beneficiary may elect to receive the remaining payments or the unpaid balance in one lump sum. The election of this Annuity Option may result in the imposition of a penalty tax.

SELECTION OF ANNUITY OPTION

      You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain. If there is more than one Annuitant living on the Annuity Commencement Date because you have named a Co-Annuitant, we will provide Annuity Option C with a 50% survivor benefit and the Co-Annuitant as the designated second person.

      You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

      There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

      REMEMBER THAT THE ANNUITY OPTIONS MAY NOT BE CHANGED ONCE ANNUITY PAYMENTS BEGIN.

AMOUNT OF ANNUITY PAYMENTS

      ADJUSTED ACCOUNT VALUE

      The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:


      - We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.



      - If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.



      - We deduct any applicable premium tax or similar tax if not previously deducted.


      VARIABLE ANNUITY PAYMENTS

      Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

      To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

      If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

      Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

      FIXED ANNUITY PAYMENTS

      Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 3% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

      MINIMUM PAYMENTS

      If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

EXCHANGE OF VARIABLE ANNUITY UNITS


      During the Income Phase, the Annuitant may exchange Annuity Units from one Sub-Account to another, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.



      Before exchanging Annuity Units from one Sub-Account to another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts are invested.



      During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.


ACCOUNT FEE

      During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the Account Fee from Fixed Annuity payments.

ANNUITY PAYMENT RATES


      The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 3% per year, compounded annually).



      The Annuity Payment Rates may vary according to the Annuity Option(s) elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the 1983 Individual Annuitant Mortality Table.


ANNUITY OPTIONS AS METHOD OF PAYMENT FOR DEATH BENEFIT

      You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

                           OTHER CONTRACT PROVISIONS

EXERCISE OF CONTRACT RIGHTS

      A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised by the Owner without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

      The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Annuitant. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

CHANGE OF OWNERSHIP

      Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code;
(3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under
Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant;
(4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or
(5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.


      The Owner of a Non-Qualified Contract may change the ownership of the Contract during the lifetime of the Annuitant and prior to the Annuity Commencement Date. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.


DEATH OF OWNER

      If your Contract is a Non-Qualified Contract and you die prior to the Annuitant and before the Annuity Commencement Date, special distribution rules apply. In that case, the death benefit amount (as determined under "Amount of Death Benefit" in this Prospectus using the date we receive Due Proof of your Death as the Death Benefit Date), must be distributed to your "designated beneficiary," within the meaning of Section 72(s) of the Internal Revenue Code, either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the designated beneficiary, with payments beginning no later than one year after your death.

      The person you have named a Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living, the Annuitant automatically becomes the designated beneficiary.

      If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse.

      If you were the Annuitant as well as the Owner, your surviving spouse (if the designated beneficiary) may elect to be named as both Owner and Annuitant and continue the Contract; in that case, we will not pay a death benefit and the Account Value will not be increased to reflect the death benefit calculation. The special distribution rules will then apply on the death of your spouse. If your spouse does not make that election, the death benefit provisions of the Contract will apply, subject to the condition that any annuity option elected complies with the special distribution requirements described above. In all other cases where you are the Annuitant, the death benefit provisions of the Contract control.

      If you are the Annuitant and you die during the Income Phase, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under the option.

      If the Owner is not a natural person, these distribution rules apply on a change in, or the death of, any Annuitant or Co-Annuitant.

      Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

      If yours is a Qualified Contract, any distributions upon your death will be subject to the laws and regulations governing the particular retirement or deferred compensation plan in connection with which the Qualified Contract was issued.

VOTING OF FUND SHARES



      We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.


      Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners or others, as applicable, to instruct the voting of Series Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.


      All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.


PERIODIC REPORTS

      During the Accumulation Period we will send you at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to a Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.


      In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.


      Upon request, we will provide you with information regarding fixed and variable accumulation values.

SUBSTITUTION OF SECURITIES


      Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.


CHANGE IN OPERATION OF VARIABLE ACCOUNT


      At our election and subject to the prior approval of the Superintendent of Insurance of the State of New York and any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may, subject to the prior approval of the Superintendent of Insurance of the State of New York, make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.


SPLITTING UNITS


      We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contracts.


MODIFICATION

      Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject;
(ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

RIGHT TO RETURN


      If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Service Address as shown on the cover of this Prospectus within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value at the end of the Valuation Period during which we received it.


      If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.


                               TAX CONSIDERATIONS



      This section describes general federal income tax consequences based upon our understanding of current federal tax laws. Actual federal tax consequences may vary depending on, among other things, the type of retirement plan with which you use a Contract. Also, legislation affecting the current tax treatment of annuity contracts could be enacted in the future, and could apply retroactively to Contracts that you purchased before the date of enactment. We do not make any guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.


DEDUCTIBILITY OF PURCHASE PAYMENTS

      For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible.

PRE-DISTRIBUTION TAXATION OF CONTRACTS

      Generally, an increase in the value of a Contract will not give rise to tax, prior to distribution.


      However, corporate (or other non-natural person) Owners of Non-Qualified Contracts incur current tax, regardless of distribution, on Contract value increases. Such current taxation does not apply, though, to (i) immediate annuities, which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase, or (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).


      You should note that qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity.

DISTRIBUTIONS AND WITHDRAWALS FROM NON-QUALIFIED CONTRACTS

      The Account Value will include an amount attributable to Purchase Payments, the return of which is not taxable, and an amount attributable to investment earnings, the return of which is taxable at ordinary income rates. The relative portions of a distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the timing of the distribution.

      If you withdraw less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, you must treat the withdrawal first as a return of investment earnings. You may treat only withdrawals in excess of the amount of the Account Value attributable to investment earnings as a return of Purchase Payments. Account Value amounts assigned or pledged as collateral for a loan will be treated as if withdrawn from the Contract.

      If a Payee receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, however, the Payee treats a portion of each payment as a nontaxable return of Purchase Payments. In general, the nontaxable portion of such a payment bears the same ratio to the total payment as the Purchase Payments bear to the Payee's expected return under the Contract. The remainder of the payment constitutes a taxable return of investment earnings. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, all future distributions constitute fully taxable ordinary income. If the Annuitant dies before the Payee recovers the full amount of Purchase Payments, the Payee may deduct an amount equal to unrecovered Purchase Payments.

      Upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      A penalty tax of 10% may apply to taxable cash withdrawals and lump-sum payments from Non-Qualified Contracts. This penalty will not apply in certain circumstances, such as distributions pursuant to the death of the Owner or distributions under an immediate annuity (as defined above), or after age
59 1/2.

DISTRIBUTIONS AND WITHDRAWALS FROM QUALIFIED CONTRACTS

      Generally, distributions from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will, except in certain circumstances, apply to distributions prior to age 59 1/2.

      Distributions from a Qualified Contract are not subject to current taxation or a 10% penalty, however, if:

      - the distribution is not a hardship distribution or part of a series of payments for life or for a specified period of 10 years or more (an "eligible rollover distribution"), and

      - the Owner or Payee rolls over the distribution (with or without actually receiving the distribution) into a qualified retirement plan eligible to receive the rollover.

      Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

WITHHOLDING


      In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.


INVESTMENT DIVERSIFICATION AND CONTROL


      The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. Contracts that do not meet the guidelines are subject to current taxation on annual increases in value. We believe that each Series of the Series Fund complies with these regulations. The preamble to the regulations states that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if in fact promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account to the extent necessary to comply with any such guidelines, but cannot assure that such modifications would satisfy any retroactive guidelines.


TAX TREATMENT OF THE COMPANY AND THE VARIABLE ACCOUNT

      As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. We will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

QUALIFIED RETIREMENT PLANS


      You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.


PENSION AND PROFIT-SHARING PLANS


      Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.


TAX-SHELTERED ANNUITIES

      Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

      If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, and (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989. It is permissible, however, to withdraw post-1988 salary reduction contributions in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

      Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

INDIVIDUAL RETIREMENT ACCOUNTS

      Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

ROTH IRAS

      Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA, the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. If and when we make Contracts available for use with Roth IRAs, we will provide any necessary information.

                        ADMINISTRATION OF THE CONTRACTS

      We perform certain administrative functions relating to the Contracts, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

                         DISTRIBUTION OF THE CONTRACTS

      We offer the Contracts on a continuous basis. The Contracts are sold by licensed insurance agents in the State of New York. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of our parent company, Sun Life (U.S.), is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.


      Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 7.10% of Purchase Payments. In addition, after the first Contract Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 1.00% of the Owner's Account Value. Commissions will not be paid with respect to Accounts established for the personal account of employees of the Company or any of its affiliates, or of persons engaged in the distribution of the Contracts, or of immediate family members of such employees or persons. In addition, commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates." During 1997, 1998 and 1999, approximately $532,000, $468,300 and
$237,696, respectively, was paid to and retained by Clarendon in connection with the distribution of the Contracts.


                            PERFORMANCE INFORMATION


      From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and/or "effective yield" for some Sub-Accounts.



      Average Annual Total Return measures the net income of a Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a variable option over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Fund. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.



      Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.



      The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.



      Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Sub-Account available for investment under the Contract), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the available Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.


      The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

      The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Duff and Phelps. Each year, A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Duff and Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

      We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

                             AVAILABLE INFORMATION

      The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

      In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: WASHINGTON, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; CHICAGO, ILLINOIS -- 500 West Madison Street, Chicago, IL 60661; NEW YORK, NEW YORK -- 7 World Trade Center, 13th Floor, New York, NY 10048. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC is incorporated by reference in this Prospectus. Any statement contained in a document we incorporate by reference is deemed modified or superceded to the extent that a later filed document, including this Prospectus, shall modify or supercede that statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Prospectus.


      The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to our Service Address in writing or by telephone at (800) 447-7569.


                    ADDITIONAL INFORMATION ABOUT THE COMPANY

BUSINESS OF THE COMPANY


      We are engaged in the sale of combination fixed and variable annuity contracts, group life and group health insurance contracts. These contracts are sold in both the tax-qualified and non-tax-qualified markets by insurance agents, some of whom are registered representatives of national and regional stock brokerage firms and brokers.

SELECTED FINANCIAL DATA


      The following selected financial data for the Company should be read in conjunction with the Company's financial statements and notes thereto included in this Prospectus on page 42.



                                                      FOR THE YEAR ENDED DECEMBER 31,
                                            ----------------------------------------------------
                                              1999       1998       1997       1996       1995
                                            --------   --------   --------   --------   --------
Revenues
  Premiums, annuity deposits and other
    revenue...............................  $ 67,081   $108,443   $137,079   $ 83,711   $ 56,678
  Net investment income...................     5,425      6,718      9,344     13,019     19,204
                                            --------   --------   --------   --------   --------
                                              72,506    115,161    146,423     96,730     75,882
                                            --------   --------   --------   --------   --------
Benefits and expenses
  Policyholder benefits...................    54,892     93,816    126,876     82,079     63,100
  Other expenses..........................    11,828     12,577     14,059      9,870      9,384
                                            --------   --------   --------   --------   --------
                                              66,720    106,393    140,935     91,949     72,484
                                            --------   --------   --------   --------   --------
Income from operations before federal
  income tax expense......................     5,786      8,768      5,488      4,781      3,398
  Federal income tax (excluding tax on
    capital losses).......................     1,228      2,070      2,315      1,939      2,447
                                            --------   --------   --------   --------   --------
Income from operations after federal
  income tax expense and before realized
  capital losses..........................     4,558      6,698      3,173      2,842        951
  Net realized capital gains (losses) less
    capital gains tax.....................       152        (13)       183       (439)       (21)
                                            --------   --------   --------   --------   --------
Net Income................................  $  4,710   $  6,684   $  3,356   $  2,403   $    930
                                            ========   ========   ========   ========   ========
Total Assets..............................  $806,006   $713,677   $624,535   $518,319   $524,731
                                            ========   ========   ========   ========   ========


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


      CAUTIONARY STATEMENT



      The Private Securities Litigation Reform Act of 1995 defines forward-looking statements as statements not based on historical fact. This Prospectus includes forward-looking statements by the Company. These statements relate to such topics as Year 2000 compliance, volume growth, market share, and financial goals. It is important to understand that these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those that the statements anticipate. These risks and uncertainties may concern, among other things:



    - Heightened competition, particularly in terms of price, product features, and distribution capability, which could constrain the Company's growth and profitability.



    - Changes in interest rates and market conditions.



    - Regulatory and legislative developments.



    - The Company's ability to identify and address any remaining Year 2000 issues successfully, in a timely manner, and at reasonable cost. They also may concern the ability of the Company's vendors, suppliers, other service providers, and customers to successfully address any of their own remaining Year 2000 issues in a timely manner.



      RESULTS OF OPERATIONS



      The Company had net income of $4,710,000 for 1999 as compared to $6,685,000 for 1998. The $1,975,000 decrease in net income was due to lower earnings in both its Wealth Management and Protection segments.

      The decline in Wealth Management income was due primarily to an increase in operating expenses as a result of the consolidation of the Company's annuity operation, offset by lower strain from lower than expected annuity sales. During 1999, the Company consolidated its customer service and accounting functions with its parent company, Sun Life (U.S.). One-time charges incurred in connection with this consolidation totaled approximately $800,000 and consisted primarily of: (1) severance and employee benefit costs; (2) termination fee associated with a lease cancellation and; (3) furniture and equipment write-offs. The decline in annuity deposit-type funds in the Wealth Management segment was due to lower sales associated with the Company's dollar cost averaging ("DCA") program. Under the DCA program deposits are made into the fixed portion of the Company's market value adjusted combination fixed/variable annuity contract and receive a more favorable crediting rate for the policy year. During the year, the fixed deposit is exchanged to the variable portion of the contract in equal periodic installments. The decline in 1999 DCA sales was attributable to the Company adhering to the New York State Insurance Department's (the "Department") request to limit the DCA crediting rate the Company, and its competitors, could offer. In November 1999, after the Department issued guidelines to permit New York licensed insurers to offer an enhanced DCA crediting rate, the Company reintroduced the DCA program. Also contributing to lower annuity deposit fund sales was the implementation, in November 1998, of the Department's Regulation 60, which governs replacement sales.



      The decline in Protection income was due to unfavorable group life mortality experience and higher group health reserves from an increase in group long-term disability claims experience.



      The total capital stock and surplus position of the Company at December 31, 1999, was $41,346,000. Cash dividends of $6,500,000 million were paid to its parent company, Sun Life (U.S.) during 1999. The Company's management considers its surplus position to be adequate.



QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK



      This discussion covers market risks associated with investment portfolios that support the Company's general account liabilities. This discussion does not cover market risks associated with those investment portfolios that support separate account products. For these products, the policyholder, rather than the Company, assumes these market risks.



      GENERAL



      The assets of the general account are available to support general account liabilities. For purposes of managing these assets in relation to these liabilities, the Company notionally segments these assets by product or by groups of products. The Company manages each segment's assets based on an investment policy statement that it has established for that segment. The policy statement discusses the segment's liability characteristics and liquidity requirements, provides cash flow estimates, and sets targets for asset mix, duration, and quality. Each quarter, investment and business unit managers review these policy statements to ensure that the policies remain appropriate, taking into account each segment's liability characteristics.



      TYPES OF MARKET RISKS



      The Company's stringent underwriting standards and practices have resulted in high-quality portfolios and have the effect of limiting credit risk. It is the Company's policy, for example, not to purchase below-investment-grade securities. Also, as a matter of investment policy, the Company assumes no foreign currency or commodity risk, nor does it assume equity price risk except to the extent that it holds real estate in its portfolios. The management of interest rate risk exposure is discussed below.



      INTEREST RATE RISK MANAGEMENT



      The Company's fixed interest rate liabilities are primarily supported by well-diversified portfolios of fixed interest rate investments. All of these fixed interest rate investments are held for other than trading purposes and can include publicly issued and privately placed bonds and commercial mortgage loans. Public bonds can include Treasury bonds, corporate bonds, and money market instruments. The Company's fixed income portfolios also hold securitized assets, including mortgage-backed securities ("MBS") and asset-backed securities. These securities are subject to the same standards applied to other portfolio investments, including relative value criteria and diversification guidelines. In portfolios backing interest-sensitive liabilities, the Company's policy is to limit MBS holdings to less than 10% of total portfolio assets. In all portfolios, the Company restricts MBS investments to pass-through securities issued by U.S. government agencies and to collateralized mortgage obligations, which are expected to exhibit relatively low volatility. The Company does not engage in leveraged transactions and it does not invest in the more speculative forms of these instruments such as the interest-only, principal-only, inverse floater, or residual tranches.



      Changes in the level of domestic interest rates affect the market value of fixed interest rate assets and liabilities. Segments whose liabilities mainly arise from the sale of products containing interest rate guarantees for certain terms are sensitive to changes in interest rates. In these segments, the Company uses "immunization" strategies, which are specifically designed to minimize the loss from wide fluctuations in interest rates. The Company supports these strategies using analytical and modeling software acquired from outside vendors.



      Significant features of the Company's immunization models include:



    - an economic or market value basis for both assets and liabilities;



    - an option pricing methodology;



    - the use of effective duration and convexity to measure interest rate sensitivity;



    - the use of "key rate durations" to estimate interest rate exposure at different parts of the yield curve and to estimate the exposure to non-parallel shifts in the yield curve.



      The Company's Interest Rate Risk Committee meets monthly. After reviewing duration analyses, market conditions and forecasts, the Committee develops specific asset management strategies for the interest-sensitive portfolios. These strategies may involve managing to achieve small intentional mismatches, either in terms of total effective duration or for certain key rate durations, between the liabilities and related assets of particular segments. The Company manages these mismatches to a tolerance range of plus or minus 0.5.



      Liabilities categorized as financial instruments and held in the Company's general account at December 31, 1999 had a fair value of $25.7 million. Fixed income investments supporting those liabilities had a fair value of $73.0 million at that date. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 1999. The analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $.6 million and the corresponding assets would show a net decrease of $2.1 million.



      By comparison, liabilities categorized as financial instruments and held in the Company's general account at December 31, 1998 had a fair value of $29.2 million. Fixed income investments supporting those liabilities had a fair value of $82.3 million at that date. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 1998. The analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $.7 million and the corresponding assets would show a net decrease of $2.4 million.



      The Company produced these estimates using computer models. Since these models reflect assumptions about the future, they contain an element of uncertainty. For example, the models contain assumptions about future policyholder behavior and asset cash flows. Actual policyholder behavior and asset cash flows could differ from what the models show. As a result, the models' estimates of duration and market values may not reflect what actually will occur. The models are further limited by the fact that they do not provide for the possibility that management action could be taken to mitigate adverse results. The Company believes that this limitation is one of conservatism; that is, it will tend to cause the models to produce estimates that are generally worse than one might actually expect, all other things being equal.



      Based on its processes for analyzing and managing interest rate risk, the Company believes its exposure to interest rate changes will not materially affect its near-term financial position, results of operations, or cash flows.


REINSURANCE

      The Company has executed agreements which provide that the parent company will reinsure risks under certain group life, health, and long-term disability insurance contracts sold by the Company.

RESERVES

      In accordance with the life insurance laws and regulations under which the Company operates it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on its outstanding contracts. Reserves are based on mortality tables in general use in the United States and are computed to equal amounts that, with additions from premiums to be received, and with interest on such reserves computed annually at certain assumed rates, will be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. In the accompanying Financial Statements these reserves are determined in accordance with statutory regulations.

INVESTMENTS

      The Company maintains investments in bonds and mortgages with cash flows to match estimated cash flows of its liabilities.


      It is the Company's policy to acquire only investment grade securities. None of the Company's holdings of bonds were rated below investment grade at December 31, 1999. Publicly traded government and corporate bonds comprised 96% of the Company's total bonds at December 31, 1999. The Company underwrites commercial mortgages with a maximum loan to value ratio of 75%, and as a rule invests only in properties that are almost fully leased. The Company did not have any mortgage loans in arrears more than 60 days at December 31, 1999.


COMPETITION

      The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are approximately 150 insurers in the life insurance business in the State of New York.

EMPLOYEES


      As of December 31, 1999, the Company had 2 direct employees who are employed at its Home Office.


PROPERTIES


      The Company owns no properties. During 1998 and 1997, the Company leased two separate facilities for its annuity operations and group sales offices. On February 24, 1999, the Company terminated the lease associated with its annuity operations office as it consolidated the functions performed at this facility with its parent company, Sun Life (U.S.). After the group sales office lease expired in July 1999, the Company entered a five-year lease for a facility that combined its group sales office operation and corporate home office.


STATE REGULATION

      The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

      The Superintendent of Insurance has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

      In addition, affiliated groups of insurers, such as the Company, its parent and its affiliates, are regulated under insurance holding company legislation in New York and certain other states. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved.

      Under insurance guaranty fund laws in New York, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

      Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

                               LEGAL PROCEEDINGS

      There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

                                  ACCOUNTANTS

      The financial statements of the Variable Account for the year ended December 31, 1999 included in the Statement of Additional Information and the statutory financial statements of the Company for the years ended December 31, 1999, 1998 and 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

      The financial statements of the Company which are included in this Prospectus should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Series Fund shares held in the Sub-Accounts of the Variable Account.

      The financial statements of the Variable Account for the year ended December 31, 1999 are included in the Statement of Additional Information.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.))

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND
CAPITAL STOCK AND SURPLUS
DECEMBER 31, 1999 AND 1998

                                                                  1999                 1998
                                                              ------------         ------------
ADMITTED ASSETS
    Bonds                                                     $ 59,215,128         $ 57,916,869
    Mortgage loans on real estate                                8,659,610           17,657,672
    Properties acquired in satisfaction of debt                    --                 1,755,854
    Policy loans                                                   537,976              625,023
    Cash and short-term investments                              6,261,102            5,928,556
    Life insurance premiums and annuity considerations due
      and uncollected                                            2,168,135              667,087
    Accident and health premiums due and unpaid                    579,460              156,493
    Receivable from parent and affiliates                          621,625              --
    Investment income due and accrued                              795,075              780,020
    Federal income tax recoverable                                 520,467              --
    Other assets                                                   235,655              183,602
                                                              ------------         ------------
    General account assets                                      79,594,233           85,671,176
    Separate account assets
      Unitized                                                 632,350,720          527,942,310
      Non-unitized                                              94,061,504          100,064,243
                                                              ------------         ------------
    Total admitted assets                                     $806,006,457         $713,677,729
                                                              ============         ============
LIABILITIES
    Aggregate reserve for life policies and contracts         $ 21,762,306         $ 22,578,780
    Aggregate reserve for accident and health policies           9,251,000            7,830,000
    Policy and contract claims                                   2,182,472            2,174,704
    Liability for premium and other deposit funds               18,048,656           20,807,840
    Interest maintenance reserve                                   553,770              830,941
    Commissions to agents due or accrued                           449,213              374,826
    General expenses due or accrued                                580,432              369,524
    Transfers from Separate Accounts due or accrued            (17,043,885)         (15,992,081)
    Taxes, licenses and fees due or accrued                        100,000               64,813
    Federal income taxes due or accrued                            --                   700,000
    Asset valuation reserve                                      1,210,107            1,047,787
    Payable to parent, subsidiaries, and affiliates                --                 1,218,745
    Other liabilities                                            1,353,930              684,361
                                                              ------------         ------------
    General account liabilities                                 38,448,001           42,690,240
    Separate account liabilities:
      Unitized                                                 632,150,968          527,751,720
      Non-unitized                                              94,061,504          100,064,243
                                                              ------------         ------------
    Total liabilities                                          764,660,473          670,506,203
                                                              ------------         ------------
CAPITAL STOCK AND SURPLUS
    Common capital stock                                         2,000,000            2,000,000
                                                              ------------         ------------
    Gross paid in and contributed surplus                       29,500,000           29,500,000
    Group life contingency reserve fund                          1,035,323              812,391
    Unassigned funds                                             8,810,661           10,859,135
                                                              ------------         ------------
    Total surplus                                               39,345,984           41,171,526
                                                              ------------         ------------
    Capital stock and surplus                                   41,345,984           43,171,526
                                                              ------------         ------------
    Total Liabilities, Capital Stock and Surplus              $806,006,457         $713,677,729
                                                              ============         ============

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

STATUTORY STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                               1999          1998          1997
                                           ------------  ------------  ------------
 INCOME:
     Premiums and annuity considerations   $ 19,152,409  $ 16,979,974  $ 16,013,160
     Deposit-type funds                      39,510,208    84,013,114   115,692,429
     Net investment income                    5,170,881     6,397,852     8,824,668
     Amortization of interest maintenance
       reserve                                  254,220       319,812       519,001
     Net gain from operations from
       Separate Accounts                          9,162         9,115         8,743
     Income from fees associated with
       investment management,
       administration and contract
       guarantees from Separate Accounts      7,470,958     6,262,374     4,707,296
     Other income                               938,657     1,179,261       657,755
                                           ------------  ------------  ------------
     Total Income                            72,506,495   115,161,502   146,423,052
                                           ------------  ------------  ------------
 BENEFITS AND EXPENSES:
     Death benefits                           7,357,222     6,237,281     4,916,746
     Annuity benefits                         5,238,282     5,758,805     5,439,091
     Disability benefits and benefits
       under accident and health policies     1,351,989     1,094,851       939,635
     Surrender benefits and other fund
       withdrawals                           59,018,693    73,863,143    79,016,904
     Interest on policy or contract funds        82,760       101,516        75,069
     Increase in aggregate reserves for
       life and accident and health
       policies and contracts                   604,526       620,154     5,199,040
     Decrease in liability for premium
       and other deposit funds               (2,759,184)  (10,533,414)  (30,405,893)
                                           ------------  ------------  ------------
     Total Benefits                          70,894,288    77,142,336    65,180,592
     Commissions on premiums and annuity
       considerations (direct business
       only)                                  4,712,712     4,850,390     5,582,738
     General insurance expenses               6,372,100     7,017,562     7,687,478
     Insurance taxes, licenses and fees,
       excluding federal income taxes           742,992       709,440       788,386
     Net transfers to (from) Separate
       Accounts                             (16,002,095)   16,673,071    61,695,832
                                           ------------  ------------  ------------
     Total Benefits and Expenses             66,719,997   106,392,799   140,935,026
                                           ------------  ------------  ------------
     Net gain from operations before
       federal income taxes                   5,786,498     8,768,703     5,488,026
     Federal income taxes incurred
       (excluding tax on capital gains)       1,228,004     2,070,545     2,315,259
                                           ------------  ------------  ------------
     Net gain from operations after
       federal income taxes and before
       realized capital gains                 4,558,494     6,698,158     3,172,767
     Net realized capital (losses) gains
       less capital gains tax and
       transferred to the interest
       maintenance reserve                      151,678       (13,249)      183,262
                                           ------------  ------------  ------------
 NET INCOME                                $  4,710,172  $  6,684,909  $  3,356,029
                                           ============  ============  ============

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.)) STATUTORY STATEMENTS OF CHANGES IN CAPITAL STOCK AND SURPLUS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                    1999                1998                1997
                                                 -----------         -----------         -----------
Capital and surplus, Beginning of year           $43,171,526         $38,781,183         $34,802,643
                                                 -----------         -----------         -----------
Net income                                         4,710,172           6,684,909           3,356,029
Change in net unrealized capital gains               --                  359,000             138,000
Change in nonadmitted assets and related
  items                                              126,606              47,886             (14,391)
Change in asset valuation reserve                   (162,320)            298,548             498,902
Dividend to stockholder                           (6,500,000)         (3,000,000)            --
                                                 -----------         -----------         -----------
Net change in capital and surplus for
  the year                                        (1,825,542)          4,390,343           3,978,540
                                                 -----------         -----------         -----------
Capital and surplus, End of year                 $41,345,984         $43,171,526         $38,781,183
                                                 ===========         ===========         ===========

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.)) STATUTORY STATEMENTS OF CASH FLOW
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                        1999               1998               1997
                                                    ------------       ------------       ------------
Cash Provided:
  Premiums, annuity considerations and
    deposit funds received                          $ 57,235,427       $101,168,181       $138,347,877
  Net investment income                                5,324,547          6,731,025          9,707,801
  Fees associated with investment management,
    administration and contract guarantees
    from Separate Accounts                             7,470,958          6,262,374          4,707,296
  Fee income                                             938,659          1,179,261            657,755
                                                    ------------       ------------       ------------
Total receipts                                        70,969,591        115,340,841        153,420,729
                                                    ------------       ------------       ------------
  Benefits paid                                       73,041,178         86,793,629        122,170,301
  Insurance expenses and taxes paid                   11,229,543         12,819,426         13,540,362
  Net cash transfers to (from) Separate
    Accounts                                         (14,950,291)        25,441,094         41,721,173
  Federal income tax payments (excluding tax
    on capital gains)                                  1,928,000          2,370,545          1,715,259
                                                    ------------       ------------       ------------
Total payments                                        71,248,430        127,424,694        179,147,095
                                                    ------------       ------------       ------------
Net cash used in operations                             (278,839)       (12,083,853)       (25,726,366)
                                                    ------------       ------------       ------------
  Proceeds from long-term investments sold,
    matured or repaid (after deducting taxes
    on capital gains of $81,675 for 1999,
    $135,651 for 1998 and $222,860 for 1997)          47,042,986         37,410,774         59,132,310
  Other cash provided                                    717,427            813,054            325,543
                                                    ------------       ------------       ------------
Total cash provided                                   47,760,413         38,223,828         59,457,853
                                                    ------------       ------------       ------------
Cash Applied:
  Cost of long-term investments acquired             (37,498,243)       (26,671,265)       (27,369,138)
  Other cash applied                                  (9,650,785)        (3,660,391)          (857,106)
                                                    ------------       ------------       ------------
Total cash applied                                   (47,149,028)       (30,331,656)       (28,226,244)
Net change in cash and short-term investments            332,546         (4,191,681)         5,505,243
Cash and short-term investments:
Beginning of year                                      5,928,556         10,120,237          4,614,994
                                                    ------------       ------------       ------------
End of year                                         $  6,261,102       $  5,928,556       $ 10,120,237
                                                    ============       ============       ============

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Sun Life Insurance and Annuity Company of New York (the "Company") is incorporated as a life insurance company and is currently engaged in the sale of individual fixed and variable annuities, group life and group long-term disability insurance. The parent company, Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)"), is ultimately a wholly-owned subsidiary of Sun Life Assurance Company of Canada ("SLOC)"), a mutual life insurance company.

The Company, which is domiciled in the State of New York, prepares its financial statements in accordance with statutory accounting practices prescribed or permitted by the State of New York Insurance Department. Prescribed accounting practices include practices described in a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted accounting practices encompass all accounting practices not so prescribed. The permitted accounting practices adopted by the Company are not material to the financial statements. Prior to 1996, statutory accounting practices were recognized by the insurance industry and the accounting profession as generally accepted accounting principles ("GAAP") for mutual life insurance companies and stock life insurance companies wholly owned by mutual life insurance companies. In April 1993, the Financial Accounting Standards Board ("FASB") issued an interpretation (the "Interpretation") that became effective in 1996, which has changed the previous practice of mutual life insurance companies (and stock life insurance companies that are wholly owned subsidiaries of mutual life insurance companies) with respect to utilizing statutory basis financial statements for general purposes, in that it will no longer allow such financial statements to be described as having been prepared in conformity with GAAP. Consequently, these financial statements prepared in conformity with statutory accounting practices as described above, vary from and are not intended to present the Company's financial position, results of operations or cash flow in conformity with GAAP. (See Note 17 for further discussion relative to the Company's basis of financial statement presentation.) The effects on the financial statements of the variances between the statutory basis of accounting and GAAP, although not reasonably determinable, are presumed to be material.

INVESTED ASSETS

Bonds are carried at cost adjusted for amortization of premium or accrual of discount. Mortgage loans acquired at a premium or discount are carried at amortized values and other mortgage loans at the amounts of the unpaid balances. Real estate investments are carried at the lower of cost, adjusted for accumulated depreciation, or appraised value less encumbrances. Short-term investments are carried at amortized cost, which approximates fair value. Depreciation of buildings and improvements is calculated using the straight-line method over the estimated useful life of the property, generally forty to fifty years.

POLICY AND CONTRACT RESERVES

The reserves for life insurance and annuity contracts are computed in accordance with presently accepted actuarial standards, and are based on actuarial assumptions and methods (including use of

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
published mortality tables and prescribed interest rates) which produce reserves at least as great as those required by law and contract provisions.

INCOME AND EXPENSES

For group life, group long-term disability and annuity contracts, premiums are recognized as revenues over the premium paying period, whereas commissions and other costs applicable to the acquisition of new business are charged to operations as incurred.

SEPARATE ACCOUNTS

The Company has established unitized separate accounts applicable to individual qualified and nonqualified variable annuity contracts.

The Company has also established a nonunitized separate account for amounts allocated to the fixed portion of a certain combination fixed/variable deferred annuity contracts. The assets of this account are available to fund general account liabilities and general account assets are available to fund liabilities of this account.

Assets and liabilities of the separate accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract holders, are shown as separate captions in the financial statements. Assets held in the separate accounts are carried at market value as determined by the quoted market prices of the underlying investments.

Gains (losses) from mortality experience and investment experience of the separate accounts, not applicable to contract owners, and accrued expense allowances recognized in reserves are receivable from or payable to the general account. Accumulated amounts that have not been transferred are recorded as payable (receivable) to (from) the general account. Transfers from separate accounts due or accrued amounted to $17,044,000 in 1999 and $15,992,000 in 1998.

CHANGES IN ACCOUNTING PRINCIPLES AND REPORTING

In March 1998, the National Association of Insurance Commissioners adopted the Codification of Statutory Accounting Principles ("Codification"). The Codification, which is intended to standardize regulatory accounting and reporting for the insurance industry, is proposed to be effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices and it is uncertain when, or if, the State of New York will require adoption of the Codification for the preparation of statutory financial statements. The Company has not finalized the quantification of the effects of Codification on its statutory financial statements.

OTHER

Preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to amounts as presented in the current year.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2.  BONDS

Investments in debt securities are as follows:

                                                                    DECEMBER 31, 1999
                                                     -----------------------------------------------
                                                                   GROSS        GROSS      ESTIMATED
                                                     AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                       COST        GAINS        LOSSES       VALUE
                                                     ---------   ----------   ----------   ---------
                                                                       (IN 000'S)
Long-term bonds:
    United States Government and government
      agencies and authorities                        $ 6,148       $13        $  (171)     $ 5,990
    Public utilities                                    8,765         7           (391)       8,381
    Transportation                                      3,521      --              (16)       3,505
    Finance                                             7,742      --             (183)       7,559
    All other corporate bonds                          33,039        69         (1,379)      31,729
                                                      -------       ---        -------      -------
        Total long-term bonds                          59,215        89         (2,140)      57,164

Short-term bonds -- U.S. Treasury Bills, bankers
  acceptances and commercial paper                      6,958      --            --           6,958
                                                      -------       ---        -------      -------
Total bonds                                           $66,173       $89        $(2,140)     $64,122
                                                      =======       ===        =======      =======

                                                                    DECEMBER 31, 1998
                                                     -----------------------------------------------
                                                                   GROSS        GROSS      ESTIMATED
                                                     AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                       COST        GAINS        LOSSES       VALUE
                                                     ---------   ----------   ----------   ---------
                                                                       (IN 000'S)
Long-term bonds:
    United States Government and government
      agencies and authorities                        $16,153      $  319        $(31)      $16,441
    Public utilities                                   11,353         213         (16)       11,550
    Transportation                                      2,553          19       --            2,572
    Finance                                             6,260         122          (9)        6,373
    All other corporate bonds                          21,598         430         (37)       21,991
                                                      -------      ------        ----       -------
        Total long-term bonds                          57,917       1,103         (93)       58,927

Short-term bonds -- U.S. Treasury Bills, bankers
  acceptances and commercial paper                      5,258       --          --            5,258
                                                      -------      ------        ----       -------
Total bonds                                           $63,175      $1,103        $(93)      $64,185
                                                      =======      ======        ====       =======

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2.  BONDS (CONTINUED):
The amortized cost and estimated fair value of debt securities at December 31, 1999 are shown below by contractual maturity.Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call and/or prepayment penalties.

                                                                DECEMBER 31, 1999
                                                              ----------------------
                                                              AMORTIZED   ESTIMATED
                                                                COST      FAIR VALUE
                                                              ---------   ----------
                                                                    (IN 000'S)
Maturities are:
    Due in one year or less                                    $12,010     $12,001
    Due after one year through five years                       21,833      21,766
    Due after five years through ten years                      19,002      17,447
    Due after ten years                                          6,211       5,873
                                                               -------     -------
        Subtotal                                                59,056      57,087
    Mortgage-backed securities                                   7,117       7,035
                                                               -------     -------
Total bonds                                                    $66,173     $64,122
                                                               =======     =======

Proceeds from sales and maturities of investments in debt securities during 1999, 1998 and 1997 were $35,978,000, $29,068,000 and $42,986,000, gross gains of $192,000, $407,000 and $395,000 and gross losses of $395,000, $2,000 and
$40,000, respectively.

A bond, included above, with an amortized cost of approximately $405,000 and $404,000 at December 31, 1999 and 1998, respectively, was on deposit with the Superintendent of Insurance of the State of New York as required by law.

3.  MORTGAGE LOANS

The Company invests in commercial first mortgage loans throughout the United States. The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate allowances for losses have been made. In those cases where, in management's judgment, the mortgage loans' values are impaired, appropriate losses are recorded.

The following table shows the geographical distribution of the mortgage loan portfolio at December 31:


                                                                1999       1998
                                                              --------   --------
                                                                  (IN 000'S)
California                                                     $  582    $ 3,421
Florida                                                           733        777
Massachusetts                                                   --         1,090
New York                                                        1,413      2,868
Ohio                                                            1,271      1,291
All other                                                       4,661      8,211
                                                               ------    -------
                                                               $8,660    $17,658
                                                               ======    =======


As of December 31, 1999 and 1998, the Company had no restructured mortgage loans.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  MORTGAGE LOANS (CONTINUED):
The Company has no outstanding mortgage loan commitments on real estate.

4.  INVESTMENT GAINS (LOSSES)


                                                                        YEARS ENDED DECEMBER 31,
                                                                  ------------------------------------
                                                                    1999          1998          1997
                                                                  --------      --------      --------
                                                                               (IN 000'S)
Realized capital gains (losses):
  Bonds                                                             $  2          $  7          $(99)
  Mortgage loans                                                     (27)           (8)           (6)
  Real estate                                                        177           (12)          288
                                                                    ----          ----          ----
                                                                    $152          $(13)         $183
                                                                    ====          ====          ====
Changes in unrealized capital gains on mortgage loans               $--           $359          $138
                                                                    ====          ====          ====



Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rate risk are charged or credited to an interest maintenance reserve ("IMR") and amortized into income over the remaining contractual life of the security sold. The net realized capital gains (losses) credited to the IMR were $(35,000), $408,000 and $355,000 in 1999, 1998 and
1997, respectively. All gains are transferred net of applicable income taxes.


5.  NET INVESTMENT INCOME

Net investment income consisted:

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                        (IN 000'S)
Interest income from bonds                                     $4,108     $4,570     $5,622
Interest income from mortgage loans                             1,370      1,926      3,279
Real estate investment income                                   --            22        483
Other investment income                                            43        125        170
                                                               ------     ------     ------
Gross investment income                                         5,521      6,643      9,554
Investment expenses                                               350        245        729
                                                               ------     ------     ------
Net investment income                                          $5,171     $6,398     $8,825
                                                               ======     ======     ======

6.  REINSURANCE

The Company has agreements with SLOC which provide that SLOC will reinsure the mortality and morbidity risks of the group life insurance contracts and group long-term disability contracts issued by the Company. Under these agreements basic death benefits and long-term disability benefits are reinsured on a yearly renewable term basis. The agreements provide that SLOC will reinsure the mortality risks in excess of $50,000 per policy for group life insurance contracts and $4,000 per policy per month for the group long-term disability contracts ceded by the Company. For the years ended December 31, 1998 and 1997, the agreements provided that SLOC would reinsure $3,000 per policy per month for the group long-

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

6.  REINSURANCE (CONTINUED):
term disability contracts ceded by the Company. Reinsurance transactions under these agreements had the effect of increasing (decreasing) income from operations by $(169,000), $(771,000) and $139,000 for the years ended
December 31, 1999, 1998, and 1997, respectively.

The group life and long-term disability reinsurance agreements require that the reinsurer provide funds in amounts equal to the reserves ceded.

The following are summarized pro forma results of operations of the Company for the years ended December 31, 1999, 1998 and 1997 before the effect of reinsurance transactions with SLOC:

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                        (IN 000'S)
Income:
Premiums, annuity deposits and other revenues                 $71,099    $105,728   $142,915
Net investment income and realized gains                        5,323       6,718      9,343
                                                              -------    --------   --------
Subtotal                                                       76,422     112,446    152,258
                                                              -------    --------   --------

Benefits and expenses:
Policyholder benefits                                          74,539      79,918    101,371
Other expenses                                                 (4,225)     22,988     45,538
                                                              -------    --------   --------
Subtotal                                                       70,314     102,906    146,909
                                                              -------    --------   --------
Income from operations                                        $ 6,108    $  9,540   $  5,349
                                                              =======    ========   ========

The Company is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event SLOC is unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

7. WITHDRAWAL CHARACTERISTICS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT LIABILITIES

Withdrawal characteristics of general account and separate account annuity reserves and deposits:

                                                                DECEMBER 31, 1999
                                                              ---------------------
                                                               AMOUNT    % OF TOTAL
                                                              --------   ----------
                                                                   (IN 000'S)
Subject to discretionary withdrawal with adjustment:
    With market value adjustment                              $ 90,735       12.2
    At book value less surrender charges (surrender charge >
      5%)                                                        6,221        0.8
    At book value (minimal or no charge or adjustment)         626,008       84.1
Not subject to discretionary withdrawal provision               21,252        2.9
                                                              --------      -----
Total annuity actuarial reserves and deposit liabilities      $744,216      100.0
                                                              ========      =====

                                                                DECEMBER 31, 1998
                                                              ---------------------
                                                               AMOUNT    % OF TOTAL
                                                              --------   ----------
                                                                   (IN 000'S)
Subject to discretionary withdrawal:
    With market value adjustment                              $ 98,744       15.2
    At book value less surrender charges (surrender charge >
      5%)                                                        7,108        1.1
    At book value (minimal or no charge or adjustment)         523,814       80.5
Not subject to discretionary withdrawal provision               20,709        3.2
                                                              --------      -----
Total annuity actuarial reserves and deposit liabilities      $650,375      100.0
                                                              ========      =====

8.  SEGMENT INFORMATION

The Company offers financial products and services such as fixed and variable annuities, group life insurance and group long-term disability protection. Within these areas, the Company conducts business principally in two operating segments and maintains a corporate segment to provide for the capital needs of the various operating segments and to engage in other financing related activities.

The Wealth Management segment markets and administers individual variable and fixed annuity products, including market value adjusted annuities, while the Protection segment markets and administers group life insurance and group long-term disability products.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

8.  SEGMENT INFORMATION (CONTINUED):
The following amounts pertain to the various business segments:


                                                                                FEDERAL          TOTAL
                                      TOTAL          TOTAL         PRETAX        INCOME     GENERAL ACCOUNT
                                     REVENUES     EXPENDITURES     INCOME        TAXES          ASSETS
                                   ------------   ------------   -----------   ----------   ---------------
    1999:
Wealth Management                  $ 53,466,000   $ 50,636,000   $ 2,830,000   $  155,000     $ 37,356,000
Protection                           16,550,000     15,914,000       636,000      237,000       17,025,000
Corporate                             2,490,000        170,000     2,320,000      836,000       25,213,000
                                   ------------   ------------   -----------   ----------     ------------
    Total:                         $ 72,506,000   $ 66,720,000   $ 5,786,000   $1,228,000     $ 79,594,000
                                   ============   ============   ===========   ==========     ============
      1998:
Wealth Management                    97,936,000     92,889,000     5,047,000      449,000       36,148,000
Protection                           15,155,000     13,251,000     1,904,000      654,000       14,685,000
Corporate                             2,071,000        253,000     1,818,000      968,000       34,838,000
                                   ------------   ------------   -----------   ----------     ------------
    Total:                         $115,162,000   $106,393,000   $ 8,769,000   $2,071,000     $ 85,671,000
                                   ============   ============   ===========   ==========     ============
      1997:
Wealth Management                   130,926,000    127,120,000     3,806,000    1,803,000       43,799,000
Protection                           12,623,000     13,791,000    (1,168,000)    (406,000)      10,706,000
Corporate                             2,874,000         24,000     2,850,000      918,000       46,273,000
                                   ------------   ------------   -----------   ----------     ------------
    Total:                         $146,423,000   $140,935,000   $ 5,488,000   $2,315,000     $100,778,000
                                   ============   ============   ===========   ==========     ============


9.  RETIREMENT PLANS

The Company participates with SLOC and Sun Life (U.S.) in a noncontributory defined benefit pension plan covering essentially all employees. The benefits are based on years of service and compensation.

The funding policy for the pension plan is to contribute an amount, which at least satisfies the minimum amount required by ERISA; currently the plan is fully funded. The Company is charged for its share of the pension cost based upon its covered participants. Pension plan assets consist principally of separate accounts of SLOC.

The Company's share of the group's accrued pension cost at December 31, 1999, 1998 and 1997 was $338,000, $275,000 and $211,000, respectively. The Company's share of net periodic pension cost was $63,000, $65,000 and $33,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

The Company also participates with SLOC, Sun Life (U.S.) and certain affiliates in a 401(k) savings plan for which substantially all employees are eligible. The Company matches, up to specified amounts, employees' contributions to the plan. Company contributions were $26,000, $30,000 and $28,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

OTHER POSTRETIREMENT BENEFIT PLANS

In addition to pension benefits, the Company provides certain health, dental and life insurance benefits ("postretirement benefits") for retired employees and dependents. Substantially all employees may become eligible for these benefits if they reach normal retirement age while working for the Company, or

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

9.  RETIREMENT PLANS (CONTINUED):
retire early upon satisfying an alternate age plus service condition. Life insurance benefits are generally set at a fixed amount.

The Company records an accrual of the estimated cost of retiree benefit payments during the years the employee provides services, and amortizes an obligation of approximately $50,000 over a period of ten years. The Company's cash flows are not affected by implementation of this standard, but implementation decreased net income by $9,000, $6,000 and $16,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The Company's postretirement health, dental and life insurance benefits currently are not funded.

The following table sets forth the change in the pension and other postretirement benefit plans' benefit obligations and assets as well as the plans' funded status reconciled with the amount shown in the Company's statutory financial statements at December 31:

                                                        PENSION BENEFITS       OTHER BENEFITS
                                                       -------------------   -------------------
                                                         1999       1998       1999       1998
                                                       --------   --------   --------   --------
                                                                      (IN 000'S)
Change in benefit obligation:
    Benefit obligation at beginning of year            $110,792   $ 79,684   $ 10,419   $  9,845
    Service cost                                          5,632      4,506        413        240
    Interest cost                                         6,952      6,452        845        673
    Actuarial (gain) loss                               (21,480)    21,975      1,048        308
    Benefits paid                                        (2,376)    (1,825)      (508)      (647)
                                                       --------   --------   --------   --------
Benefit obligation at end of year                      $ 99,520   $110,792   $ 12,217   $ 10,419
                                                       ========   ========   ========   ========
The Company's share:
    Benefit obligation at beginning of year            $    515   $    269   $     21   $     89
    Benefit obligation at end of year                       577        515         30         21
Change in plan assets:
    Fair value of plan assets at beginning of year     $151,575   $136,610   $  --      $  --
    Actual return on plan assets                          9,072     16,790      --         --
    Employer contribution                                 --         --           508        647
    Benefits paid                                        (2,376)    (1,825)      (508)      (647)
                                                       --------   --------   --------   --------
Fair value of plan assets at end of year               $158,271   $151,575   $  --      $  --
                                                       ========   ========   ========   ========

Funded status                                          $ 58,752   $ 40,783   $(12,217)  $(10,419)
Unrecognized net actuarial gain (loss)                  (20,071)    (2,113)     1,469        586
Unrecognized transition obligation (asset)              (22,617)   (24,674)       140        185
Unrecognized prior service cost                           7,081      7,661      --         --
                                                       --------   --------   --------   --------
Prepaid (accrued) benefit cost                         $ 23,145   $ 21,657   $(10,608)  $ (9,648)
                                                       ========   ========   ========   ========

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

9.  RETIREMENT PLANS (CONTINUED):

                                                          PENSION BENEFITS       OTHER BENEFITS
                                                         -------------------   -------------------
                                                           1999       1998       1999       1998
                                                         --------   --------   --------   --------
                                                                        (IN 000'S)
The Company's share of accrued
    benefit cost                                         $   (338)  $   (275)  $   (50)   $   (41)
                                                         ========   ========   =======    =======
Weighted-average assumptions as of
  December 31:
    Discount rate                                           7.50%      6.75%     7.50%      6.75%
    Expected return on plan assets                          8.75%      8.00%       N/A        N/A
    Rate of compensation increase                           4.50%      4.50%       N/A        N/A
Components of net periodic benefit cost:
    Service cost                                         $  5,632   $  4,506   $   413    $   239
    Interest cost                                           6,952      6,452       845        673
    Expected return on plan assets                        (12,041)   (10,172)    --         --
    Amortization of transition obligation (asset)          (2,056)    (2,056)       45         45
    Amortization of prior service cost                        580        580     --         --
    Recognized net actuarial (gain) loss                     (554)      (677)      164        (20)
                                                         --------   --------   -------    -------
    Net periodic benefit cost                            $ (1,487)  $ (1,367)  $ 1,467    $   937
                                                         ========   ========   =======    =======
The Company's share of net periodic
    benefit cost                                         $     63   $     65   $     9    $     6
                                                         ========   ========   =======    =======

For measurement purposes, a 10.9% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999 (5.6% for dental benefits). The rates were assumed to decrease gradually to 5% for 2005 and remain at that level thereafter.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                            1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                                 INCREASE             DECREASE
                                                            ------------------   ------------------
                                                                          (IN 000'S)
Effect on total of service and interest cost components           $  288              $  (518)
Effect on postretirement benefit obligation                       $2,754              $(2,279)

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

10. FAIR VALUE OF FINANCIAL STATEMENTS

The following table presents the carrying amounts and fair values of the Company's financial instruments at December 31, 1999 and 1998:

                                                       1999                           1998
                                           ----------------------------   ----------------------------
                                           CARRYING AMOUNT   FAIR VALUE   CARRYING AMOUNT   FAIR VALUE
                                           ---------------   ----------   ---------------   ----------
                                                                   (IN 000'S)
ASSETS:
Bonds (including short-term)                   $66,173         $64,122        $63,175         $64,185
Mortgages                                        8,660           8,876         17,658          18,157
Policy loans                                       538             538            625             625

LIABILITIES:
Individual annuities                           $26,561         $25,696        $29,724         $29,212

The major methods and assumptions used in estimating the fair values of financial instruments are as follows:

The fair values of short-term bonds are estimated to be the amortized cost. The fair values of long-term bonds which are publicly traded are based upon market prices or dealer quotes. For privately placed bonds, fair values are estimated by taking into account prices for publicly traded bonds of similar credit risk, maturity, repayment and liquidity characteristics.

The fair values of mortgages are estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

The fair values of policy loans approximate carrying amounts.

The fair values of the Company's general account insurance reserves and liabilities under investment-type contracts (insurance and annuity contracts that do not involve mortality or morbidity risks) are estimated using discounted cash flow analyses or surrender values. Those contracts that are deemed to have short-term guarantees have a carrying amount equal to the estimated fair value.

11. STATUTORY INVESTMENT VALUATION RESERVES

The asset valuation reserve ("AVR") provides a reserve for losses from investments in bonds, mortgage loans, real-estate and other invested assets with related increases or decreases being recorded directly to surplus.

Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rate risk are charged or credited to an Interest Maintenance Reserve and amortized into income over the remaining contractual life of the security sold.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

11. STATUTORY INVESTMENT VALUATION RESERVES (CONTINUED):
The table shown below presents changes in the major elements of the AVR and IMR:

                                                                     1999                  1998
                                                              -------------------   -------------------
                                                                AVR        IMR        AVR        IMR
                                                              --------   --------   --------   --------
                                                                             (IN 000'S)
Balance, beginning of year                                     $1,048      $831      $1,346      $886
Net realized capital (losses) gains, net of tax                   152       (21)        (13)      265
Amortization of net investment gains                            --         (256)      --         (320)
Unrealized investment gains                                     --         --           359      --
Required by formula                                                10      --          (644)     --
                                                               ------      ----      ------      ----
Balance, end of year                                           $1,210      $554      $1,048      $831
                                                               ======      ====      ======      ====

12. LIABILITY FOR UNPAID CLAIMS AND CLAIM ADJUSTMENT EXPENSES

Activity in the liability for unpaid claims and claim adjustment expense is summarized below (in 000's).

                                                                1999       1998       1997
                                                              --------   --------   --------
Balance, January 1                                            $11,770    $10,239    $ 6,129
Claims incurred                                                10,700      8,491      9,008
Claims paid                                                    (8,751)    (6,960)    (4,898)
                                                              -------    -------    -------
Balance, December 31                                          $13,719    $11,770    $10,239
                                                              =======    =======    =======


The information presented above includes unpaid benefit claims and claim adjustment expenses for the group life and group long-term disability contracts. As of December 31, 1999 and 1998, the unpaid claims and claim adjustment liability for these contracts is included in aggregate reserves.


13. FEDERAL INCOME TAXES

The Company files a consolidated federal income tax return with Sun Life (U.S.) and other affiliates. Federal income taxes are calculated as if the Company filed a return as a separate company. No provision is recognized for timing differences, which may exist between financial statement and taxable income. Such differences include reserves, depreciation and accrual of market discount on bonds. The Company made cash payments to Sun Life (U.S.) of $2,521,000, $2,506,000 and $1,938,000 during 1999, 1998 and 1997, respectively.

14. LEASE COMMITMENTS

Prior to 1999, the Company leased two separate facilities for its annuity operations and group sales offices. Both leases commenced in March 1994. During 1999, the Company terminated its lease at its annuity operations facility as it consolidated the functions performed at this facility with its parent company, Sun Life (U.S.). The group sales office lease expired in July 1999 and was renewed in August 1999 for a five year term. The total lease obligations are $1,098,000 through the end of the lease term. Rent expense under these leases in 1999, 1998 and 1997 amounted to $426,000, $344,000, and $348,000, respectively.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

15. TRANSACTIONS WITH AFFILIATES

The Company has agreements with SLOC which provide that SLOC will furnish to the Company, as requested, personnel as well as certain investment, actuarial and administrative services on a cost reimbursement basis. Expenses under these agreements amounted to approximately $2,045,000 in 1999, $1,037,000 in 1998 and $1,155,000 in 1997.

Cash dividends may be paid out of that part of the Company's available and accumulated surplus funds, which was derived from realized net operating profits of its business and realized capital gain. A cash dividend otherwise lawful may be paid out of such earned surplus even though total surplus is at the time less than previously contributed or paid-in surplus. No cash dividend shall be paid to stockholder unless a notice of the intention of the Board of Directors to declare such dividend and the amount thereof shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days in advance of such proposed declaration, nor if the Superintendent within thirty days after such filing gives written notice to the Company of his disapproval of such payment. Stock dividends may be paid out of any available surplus funds.


The maximum amount of dividends, which can be paid by the Company without prior approval of the Insurance Commissioner of the State of New York, is subject to restrictions relating to statutory surplus. A dividend in the amount of $3,000,000 was declared and paid during 1998 by the Company to Sun Life (U.S.). In 1999, a dividend in the amount of $6,500,000 was declared, approved by the Board of Directors, and paid by the Company to Sun Life (U.S.).


16. RISK-BASED CAPITAL

Effective December 31, 1993, the NAIC adopted risk-based capital requirements for life insurance companies. The risk-based capital requirements provide a method for measuring the minimum acceptable amount of adjusted capital that a life insurer should have, as determined under statutory accounting practices, taking into account the risk characteristics of its investments and products. The Company has met the minimum risk-based capital requirements at December 31, 1999 and 1998.


17. COMMITMENTS AND CONTINGENT LIABILITIES



The Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary and punitive damages have been asserted. Although there can be no assurances, at the present time the Company does not anticipate that the ultimate liability arising from such pending or threatened litigation, after consideration of provisions made for potential losses and costs of defense, will have a material adverse effect on the financial condition or operating results of the Company.



Under insurance guaranty fund laws in each state, the District of Columbia and Puerto Rico, insurers licensed to do business can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Recent regulatory actions against certain large life insurers encountering financial difficulty have prompted various state insurance guaranty associations to begin assessing life insurance companies for the deemed losses. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's solvency and further provide annual limits on such assessments. Part of the assessments paid by the Company and its subsidiaries pursuant to these laws may be used as credits for a portion of the associated premium taxes.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


17. COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED):


The Company incurred guaranty fund assessments of approximately $26,000, $114,000, and $99,000 in 1999, 1998 and 1997, respectively.



18. ACCOUNTING POLICIES AND PRINCIPLES


The financial statements of the Company have been prepared on the basis of statutory accounting practices which, prior to 1996, were considered by the insurance industry and the accounting profession to be in accordance with GAAP for mutual life insurance companies. The primary differences between statutory accounting and GAAP are described as follows. Statutory accounting practices do not recognize the following assets or liabilities, which are reflected under
GAAP: deferred acquisition costs, deferred federal income taxes and statutory non admitted assets. AVR and IMR are established under statutory accounting practices but not under GAAP. Methods for calculating real estate depreciation and investment valuation allowances differ under statutory accounting practices and GAAP. Premiums for investment-type products are recognized as income for statutory purposes and as deposits to policyholders' accounts for GAAP. Investments in fixed maturity securities classified as available-for-sale are carried at aggregate fair value with changes in unrealized gains and losses reported net of taxes in a separate component of stockholder's equity for GAAP and generally at amortized cost under statutory accounting practices.


19. CONSOLIDATION OF CERTAIN OPERATIONS AND ACCOUNTING FUNCTIONS


Effective July 1, 1999, the Company consolidated its customer service and accounting functions, formerly performed at its office at 80 Broad Street in New York, New York, with its parent company, Sun Life (U.S.), based in Wellesley Hills, Massachusetts. In 1999 the Company incurred one-time charges approximating $800,000, which consisted primarily of: (1) severance and employee benefit costs for 18 employees; (2) termination fee associated with canceling its lease at its annuity operations facility; and (3) furniture and equipment write-offs.

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We have audited the accompanying statutory statements of admitted assets, liabilities and capital stock and surplus of Sun Life Insurance and Annuity Company of New York ("the Company") as of December 31, 1999 and 1998, and the related statutory statements of operations, changes in capital stock and surplus, and cash flow for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in Notes 1 and 18 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of New York, which is a comprehensive basis of accounting other than generally accepted accounting principles. The effects on the financial statements of the differences between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital stock and surplus of Sun Life Insurance and Annuity Company of New York as of
December 31, 1999 and 1998, and the results of its operations and its cash flow for each of the three years in the period ended December 31, 1999 on the basis of accounting described in Notes 1 and 18.

However, because of the differences between the two bases of accounting referred to in the second preceding paragraph, in our opinion, the statutory financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of Sun Life Insurance and Annuity Company of New York as of December 31, 1999 and 1998 or the results of its operations or its cash flow for each of the three years in the period ended December 31, 1999.

DELOITTE & TOUCHE LLP

February 10, 2000

            TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION


Calculation of Performance Data
Advertising and Sales Literature
Calculations
  Example of Variable Accumulation Unit Value Calculation
  Example of Variable Annuity Unit Calculation
  Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Financial Statements

      This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 17, 2000 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 447-7569.


--------------------------------------------------------------------------------


To:     Sun Life Insurance and Annuity Company of New York
        P.O. Box 9141
        Boston, Massachusetts 02117

        Please send me a Statement of Additional Information for Regatta Gold-NY Variable and Fixed Annuity
        Sun Life (N.Y.) Variable Account C.


Name         ------------------------------------------------------------

Address      ------------------------------------------------------------

             ------------------------------------------------------------

City  --------------------------------   State  --------------       Zip  -------

Telephone  ------------------------------------------------------------

                                   APPENDIX A
                                    GLOSSARY

      The following terms as used in this Prospectus have the indicated meanings:

      ACCOUNT or OWNER ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

      ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

      ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

      ANNUITANT: The person or persons named in the Application and on whose life the first annuity payment is to be made. In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also name a Co-Annuitant. If you do, all provisions of the Contract based on the death of the Annuitant will be based on the date of death of the last surviving of the persons named. By example, if the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the new Annuitant. The death benefit will become due only on the death before the Annuity Commencement Date of the last surviving Annuitant and Co-Annuitant named. These persons are referred to collectively in the Contract as "Annuitants." If you have named both an Annuitant and Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time.

      *ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

      *ANNUITY OPTION: The method you choose for making annuity payments.

      ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent variable annuity payment from the Variable Account.

      APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for purchase of a Contract.

      *BENEFICIARY: The person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code.

      BUSINESS DAY: Any day the New York Stock Exchange is open for trading or any other day on which there is enough trading in securities held by a Sub-Account to materially affect the value of the Variable Accumulation Units.

      COMPANY: Sun Life Insurance and Annuity Company of New York.

      CONTRACT: A Contract issued by the Company on an individual basis.

      CONTRACT DATE: The date on which we issue your Contract. This is called the "Issue Date" in the Contract.

      CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period of (a) 12 full calendar months plus (b) the part of the calendar month in which we issue your Contract (if not on the first day of the month), beginning with the Contract Date. Your Contract Anniversary is the first day immediately after the end of a Contract Year. Each Contract Year after the first is the 12 calendar month period that begins on your Contract Anniversary. If, for example, the Contract Date is in March, the first Contract Year will be determined from the Contract Date but will end on the last day of March in the following year; your Contract Anniversary is April 1 and all Contract Years after the first will be measured from April 1.

* You specify these items on the Contract Specifications page, and may change them, as we described in this Prospectus.

      DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Annuitant's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in cash.

      DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

      EXPIRATION DATE: The last day of a Guarantee Period.

      FIXED ACCOUNT: The assets of the Company which are allocated to a non-unitized separate account established in conformance with New York law.

      FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

      FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

      GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

      GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

      GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

      INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

      NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

      NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

      NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

      *OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or
Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

      PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Annuitant.

      PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

      QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

* You specify these items on the Contract Specifications page, and may change them, as we described in this Prospectus.

      SEVEN-YEAR ANNIVERSARY: The seventh Contract Anniversary and each succeeding Contract Anniversary occurring at any seven year interval thereafter; for example, the 14th, 21st and 28th Contract Anniversaries.


      SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.


      VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open and on other Business Days.

      VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

      VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

      VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

      VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

                                   APPENDIX B
          CONDENSED FINANCIAL INFORMATION -- ACCUMULATION UNIT VALUES



      The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information, all of which has been audited by Deloitte & Touche LLP, independent certified public accountants.



                                                               PERIOD ENDED DECEMBER 31,
                                                 -----------------------------------------------------
                                                  1996*          1997           1998           1999
                                                 --------      ---------      ---------      ---------
BOND SERIES
  Unit Value:
    Beginning of period........................     --            --             --          $ 10.0000**
    End of period..............................     --            --             --          $  9.8200
  Units outstanding at end of period...........     --            --             --              2,344
CAPITAL APPRECIATION SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 11.2208      $ 13.6249      $ 17.2946
    End of period..............................  $11.2208      $ 13.6249      $ 17.2946      $ 22.6198
  Units outstanding at end of period...........   401,401        933,956      1,387,198      1,596,747
CAPITAL OPPORTUNITIES SERIES
  Unit Value:
    Beginning of period........................     --         $ 10.0000**    $ 10.8511      $ 13.5854
    End of period..............................     --         $ 10.8511      $ 13.5854      $ 19.7776
  Units outstanding at end of period...........     --            61,777        245,193        423,782
EMERGING GROWTH SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 10.5475      $ 12.6847      $ 16.7445
    End of period..............................  $10.5475      $ 12.6847      $ 16.7445      $ 29.0322
  Units outstanding at end of period...........   335,404        966,583      1,482,470      1,674,168
EMERGING MARKETS EQUITY SERIES
  Unit Value:
    Beginning of period........................     --         $ 10.0000**    $  8.7203      $  6.0241
    End of period..............................     --         $  8.7203      $  6.0241      $  9.0591
  Units outstanding at end of period...........     --            41,861         23,240         28,793
EQUITY INCOME SERIES
  Unit Value:
    Beginning of period........................     --            --             --          $ 10.0000**
    End of period..............................     --            --             --          $  9.8814
  Units outstanding at end of period...........     --            --             --             23,813
GLOBAL ASSET ALLOCATION SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 10.6551      $ 11.6505      $ 12.2289
    End of period..............................  $10.6551      $ 11.6505      $ 12.2289      $ 14,2950
  Units outstanding at end of period...........    39,223        215,473        267,873        259,810
GLOBAL GOVERNMENTS SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 10.2412      $ 10.0221      $ 11.4123
    End of period..............................  $10.2412      $ 10.0221      $ 11.4123      $ 10.6699
  Units outstanding at end of period...........    30,008         73,436         90,226         89,314
GLOBAL GROWTH SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 10.4190      $ 11.8491      $ 13.3854
    End of period..............................  $10.4190      $ 11.8491      $ 13.3854      $ 22.0804
  Units outstanding at end of period...........    94,134        324,362        402,319        509,687

                                                               PERIOD ENDED DECEMBER 31,
                                                 -----------------------------------------------------
                                                  1996*          1997           1998           1999
                                                 --------      ---------      ---------      ---------
GLOBAL TOTAL RETURN SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 10.6202      $ 11.9033      $ 13.8923
    End of period..............................  $10.6202      $ 11.9033      $ 13.8923      $ 14.8545
  Units outstanding at end of period...........    24,306        181,210        334,013        310,409
GOVERNMENT SECURITIES SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 10.2283      $ 10.9695      $ 11.7627
    End of period..............................  $10.2283      $ 10.9695      $ 11.7627      $ 11.3761
  Units outstanding at end of period...........    40,062        168,798        483,528        553,951
HIGH YIELD SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 10.5902      $ 11.8237      $ 11.7316
    End of period..............................  $10.5092      $ 11.8237      $ 11.7316      $ 12.3601
  Units outstanding at end of period...........   109,992        482,767        869,291        988,547
INTERNATIONAL GROWTH AND INCOME SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 10.2062      $  9.3612      $ 12.8587
    End of period..............................  $10.2062      $  9.3612      $ 12.8587      $ 14.8716
  Units outstanding at end of period...........     --             9,227         41,872         53,996
INTERNATIONAL GROWTH SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 10.2062      $ 10.7213      $  9.4088
    End of period..............................  $10.2062      $ 10.7213      $  9.4088      $ 12.5550
  Units outstanding at end of period...........    56,408        188,749        272,201        246,036
MANAGED SECTORS SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 11.3497      $ 14.0620      $ 15.5700
    End of period..............................  $11.3497      $ 14.0620      $ 15.5700      $ 28.4991
  Units outstanding at end of period...........    92,171        251,868        401,019        478,856
MASSACHUSETTS INVESTORS GROWTH STOCK SERIES
  Unit Value:
    Beginning of period........................     --            --             --          $ 10.0000**
    End of period..............................     --            --             --          $ 12.5684
  Units outstanding at end of period...........     --            --             --            275,481
MASSACHUSETTS INVESTORS TRUST SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 11.2287      $ 14.6125      $ 17.8458
    End of period..............................  $11.2287      $ 14.6125      $ 17.8458      $ 18.8640
  Units outstanding at end of period...........   347,210      1,722,218      2,936,804      3,305,098
MONEY MARKET SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 10.1193      $ 10.4857      $ 10.8609
    End of period..............................  $10.1193      $ 10.4857      $ 10.8609      $ 11.2115
  Units outstanding at end of period...........   244,386        395,655        921,204        760,178
NEW DISCOVERY SERIES
  Unit Value:
    Beginning of period........................     --            --             --          $ 10.0000**
    End of period..............................     --            --             --          $ 16.0007
  Units outstanding at end of period...........     --            --             --             69,746

                                                               PERIOD ENDED DECEMBER 31,
                                                 -----------------------------------------------------
                                                  1996*          1997           1998           1999
                                                 --------      ---------      ---------      ---------
RESEARCH SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 11.1263      $ 13.2588      $ 16.1649
    End of period..............................  $11.1263      $ 13.2588      $ 16.1649      $ 19.7914
  Units outstanding at end of period...........   386,810      1,478,012      2,330,245      2,320,814
RESEARCH GROWTH AND INCOME SERIES
  Unit Value:
    Beginning of period........................     --         $ 10.0000**    $ 10.7234      $ 12.9195
    End of period..............................     --         $ 10.7234      $ 12.9195      $ 13.7803
  Units outstanding at end of period...........     --            59,221        222,849        283,227
RESEARCH INTERNATIONAL SERIES
  Unit Value:
    Beginning of period........................     --            --             --          $ 10.0000**
    End of period..............................     --            --             --          $ 13.3890
  Units outstanding at end of period...........     --            --             --             23,159
STRATEGIC INCOME SERIES
  Unit Value:
    Beginning of period........................     --            --             --          $ 10.0000**
    End of period..............................     --            --             --          $ 10.1388
  Units outstanding at end of period...........     --            --             --             23,978
TOTAL RETURN SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 10.7617      $ 12.9446      $ 14.2649
    End of period..............................  $10.7617      $ 12.9446      $ 14.2649      $ 14.4646
  Units outstanding at end of period...........   321,897      1,288,455      2,154,305      2,196,447
UTILITIES SERIES
  Unit Value:
    Beginning of period........................  $10.0000**    $ 11.1898      $ 14.6470      $ 16.9849
    End of period..............................  $11.1898      $ 14.6470      $ 16.9849      $ 21.9857
  Units outstanding at end of period...........    45,474        187,310        529,135        616,993



 * From January 1, 1996 to December 31, 1996.



** Unit value on the date of commencement of operations of the respective Sub-Account.

                                   APPENDIX C
        WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT


PART 1: VARIABLE ACCOUNT (THE MARKET VALUE ADJUSTMENT DOES NOT APPLY TO THE VARIABLE ACCOUNT)
WITHDRAWAL CHARGE CALCULATION:
FULL WITHDRAWAL:

      Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents four examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

                HYPOTHETICAL      FREE         NEW      WITHDRAWAL   WITHDRAWAL
     ACCOUNT      ACCOUNT      WITHDRAWAL   PAYMENTS      CHARGE       CHARGE
       YEAR        VALUE         AMOUNT     WITHDRAWN   PERCENTAGE     AMOUNT
     --------   ------------   ----------   ---------   ----------   ----------
(a)     1          $41,000      $ 4,000      $37,000      6.00%        $2,220
(b)     3          $52,000      $12,000      $40,000      5.00%        $2,000
(c)     7          $80,000      $28,000      $40,000      3.00%        $1,200
(d)     9          $98,000      $68,000            0      0.00%             0

(a) The free withdrawal amount in any Account Year is equal to (1) the Annual Withdrawal Allowance for that year (i.e., 10% of all Purchase Payments made in the last 7 Account Years ("New Payments")); plus (2) any unused Annual Withdrawal Allowances from previous years; plus (3) any Purchase Payments made before the last 7 Account Years ("Old Payments") not previously withdrawn. In Account Year 1, the free withdrawal amount is $4,000 (the Annual Withdrawal Allowance for that year) because there are no unused Annual Withdrawal Allowances from previous years and no Old Payments. The $41,000 full withdrawal is attributed first to the $4,000 free withdrawal amount. The remaining $37,000 is withdrawn from the Purchase Payment made in Account Year 1 and is subject to the withdrawal charge.

(b) In Account Year 3, the free withdrawal amount is $12,000 (the $4,000 Annual Withdrawal Allowance for the current year plus the unused $4,000 Annual Withdrawal Allowances for each of Account Years 1 and 2). The $52,000 full withdrawal is attributed first to the free withdrawal amount and the remaining $40,000 is withdrawn from the Purchase Payment made in Account Year 1.

(c) In Account Year 7, the free withdrawal amount is $28,000 (the $4,000 Annual Withdrawal Allowance for the current Account Year plus the unused Annual Withdrawal Allowance of $4,000 for each of Account Years 1 through 6). The $80,000 full withdrawal is attributed first to the free withdrawal amount. The next $40,000 is withdrawn from the Purchase Payment made in Account Year 1 and is subject to the withdrawal charge. The remaining $12,000 exceeds the total of the free withdrawal amount plus all New Payments not previously withdrawn, so it is not subject to the withdrawal charge.

(d) In Account Year 9, the free withdrawal amount is $68,000, calculated as follows. There are no Annual Withdrawal Allowances for Account Years 8 or 9 because there are no New Payments in those years. The $40,000 Purchase Payment made in Account Year 1 is now an Old Payment that constitutes a portion of the free withdrawal amount. In addition, the unused Annual Withdrawal Allowances of $4,000 for each of Account Years 1 through 7 are carried forward and available for use in Account Year 9. The $98,000 full withdrawal is attributed first to the free withdrawal amount. Because the remaining $30,000 is not withdrawn from New Payments, this part of the withdrawal also will not be subject to the withdrawal charge.

PARTIAL WITHDRAWAL:

      Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fifth Account Year, and there are a series of three partial withdrawals made during the fifth Account Year of $9,000, $12,000, and $15,000.

     HYPOTHETICAL    PARTIAL        FREE         NEW      WITHDRAWAL   WITHDRAWAL
       ACCOUNT      WITHDRAWAL   WITHDRAWAL   PAYMENTS      CHARGE       CHARGE
        VALUE         AMOUNT       AMOUNT     WITHDRAWN   PERCENTAGE     AMOUNT
     ------------   ----------   ----------   ---------   ----------   ----------
(a)     $64,000      $ 9,000      $20,000      $     0      4.00%         $  0
(b)     $56,000      $12,000      $11,000      $ 1,000      4.00%         $ 40
(c)     $40,000      $15,000      $     0      $15,000      4.00%         $600

(a) In the fifth Account Year, the free withdrawal amount is equal to $20,000 (the $4,000 Annual Withdrawal Allowance for the current year, plus the unused $4,000 for each of Account Years 1 through 4). The partial withdrawal amount ($9,000) is less than the free withdrawal amount so no New Payments are withdrawn and no withdrawal charge applies.

(b) Since a partial withdrawal of $9,000 was taken, the remaining free withdrawal amount is equal to $11,000. The $12,000 partial withdrawal will first be applied against the $11,000 free withdrawal amount. The remaining $1,000 will be withdrawn from the $40,000 New Payment, incurring a withdrawal charge of $40.

(c) The free withdrawal amount is zero since the previous partial withdrawals have already used the free withdrawal amount. The entire partial withdrawal amount will result in New Payments being withdrawn and will incur a withdrawal charge.

PART 2 -- FIXED ACCOUNT -- EXAMPLES OF THE MARKET VALUE ADJUSTMENT ("MVA")

      The MVA Factor is:

                                       N/12
                          1 + I
                      (  --------  )        -1
                          1 + J

      These examples assume the following:

        1) The Guarantee Amount was allocated to a five year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

        2)  The date of surrender is two years from the Expiration Date (N =
            24).

        3) The value of the Guarantee Amount on the date of surrender is $11,910.16.

        4)  The interest earned in the current Contract Year is $674.16.

        5) No transfers or partial withdrawals affecting this Guarantee Amount have been made.

        6) Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

EXAMPLE OF A NEGATIVE MVA:

      Assume that on the date of surrender, the current rate (J) is 8% or .08.

                                            N/12
                               1 + I
    The MVA factor =     (    --------  )         -1
                               1 + J

                                                 24/12
                                 1 + .06
                   =     (       ------      )         -1
                                 1 + .08

                             2
                   =     (.981) -1

                   =     .963 -1

                   =  -  .037

      The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current contract year is multiplied by the MVA factor to determine the MVA:

                   ($11,910.16 - $674.16) X (-.037) = $415.73

      -$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

      For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

EXAMPLE OF A POSITIVE MVA:

      Assume that on the date of surrender, the current rate (J) is 5% or .05.

                                            N/12
                               1 + I
    The MVA factor =     (     -----    )         -1
                               1 + J

                                                 24/12
                                 1 + .06
                   =     (       ------      )         -1
                                 1 + .05

                             2
                   =     (1.010) -1

                   =     1.019 -1

                   =  -  .019

      The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

                    ($11,910.16 - $674.16) X .019 = $213.48

      $213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

      For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X .019 = $25.19.

      $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

                             SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
                             P.O. BOX 9141
                             BOSTON, MASSACHUSETTS 02117

                             TELEPHONE:
                             Toll Free (800) 447-7569

                             GENERAL DISTRIBUTOR
                             Clarendon Insurance Agency, Inc.
                             One Sun Life Executive Park
                             Wellesley Hills, Massachusetts 02481

                             AUDITORS
                             Deloitte & Touche LLP
                             200 Berkeley Street
                             Boston, Massachusetts 02116

GOLD-NY 4/2000

               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

                                                                  APRIL 17, 2000

                                    PROFILE

                                  FUTURITY--NY
                               VARIABLE AND FIXED
                                    ANNUITY

      THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. THE CONTRACT IS MORE FULLY DESCRIBED IN THE FULL PROSPECTUS WHICH ACCOMPANIES THIS PROFILE. PLEASE READ THE PROSPECTUS CAREFULLY.

      1. THE FUTURITY--NY ANNUITY

      The Futurity--NY Annuity is a flexible payment deferred annuity contract ("Contract") designed for use in connection with retirement and deferred compensation plans, some of which may qualify for favorable federal income tax treatment. The Contract is intended to help you achieve your retirement savings or other long-term investment goals.

      The Contract has two phases: an Accumulation Phase and an Income Phase. During the Accumulation Phase you make payments into the Contract; any investment earnings under your Contract accumulate on a tax-deferred basis and are taxed as income only when withdrawn. During the Income Phase, we make annuity payments in amounts determined in part by the amount of money you have accumulated under your Contract during the Accumulation Phase. You choose when the Income Phase begins.

      You may choose among 39 variable investment options and a range of fixed interest options. For a variable investment return you choose one or more Sub-Accounts in our Variable Account, each of which invests in shares of a corresponding mutual fund or series thereof (collectively, the "Funds") listed in Section 4. The value of any portion of your Contract allocated to the Sub-Accounts will fluctuate up or down depending on the performance of the Funds you select, and you may experience losses. For a fixed interest rate, you may choose one or more Guarantee Periods offered in our Fixed Account, each of which earns its own Guaranteed Interest Rate if you keep your money in that Guarantee Period for the specified length of time.

      The Contract is designed to meet your need for investment flexibility. At any time you may have amounts allocated among as many as 18 of the available variable and fixed options. Until we begin making annuity payments under your Contract, you can, subject to certain limitations, transfer money between options up to 12 times each year without a transfer charge or adverse tax consequences.

      2. ANNUITY PAYMENTS (THE INCOME PHASE)

      Just as you can elect to have your Contract value accumulate on either a variable or fixed basis, or a combination of both, you can elect to receive annuity payments on either a variable or fixed basis or both. If you choose to have any part of your annuity payments come from the Sub-Accounts, the dollar amount of your annuity payments may fluctuate.

      The Contract offers a variety of annuity options. You can select from among the following methods of receiving either variable or fixed annuity payments under your Contract: (1) monthly payments continuing for your lifetime (assuming you are the annuitant); (2) monthly payments for your lifetime, but with payments continuing to your chosen beneficiary for 5, 10, 15 or 20 years if you die before the end of the period you have selected; (3) monthly payments for your lifetime and the life of another person (usually your spouse) you have chosen; and (4) monthly payments for a specified number of years (between 5 and 30), with a cash-out option for variable payments. You can also select a fixed payment option where we will hold the amount applied to provide fixed annuity payments, with interest accrued at the rate we determine from time to time, which will be at least 3% per year. We may also agree to other annuity options in our discretion.

      Once the Income Phase begins, you cannot change your choice of annuity payment method.

      3. PURCHASING A CONTRACT

      You may purchase a Contract for $5,000 or more, under most circumstances. You may increase the value of your investment by adding $1,000 or more at any time during the Accumulation Phase. We may waive these limits. We will not accept a purchase payment if your Account Value is over $1 million, or if the purchase payment would cause your Account Value to exceed $1 million, unless we have approved the payment in advance.

      4. ALLOCATION OPTIONS

      You can allocate your money among Sub-Accounts investing in the following
Funds:

AIM VARIABLE INSURANCE FUNDS, INC.                   MFS/SUN LIFE SERIES TRUST
  AIM V.I. Capital Appreciation Fund                 Capital Appreciation Series
  AIM V.I. Growth Fund                               Emerging Growth Series
  AIM V.I. Growth and Income Fund                    Government Securities Series
  AIM V.I. International Equity Fund                 High Yield Series
THE ALGER AMERICAN FUND                              Massachusetts Investors Growth Stock
  Growth Portfolio                                   Series
  Income and Growth Portfolio                        Massachusetts Investors Trust Series
  Small Capitalization Portfolio                     New Discovery Series
GOLDMAN SACHS VARIABLE INSURANCE TRUST               Total Return Series
  ("VIT")                                            Utilities Series
  VIT CORE-SM- Large Cap Growth Fund                 OCC ACCUMULATION TRUST
  VIT CORE-SM- Small Cap Equity Fund                 Equity Portfolio
  VIT CORE-SM- U.S. Equity Fund                      Managed Portfolio
  VIT Growth and Income Fund                         Mid Cap Portfolio
  VIT International Equity Fund                      Small Cap Portfolio
J.P. MORGAN SERIES TRUST II                          SUN CAPITAL ADVISERS TRUST
  J.P. Morgan International Opportunities            Sun Capital Blue Chip Mid Cap Fund
  Portfolio                                          Sun Capital Investment Grade Bond Fund
  J.P. Morgan Small Company Portfolio                Sun Capital Investors Foundation Fund
  J.P. Morgan U.S. Disciplined Equity                Sun Capital Money Market Fund
  Portfolio                                          Sun Capital Real Estate Fund
LORD ABBETT SERIES FUND, INC.                        Sun Capital Select Equity Fund
  Growth and Income Portfolio

      Market conditions will determine the value of an investment in any Fund. Each Fund is described in the relevant Fund prospectus.

      In addition to these variable options, you may also allocate your money to one or more of the Guarantee Periods we make available. For each Guarantee Period, we offer a Guaranteed Interest Rate for the specified length of time.

      5. EXPENSES

      The charges under the Contracts are as follows:

      During the Accumulation Phase, we impose an annual Account Fee of $30. During the Income Phase, the annual Account Fee is $30 which we deduct from variable annuity payments. We also deduct insurance charges (which include an administrative expense charge) equal to 1.40% per year of the average daily value of the Contract allocated among the Sub-Accounts.

      There are no sales charges when you purchase your Contract. However, if you withdraw money from your Contract, we will, with certain exceptions, impose a withdrawal charge. Your Contract allows a "free withdrawal amount," which you may withdraw before you incur the withdrawal charge. The rest of your withdrawal is subject to a withdrawal charge equal to a percentage of each purchase payment you withdraw. Each payment begins a new 7-year period and moves down a declining surrender charge scale at each Contract Anniversary. Payments received during the current Contract Year will be charged 6% if withdrawn. On your next scheduled Contract Anniversary, that payment, along with any other payments made during the Contract Year, will be considered to be in their second Contract Year and will have a 5% withdrawal charge. On the next Contract Anniversary, these payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. The withdrawal charge decreases according to the number of Contract Years the purchase payment has been in your Account. The declining scale is as follows:

   NUMBER OF
YEARS IN ACCOUNT   WITHDRAWAL CHARGE
----------------   -----------------
  0-1                      6%
  2-3                      5%
  4-5                      4%
  6                        3%
  7 or more                0%

      If you withdraw, transfer, or annuitize money allocated to a Guarantee Period more than 30 days before the expiration date of the Guarantee Period, the amount will be subject to a Market Value Adjustment. This adjustment reflects the relationship between our current Guaranteed Interest Rates and the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if your Guaranteed Interest Rate is lower than the relevant current rate, then the adjustment will decrease your Contract value. Conversely, if your Guaranteed Interest Rate is higher than the relevant current rate, the adjustment will increase your Contract value. The Market Value Adjustment will not apply to the withdrawal of interest credited during the current year, or to transfers as part of our dollar cost averaging program.

      In addition to the charges we impose under the Contracts, there are charges (which include management fees and operating expenses) imposed by each Fund, which range from 0.51% to 1.40% of the average net assets of the Fund, depending upon which Funds you have selected. The investment adviser has agreed to waive or reimburse a portion of expenses for some of the Series; without this agreement, Series expenses could be higher. Some of these arrangements may be terminated at any time.

      The following chart is designed to help you understand the expenses you will incur under your Contract, if you invest in one or more of the Sub-Accounts. The column "Total Annual Expenses" shows the sum of the "Total Annual Insurance Charges," as defined just above the chart, and the total expenses (net of any applicable fee waiver and/or expense reimbursement) for each Series. The next two columns show two examples of the expenses, in dollars, you would pay under a Contract. The examples assume that you invested $1,000 in a Contract which earns 5% annually and that you withdraw your money (1) at the end of one year or (2) at the end of 10 years. For the first year, the Total Annual Expenses are deducted, as well as withdrawal charges. For year 10, the example shows the aggregate of all of the annual expenses deducted for the 10 years, but there is no withdrawal charge.

      "Total Annual Insurance Charges" of 1.50% as shown in the table below include the insurance charges of 1.40% of your daily net assets (1.25% for mortality and expense risks and 0.15% for adminstrative expenses), plus an additional 0.10%, which is used to represent the $30 annual Account Fee based on an assumed Contract value of $30,000. The actual impact of the Account Fee may be greater or less than 0.10%, depending upon the value of your Contract.

                                                                                                         EXAMPLES:
                                     TOTAL ANNUAL       TOTAL ANNUAL          TOTAL                   TOTAL EXPENSES
                                      INSURANCE             FUND              ANNUAL                      AT END
SUB-ACCOUNT                            CHARGES            EXPENSES           EXPENSES            1 YEAR            10 YEARS
-----------                            -------            --------           --------            ------            --------
AIM V.I. Capital Appreciation
 Fund                                   1.50%              0.73%              2.23%               $78                $256
AIM V.I. Growth Fund                    1.50%              0.73%              2.23%               $78                $256
AIM V.I. Growth and Income Fund         1.50%              0.76%              2.26%               $79                $261
AIM V.I. International Equity
 Fund                                   1.50%              0.97%              2.47%               $81                $281
Alger American Growth Portfolio         1.50%              0.79%              2.29%               $79                $263
Alger American Income and Growth
 Portfolio                              1.50%              0.70%              2.20%               $78                $253
Alger American Small
 Capitalization Portfolio               1.50%              0.90%              2.40%               $80                $274
Goldman Sachs VIT CORE-SM- Large
 Cap Growth Fund                        1.50%              0.90%              2.40%               $80                $274
Goldman Sachs VIT CORE-SM- Small
 Cap Equity Fund                        1.50%              1.00%              2.50%               $81                $284
Goldman Sachs VIT CORE-SM- U.S.
 Equity Fund                            1.50%              0.90%              2.40%               $80                $274
Goldman Sachs VIT Growth and
 Income Fund                            1.50%              1.00%              2.50%               $81                $284
Goldman Sachs VIT International
 Equity Fund                            1.50%              1.35%              2.85%               $84                $318
J.P. Morgan International
 Opportunities Porfolio                 1.50%              1.20%              2.70%               $83                $303
J.P. Morgan Small Company
 Portfolio                              1.50%              1.15%              2.65%               $82                $298
J.P. Morgan U.S. Disciplined
 Equity Portfolio                       1.50%              0.85%              2.35%               $79                $269
Lord Abbett Growth and Income
 Portfolio                              1.50%              0.51%              2.01%               $76                $234
MFS/Sun Life Capital Appreciation
 Series                                 1.50%              0.76%              2.26%               $79                $260
MFS/Sun Life Emerging Growth
 Series                                 1.50%              0.75%              2.25%               $78                $258
MFS/Sun Life Government
 Securities Series                      1.50%              0.61%              2.11%               $77                $244
MFS/Sun Life High Yield Series          1.50%              0.83%              2.33%               $79                $267
MFS/Sun Life Massachusetts
 Investors Growth Stock Series          1.50%              0.83%              2.33%               $79                $267
MFS/Sun Life Massachusetts
 Investors Trust Series                 1.50%              0.59%              2.09%               $77                $242
MFS/Sun Life New Discovery Series       1.50%              1.06%              2.56%               $81                $290
MFS/Sun Life Total Return Series        1.50%              0.69%              2.19%               $78                $252
MFS/Sun Life Utilities Series           1.50%              0.81%              2.31%               $79                $265
OCC Equity Portfolio                    1.50%              0.91%              2.41%               $80                $275
OCC Managed Portfolio                   1.50%              0.83%              2.33%               $79                $267
OCC Mid Cap Portfolio                   1.50%              1.03%              2.53%               $81                $287
OCC Small Cap Portfolio                 1.50%              0.89%              2.39%               $80                $273
Sun Capital Blue Chip Mid Cap
 Fund                                   1.50%              1.00%              2.50%               $81                $284
Sun Capital Investment Grade Bond
 Fund                                   1.50%              0.75%              2.25%               $78                $258
Sun Capital Investors Foundation
 Fund                                   1.50%              0.90%              2.40%               $80                $274
Sun Capital Money Market Fund           1.50%              0.65%              2.15%               $78                $248
Sun Capital Real Estate Fund            1.50%              1.25%              2.25%               $83                $308
Sun Capital Select Equity Fund          1.50%              0.90%              2.40%               $80                $274


      For more detailed information about Contract fees and expenses, please refer to the fee table and discussion of Contract charges contained in the full Prospectus which accompanies this Profile.

      6. TAXES

      Your earnings are not taxed until you take them out of your Contract. If you take money out, earnings come out first and are taxed as income. If your Contract is funded with pre-tax or tax deductible dollars (such as with a pension or IRA contribution) -- we call this a Qualified Contract -- your entire withdrawal will be taxable. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the earnings. Annuity payments during the Income Phase are considered in part a return of your original investment. That portion of each payment is not taxable except under a Qualified Contract, in which case the entire payment will be taxable. In all cases, you should consult with your tax adviser for specific tax information.

      7. ACCESS TO YOUR MONEY

      You can withdraw or transfer money from your Contract at any time during the Accumulation Phase. You may withdraw a portion of the value of your Contract in each year without the imposition of the withdrawal charge -- 10% of all payments you have made in the last 7 years, plus any payment we have held for at least 7 years. All other purchase payments you withdraw will be subject to a withdrawal charge ranging from 6% to 0%. You may also be required to pay income tax and possible tax penalties on any money you withdraw.

      We do not assess a withdrawal charge upon annuitization or transfers. In addition, there may be other circumstances under which we may waive the withdrawal charge.

      In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may be subject to a Market Value Adjustment.

      8. PERFORMANCE

      If you invest in one or more Sub-Accounts, the value of your Contract will increase or decrease depending upon the investment performance of the Funds you choose. The Sub-Accounts have not been in operation for a full calendar year; therefore, no performance information is provided in this Profile.

      9. DEATH BENEFIT

      If the annuitant dies before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. To calculate the death benefit, we use a "Death Benefit Date", which is the earliest date we have both due proof of death and a written request specifying the manner of payment.

      The death benefit is the greatest of:

      (1) the value of the Contract on the Death Benefit Date;

      (2) your total purchase payments minus the sum of partial withdrawals;

      (3) the value of the Contract on the most recent 7-year anniversary of the Contract, adjusted for any subsequent partial withdrawals and charges;

      (4) the amount we would pay in the event of a full surrender of the Contract on the Death Benefit Date; and

      (5) the highest value of the Contract on any Contract anniversary before the annuitant's 81st birthday plus any purchase payments made and adjusted for partial withdrawals and charges made between that Contract anniversary and the Death Benefit Date.

      10. OTHER INFORMATION

      FREE LOOK. If you cancel your Contract within 10 days after receiving it we will send you the value of your Contract as of the day we received your cancellation request (this may be more or less than the original purchase payment) and we will not deduct a withdrawal charge.

      NO PROBATE. In most cases, when you die, the beneficiary will receive the death benefit without going through probate. However, avoiding probate does not mean that the beneficiary will not have tax liability as a result of receiving the death benefit.

      WHO SHOULD PURCHASE A CONTRACT? The Contract is designed for those seeking long-term tax deferred accumulation of assets and annuity features, generally for retirement or other long-term investment purposes. The tax-deferred feature is most attractive to purchasers in high federal and state income tax brackets. You should note that qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. You should not buy a Contract if you are looking for a short-term investment or if you do not wish to risk a decrease in the value of your investment.

      CONFIRMATIONS AND QUARTERLY STATEMENTS. You will receive a confirmation of each transaction within your Contract, except for those programs which are part of an automated program such as Dollar-Cost Averaging, Asset Allocation, Systematic Withdrawal and/or Portfolio Rebalancing. On a quarterly basis, you will receive a complete statement of your transactions over the past quarter and a summary of your account values during that period.

      ADDITIONAL FEATURES. The Contract offers the following additional convenient features, which you may choose at no extra charge:

      DOLLAR COST AVERAGING -- This program lets you invest gradually in up to 12 Sub-Accounts.

      ASSET ALLOCATION -- This program rebalances your Account based on the terms of the program. Different asset allocation models may be available over the lifetime of the Contract; however, only one program can be in effect at any one time.

      SYSTEMATIC WITHDRAWAL AND INTEREST OUT PROGRAMS -- These programs allow you to receive quarterly, semi-annual or annual payments during the Accumulation Phase.

      PORTFOLIO REBALANCING PROGRAM -- Under this program, we automatically reallocate your investments in the Sub-Accounts to maintain the proportions you select. You can elect rebalancing on a quarterly, semi-annual or annual basis.

      SECURED FUTURE PROGRAM -- This program guarantees the return of your purchase payment, and also allows you to allocate a portion of your investment to one or more variable investment options.

      11. INQUIRIES

      If you would like more information about buying a Contract, please contact your broker or registered representative. If you have any other questions, please contact us at:

     SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
     P.O. BOX 9141
     BOSTON, MASSACHUSETTS 02117
     TEL: TOLL FREE (800) 282-7073

                                                                      PROSPECTUS
                                                                  APRIL 17, 2000

                                  FUTURITY--NY

      Sun Life Insurance and Annuity Company of New York and Sun Life (NY) Variable Account C offer the flexible payment deferred annuity contracts described in this Prospectus to individuals.

      You may choose among 39 variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account. Each Sub-Account invests in one of the following mutual funds or a series thereof (the "Funds"):


AIM VARIABLE INSURANCE FUNDS, INC.                   MFS/SUN LIFE SERIES TRUST
  AIM V.I. Capital Appreciation Fund                 Capital Appreciation Series
  AIM V.I. Growth Fund                               Emerging Growth Series
  AIM V.I. Growth and Income Fund                    Government Securities Series
  AIM V.I. International Equity Fund                 High Yield Series
THE ALGER AMERICAN FUND                              Massachusetts Investors Growth Stock
  Growth Portfolio                                   Series
  Income and Growth Portfolio                        Massachusetts Investors Trust Series
  Small Capitalization Portfolio                     New Discovery Series
GOLDMAN SACHS VARIABLE INSURANCE TRUST               Total Return Series
  ("VIT")                                            Utilities Series
  VIT CORE-SM- Large Cap Growth Fund                 OCC ACCUMULATION TRUST
  VIT CORE-SM- Small Cap Equity Fund                 Equity Portfolio
  VIT CORE-SM- U.S. Equity Fund                      Managed Portfolio
  VIT Growth and Income Fund                         Mid Cap Portfolio
  VIT International Equity Fund                      Small Cap Portfolio
J.P. MORGAN SERIES TRUST II                          SUN CAPITAL ADVISERS TRUST
  J.P. Morgan International Opportunities            Sun Capital Blue Chip Mid Cap Fund
  Portfolio                                          Sun Capital Investment Grade Bond Fund
  J.P. Morgan Small Company Portfolio                Sun Capital Investors Foundation Fund
  J.P. Morgan U.S. Disciplined Equity                Sun Capital Money Market Fund
  Portfolio                                          Sun Capital Real Estate Fund
LORD ABBETT SERIES FUND, INC.                        Sun Capital Select Equity Fund
  Growth and Income Portfolio


      The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

      PLEASE READ THIS PROSPECTUS AND THE FUND PROSPECTUSES CAREFULLY BEFORE INVESTING AND KEEP THEM FOR FUTURE REFERENCE. THEY CONTAIN IMPORTANT INFORMATION ABOUT THE CONTRACTS AND THE FUNDS.


      We have filed a Statement of Additional Information dated April 17, 2000 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 62 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Service Address") or by telephoning (800) 282-7073. In addition, the SEC maintains a website (http:// www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.


THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


ANY REFERENCE IN THIS PROSPECTUS TO RECEIPT BY US MEANS RECEIPT AT THE FOLLOWING SERVICE ADDRESS:


     SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
     P.O. BOX 9141
     BOSTON, MASSACHUSETTS 02117

                               TABLE OF CONTENTS


                                                                PAGE
Special Terms                                                        4
Expense Summary                                                      4
Summary of Contract Expenses                                         4
Underlying Fund Annual Expenses                                      5
Examples                                                             7
The Annuity Contract                                                 9
Communicating to Us About Your Contract                              9
Sun Life Insurance and Annuity Company of New York                   9
Sun Life Assurance Company of Canada (U.S.)                          9
The Variable Account                                                10
Variable Account Options: The Funds                                 10
The Fixed Account                                                   13
The Fixed Account Options: The Guarantee Periods                    14
The Accumulation Phase                                              14
    Issuing Your Contract                                           14
    Amount and Frequency of Purchase Payments                       14
    Allocation of Net Purchase Payments                             15
    Your Account                                                    15
    Your Account Value                                              15
    Variable Account Value                                          15
    Fixed Account Value                                             16
    Transfer Privilege                                              17
    Waivers; Reduced Charges; Credits; Bonus Guaranteed
     Interest Rates                                                 18
    Optional Programs                                               18
Withdrawals, Withdrawal Charge and Market Value Adjustment          20
    Cash Withdrawals                                                20
    Withdrawal Charge                                               21
    Market Value Adjustment                                         23
Contract Charges                                                    23
    Account Fee                                                     23
    Administrative Expense Charge                                   24
    Mortality and Expense Risk Charge                               24
    Premium Taxes                                                   24
    Fund Expenses                                                   24
Death Benefit                                                       25
    Amount of Death Benefit                                         25
    Method of Paying Death Benefit                                  25
    Selection and Change of Beneficiary                             26
    Payment of Death Benefit                                        26
    Due Proof of Death                                              26
The Income Phase -- Annuity Provisions                              26
    Selection of the Annuitant or Co-Annuitant                      26
    Selection of the Annuity Commencement Date                      27
    Annuity Options                                                 27
    Selection of Annuity Option                                     28
    Amount of Annuity Payments                                      28
    Exchange of Variable Annuity Units                              29
    Account Fee                                                     30
    Annuity Payment Rates                                           30
    Annuity Options as Method of Payment for Death Benefit          30

Other Contract Provisions                                           30
    Exercise of Contract Rights                                     30
    Change of Ownership                                             30
    Death of Owner                                                  31
    Voting of Fund Shares                                           31
    Periodic Reports                                                32
    Substitution of Securities                                      32
    Change in Operation of Variable Account                         33
    Splitting Units                                                 33
    Modification                                                    33
    Right to Return                                                 33
Tax Considerations                                                  33
    Deductibility of Purchase Payments                              34
    Pre-Distribution Taxation of Contracts                          34
    Distributions and Withdrawals from Non-Qualified
     Contracts                                                      34
    Distribution and Withdrawals from Qualified Contracts           34
    Withholding                                                     35
    Investment Diversification and Control                          35
    Tax Treatment of the Company and the Variable Account           35
    Qualified Retirement Plans                                      35
    Pension and Profit-Sharing Plans                                36
    Tax-Sheltered Annuities                                         36
    Individual Retirement Accounts                                  36
    Roth IRAs                                                       36
Administration of the Contracts                                     37
Distribution of the Contracts                                       37
Performance Information                                             37
Available Information                                               38
Incorporation of Certain Documents by Reference                     39
Additional Information About the Company                            39
    Business of the Company                                         39
    Selected Financial Data                                         39
    Management's Discussion and Analysis of Financial
     Condition and Results of Operations                            40
    Cautionary Statement                                            40
    Results of Operations                                           40
    Quantitative and Qualitative Disclosure About Market
     Risk                                                           40
    General                                                         41
    Types of Market Risks                                           41
    Interest Rate Risk Management                                   41
    Reinsurance                                                     42
    Reserves                                                        42
    Investments                                                     42
    Competition                                                     43
    Employees                                                       43
    Properties                                                      43
    State Regulation                                                43
Legal Proceedings                                                   44
Accountants                                                         44
Financial Statements                                                44
Table of Contents of Statement of Additional Information            62
Appendix A -- Glossary                                              64
Appendix B -- Withdrawals, Withdrawal Charges and the Market
 Value Adjustment                                                   67

                                 SPECIAL TERMS

      Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

                                EXPENSE SUMMARY

      The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract WHEN YOU ALLOCATE MONEY TO THE VARIABLE ACCOUNT. The table reflects expenses of the Variable Account as well as of each Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Funds' prospectuses. In addition to the expenses listed below, we may deduct premium taxes.

                          SUMMARY OF CONTRACT EXPENSES


TRANSACTION EXPENSES
Sales Load Imposed on Purchase Payments.....................   $  0
Deferred Sales Load (as a percentage of Purchase Payments
  withdrawn) (1)
  Number of Account Years Purchase Payment in Account
    0-1.....................................................      6%
    2-3.....................................................      5%
    4-5.....................................................      4%
    6.......................................................      3%
    7 or more...............................................      0
Transfer Fee (2)............................................   $ 15
ANNUAL ACCOUNT FEE per Contract.............................   $ 30
VARIABLE ACCOUNT ANNUAL EXPENSES (as a percentage of average
  Variable Account assets)
  Mortality and Expense Risk Charge.........................   1.25%
  Administrative Expense Charge.............................   0.15%
  Other Fees and Expenses of the Variable Account...........   0.00%
                                                              -----
Total Variable Account Annual Expenses......................   1.40%


------------------------

(1) A portion of your Account may be withdrawn each year without imposition of any withdrawal charge, and after a Purchase Payment has been in your Account for 7 Contract Years it may be withdrawn free of the withdrawal charge.


(2) Currently, no fee is imposed on transfers; however, Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account. We reserve the right to impose up to $15 per transfer.

                      UNDERLYING FUND ANNUAL EXPENSES (1)
                      (AS A PERCENTAGE OF FUND NET ASSETS)

                                                                                           TOTAL FUND
                                                   MANAGEMENT             OTHER              ANNUAL
                                                   FEES (AFTER       EXPENSES (AFTER     EXPENSES (AFTER
FUND                                            REIMBURSEMENT)(2)   REIMBURSEMENT)(2)   REIMBURSEMENT)(2)
----                                            -----------------   -----------------   -----------------
AIM V.I. Capital Appreciation Fund............          0.62%               0.11%               0.73%
AIM V.I. Growth Fund..........................          0.63%               0.10%               0.73%
AIM V.I. Growth and Income Fund...............          0.61%               0.16%               0.76%
AIM V.I. International Equity Fund............          0.75%               0.22%               0.97%
Alger American Growth Portfolio...............          0.75%               0.04%               0.79%
Alger American Income and Growth Portfolio....          0.62%               0.08%               0.70%
Alger American Small Capitalization
 Portfolio....................................          0.85%               0.05%               0.90%
Goldman Sachs VIT CORE-SM- Large Cap Growth
 Fund(3)......................................          0.70%               0.20%               0.90%
Goldman Sachs VIT CORE-SM- Small Cap Equity
 Fund(3)......................................          0.75%               0.25%               1.00%
Goldman Sachs VIT CORE-SM- U.S. Equity
 Fund(3)......................................          0.70%               0.20%               0.90%
Goldman Sachs VIT Growth and Income Fund(3)...          0.75%               0.25%               1.00%
Goldman Sachs VIT International Equity
 Fund(3)......................................          1.00%               0.35%               1.35%
J.P. Morgan International Opportunities
 Portfolio(4).................................          0.60%               0.60%               1.20%
J.P. Morgan Small Company Portfolio(4)........          0.60%               0.55%               1.15%
J.P. Morgan U.S. Disciplined Equity
 Portfolio(4).................................          0.35%               0.50%               0.85%
Lord Abbett Growth and Income Portfolio.......          0.50%               0.01%               0.51%
MFS/Sun Life Capital Appreciation Series(5)...          0.71%               0.05%               0.76%
MFS/Sun Life Emerging Growth Series...........          0.70%               0.05%               0.75%
MFS/Sun Life Government Securities Series.....          0.55%               0.06%               0.61%
MFS/Sun Life High Yield Series(5).............          0.75%               0.08%               0.83%
MFS/Sun Life Massachusetts Investors Growth
 Stock Series.................................          0.75%               0.08%               0.83%
MFS/Sun Life Massachusetts Investors Trust
 Series.......................................          0.55%               0.04%               0.59%
MFS/Sun Life New Discovery Series(5)..........          0.90%               0.16%               1.06%
MFS/Sun Life Total Return Series..............          0.65%               0.04%               0.69%
MFS/Sun Life Utilities Series(5)..............          0.75%               0.06%               0.81%
OCC Equity Portfolio(6).......................          0.80%               0.11%               0.91%
OCC Managed Portfolio(6)......................          0.77%               0.06%               0.83%
OCC Mid Cap Portfolio(6)......................          0.10%               0.93%               1.03%
OCC Small Cap Portfolio(6)....................          0.80%               0.09%               0.89%
Sun Capital Blue Chip Mid Cap Fund(7)(8)......          0.80%               0.20%               1.00%
Sun Capital Investment Grade Bond Fund(7).....          0.60%               0.15%               0.75%
Sun Capital Investors Foundation Fund(7)(8)...          0.75%               0.15%               0.90%
Sun Capital Money Market Fund(7)..............          0.50%               0.15%               0.65%
Sun Capital Real Estate Fund(7)...............          0.95%               0.30%               1.25%
Sun Capital Select Equity Fund(7)(8)..........          0.75%               0.15%               0.90%

------------------------

(1) The information relating to Fund expenses was provided by the Funds and we have not independently verified it. You should consult the Fund prospectuses for more information about Fund expenses.

(2) For all Funds, "Management Fees," "Other Expenses" and "Total Fund Annual Expenses" are based on actual expenses for the fiscal year ended December 31, 1999, net of any applicable expense reimbursement or waiver.

(3) The investment advisers for the Goldman Sachs VIT Funds have voluntarily agreed to waive or reimburse a portion of the management fees and/or operating expenses, resulting in a reduction of the total expenses. In particular, the investment advisers to the Goldman Sachs VIT CORE-SM-

    Large Capital Growth Fund, the Goldman Sachs VIT CORE-SM- Small Cap Equity Fund, the Goldman Sachs VIT CORE-SM- U.S. Equity Fund, the Goldman Sachs VIT Growth and Income Fund and the Goldman Sachs VIT International Equity Fund have voluntarily agreed to reduce or limit certain "Other Expenses" of such Funds (excluding management fees, taxes, interest and brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent such expenses exceed 0.20%, 0.25%, 0.20%, 0.25%, and 0.35% per annum of such Funds' average daily net assets, respectively. The expenses of the Goldman Sachs VIT Funds are estimated for the fiscal year ended December 31, 2000. Absent any such waiver or reimbursement, estimated "Management Fees," estimated "Other Expenses," and estimated "Total Fund Annual Expenses" for the year ended December 31, 2000 will be: 0.70%, 0.42%, and 1.12% for the Goldman Sachs VIT CORE-SM- Large Cap Growth Fund; 0.75%, 0.75% and 1.50% for the Goldman Sachs VIT CORE-SM- Small Cap Equity Fund; 0.70%, 0.20%, and 0.90% for the Goldman Sachs VIT CORE-SM- U.S. Equity Fund; 0.75%, 0.47%, and 1.22% for the Goldman Sachs VIT Growth and Income Fund; and 1.00%, 0.77%, and 1.77% for the Goldman Sachs VIT International Equity Fund. Fee waivers and expense reimbursements for the Goldman Sachs VIT Funds may be discontinued at any time.

(4) An affiliate of the adviser has agreed to reimburse the Fund to the extent certain expenses exceed the following percentages of the Fund's average daily net assets through fiscal year 1999: 0.85% for the J.P. Morgan U.S. Disciplined Equity Portfolio; 1.20% for the J.P. Morgan International Opportunities Portfolio, and 1.15% for the J.P. Morgan Small Company Portfolio. Absent this reimbursement, "Total Fund Annual Expenses" would have been 0.87% for the J.P. Morgan U.S. Disciplined Equity Portfolio, 1.98% for the J.P. Morgan International Opportunities Portfolio, and 2.57% for the J.P. Morgan Small Company Portfolio.

(5) The Fund has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent, and may enter into such other arrangements and directed brokerage arrangement (which would also have the effect of reducing the Fund's expenses). Any such fee reductions are not reflected in the table. Had these fees been taken into account, "Total Fund Annual Expenses" would have been: 0.75% for the MFS/Sun Life Capital Appreciation Series; 0.82% for the MFS/Sun Life High Yield Series; 1.05% for the MFS/Sun Life New Discovery Series; and 0.80% for the MFS/Sun Life Utilities Series.

(6) "Total Fund Annual Expenses" for the OCC Equity Portfolio, the OCC Small Cap Portfolio, the OCC Managed Portfolio and the OCC Mid Cap Portfolio are limited contractually by OpCap Advisers so that the Funds' respective annualized operating expenses (net of expense offsets) do not exceed 1% of average daily net assets. Absent this limit, "Management Fees", "Other Expenses" and "Total Fund Annual Expenses" were 0.80%, 3.48%, and 4.28% for the OCC Mid Cap Portfolio. "Other Expenses" are shown gross of expense offsets afforded the portfolio, which effectively lowered custody expenses.


(7) The investment adviser for the Sun Capital Funds has voluntarily agreed to waive or reimburse a portion of the management fees and/or operating expenses, resulting in a reduction of the total expenses. For the year ended December 1999, the investment adviser waived all investment advisory fees. Absent any such waiver or reimbursement, "Management Fees," "Other Expenses" and "Total Fund Annual Expenses" for the year ended December 31, 1999 were:
    0.80%, 3.31%; and 4.11% for the Sun Capital Blue Chip Mid Cap Fund; 2.70%, 1.38%; and 1.98% for the Sun Capital Investment Grade Bond Fund; 0.75%, 4.37%; and 5.12% for the Sun Capital Investors Foundation Fund; 0.50%, 2.20%; and 2.70% for the Sun Capital Money Market Fund; 0.95%, 2.44%; and 3.39% for the Sun Capital Real Estate Fund; and 0.75%, 3.50%; and 4.25% for the Sun Capital Select Equity Fund. Fee waivers and expense reimbursements for the Sun Capital Funds may be discontinued at any time after May 1, 2001. To the extent that the expense ratio of any Fund in the Sun Capital Advisers Trust falls below the Fund's expense limit, the Fund's adviser reserves the right to be reimbursed for management fees waived and Fund expenses paid by it during the prior two years.


(8) The management fee for each of the Sun Capital Blue Chip Mid Cap Fund, the Sun Capital Investors Foundation Fund, and the Sun Capital Select Equity Fund decreases to 0.75%, 0.70%; and 0.70%, respectively, as the daily net assets of each Fund exceed $300 million.

                                    EXAMPLES


      If you surrender your Contract at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming an average Contract size of $30,000 and a 5% annual return:



                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
AIM V.I. Capital Appreciation Fund..........................    $78        $109       $145       $256
AIM V.I. Growth Fund........................................    $78        $109       $145       $256
AIM V.I. Growth and Income Fund.............................    $79        $110       $147       $261
AIM V.I. International Equity Fund..........................    $81        $116       $157       $281
Alger American Growth Portfolio.............................    $79        $111       $148       $263
Alger American Income and Growth Portfolio..................    $78        $108       $144       $253
Alger American Small Capitalization Portfolio...............    $80        $114       $154       $274
Goldman Sachs VIT CORE-SM- Large Cap Growth Fund............    $80        $114       $154       $274
Goldman Sachs VIT CORE-SM- Small Cap Equity Fund............    $81        $117       $158       $284
Goldman Sachs VIT CORE-SM- U.S. Equity Fund.................    $80        $114       $154       $274
Goldman Sachs VIT Growth and Income Fund....................    $81        $117       $158       $284
Goldman Sachs VIT International Equity Fund.................    $84        $127       $175       $318
J.P. Morgan International Opportunities Portfolio...........    $83        $122       $168       $303
J.P. Morgan Small Company Portfolio.........................    $82        $121       $165       $298
J.P. Morgan U.S. Disciplined Equity Portfolio...............    $79        $112       $151       $269
Lord Abbett Growth and Income Portfolio.....................    $76        $103       $135       $234
MFS/Sun Life Capital Appreciation Series....................    $79        $110       $147       $260
MFS/Sun Life Emerging Growth Series.........................    $78        $110       $146       $258
MFS/Sun Life Government Securities Series...................    $77        $106       $140       $244
MFS/Sun Life High Yield Series..............................    $79        $112       $150       $267
MFS/Sun Life Massachusetts Investors Growth Stock Series....    $79        $112       $150       $267
MFS/Sun Life Massachusetts Investors Trust Series...........    $77        $105       $139       $242
MFS/Sun Life New Discovery Series...........................    $81        $118       $161       $290
MFS/Sun Life Total Return Series............................    $78        $108       $143       $252
MFS/Sun Life Utilities Series...............................    $79        $111       $149       $265
OCC Equity Portfolio........................................    $80        $114       $154       $275
OCC Managed Portfolio.......................................    $79        $112       $150       $267
OCC Mid Cap Portfolio.......................................    $81        $118       $160       $287
OCC Small Cap Portfolio.....................................    $80        $114       $153       $273
Sun Capital Blue Chip Mid Cap Fund..........................    $81        $117       $158       $284
Sun Capital Investment Grade Bond Fund......................    $78        $110       $146       $258
Sun Capital Investors Foundation Fund.......................    $80        $114       $154       $274
Sun Capital Money Market Fund...............................    $78        $107       $141       $248
Sun Capital Real Estate Fund................................    $83        $124       $170       $308
Sun Capital Select Equity Fund..............................    $80        $114       $154       $274



      If you do NOT surrender your Contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming an average Contract size of $30,000 and a 5% annual return:



                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
AIM V.I. Capital Appreciation Fund..........................    $23        $70        $119       $256
AIM V.I. Growth Fund........................................    $23        $70        $119       $256
AIM V.I. Growth and Income Fund.............................    $23        $71        $122       $261
AIM V.I. International Equity Fund..........................    $25        $77        $132       $281
Alger American Growth Portfolio.............................    $23        $72        $123       $263
Alger American Income and Growth Portfolio..................    $22        $69        $118       $253
Alger American Small Capitalization Portfolio...............    $24        $75        $128       $274
Goldman Sachs VIT CORE-SM- Large Cap Growth Fund............    $24        $75        $128       $274
Goldman Sachs VIT CORE-SM- Small Cap Equity Fund............    $25        $78        $133       $284
Goldman Sachs VIT CORE-SM- U.S. Equity Fund.................    $24        $75        $128       $274
Goldman Sachs VIT Growth and Income Fund....................    $25        $78        $133       $284
Goldman Sachs VIT International Equity Fund.................    $29        $88        $150       $318
J.P. Morgan International Opportunities Portfolio...........    $27        $84        $143       $303
J.P. Morgan Small Company Portfolio.........................    $27        $82        $141       $298
J.P. Morgan U.S. Disciplined Equity Portfolio...............    $24        $73        $126       $269
Lord Abbett Growth and Income Portfolio.....................    $20        $63        $108       $234

                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
MFS/Sun Life Capital Appreciation Series....................    $23        $71        $121       $260
MFS/Sun Life Emerging Growth Series.........................    $23        $70        $120       $258
MFS/Sun Life Government Securities Series...................    $21        $66        $113       $244
MFS/Sun Life High Yield Series..............................    $24        $73        $125       $267
MFS/Sun Life Massachusetts Investors Growth Stock Series....    $24        $73        $125       $267
MFS/Sun Life Massachusetts Investors Trust Series...........    $21        $65        $112       $242
MFS/Sun Life New Discovery Series...........................    $26        $80        $136       $290
MFS/Sun Life Total Return Series............................    $22        $69        $117       $252
MFS/Sun Life Utilities Series...............................    $23        $72        $124       $265
OCC Equity Portfolio........................................    $24        $75        $129       $275
OCC Managed Portfolio.......................................    $24        $73        $125       $267
OCC Mid Cap Portfolio.......................................    $26        $79        $135       $287
OCC Small Cap Portfolio.....................................    $24        $75        $128       $273
Sun Capital Blue Chip Mid Cap Fund..........................    $25        $78        $133       $284
Sun Capital Investment Grade Bond Fund......................    $23        $70        $120       $258
Sun Capital Investors Foundation Fund.......................    $24        $75        $128       $274
Sun Capital Money Market Fund...............................    $22        $67        $115       $248
Sun Capital Real Estate Fund................................    $28        $85        $145       $308
Sun Capital Select Equity Fund..............................    $24        $75        $128       $274


      THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN.

                              THE ANNUITY CONTRACT

      Sun Life Insurance and Annuity Company of New York (the "Company", "we" or "us") and Sun Life (NY) Variable Account C (the "Variable Account") offer the Contract on an individual basis in connection with retirement plans. We issue an individual Contract to each Owner.

      In this Prospectus, unless we state otherwise, we address Owners of Contracts as "you". For the purpose of determining benefits under the Contract, we establish an Account for each Owner, which we will refer to as "your" Account.

      Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a death benefit if the Annuitant dies during the Accumulation Phase. Finally, if you so elect, during the Income Phase we will make payments to you or someone else for life or for another period that you choose.

      You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these options, you assume all investment risk under the Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate, which is 3% per year, compounded annually.

      The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all others as "Non-Qualified Contracts."

                    COMMUNICATING TO US ABOUT YOUR CONTRACT

      All materials sent to us, including Purchase Payments, must be sent to our Service Address set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 447-7569.

      Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Service Address. However, we will consider Purchase Payments, withdrawal requests and transfer instructions to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or
(2) after 4:00 p.m., Eastern Time.

      When we specify that notice to us must be in writing, we reserve the right, in our sole discretion, to accept notice in another form.

               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK


      We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business exclusively in New York. Our Home Office is located at 122 East 42nd Street, Suite 1900, New York, New York 10017.



      We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life

Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.


                              THE VARIABLE ACCOUNT

      We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which are offered by the Company and other affiliated and unaffiliated offerors. These other products may have features, benefits and charges which are different from those under the Contract.

      Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

      The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Fund with respect to the shares held by the Variable Account will be reinvested to purchase additional shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes will, in effect, be made by redeeming the number of Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

                           VARIABLE ACCOUNT OPTIONS:
                                   THE FUNDS

      The Contract offers Sub-Accounts that invest in a number of Fund options, which are briefly discussed below. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

      MORE COMPREHENSIVE INFORMATION ABOUT THE FUNDS, INCLUDING A DISCUSSION OF THEIR MANAGEMENT, INVESTMENT OBJECTIVES, EXPENSES, AND POTENTIAL RISKS, IS FOUND IN THE CURRENT PROSPECTUSES FOR THE FUNDS (THE "FUND PROSPECTUSES"). THE FUND PROSPECTUSES SHOULD BE READ IN CONJUNCTION WITH THIS PROSPECTUS BEFORE YOU INVEST. A COPY OF EACH FUND PROSPECTUS, AS WELL AS A STATEMENT OF ADDITIONAL INFORMATION FOR EACH FUND, MAY BE OBTAINED WITHOUT CHARGE FROM THE COMPANY BY CALLING 1-800-282-7073 OR WRITING TO SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, P.O. BOX 9141, BOSTON MASSACHUSETTS 02117.

      The Funds currently available are:

AIM VARIABLE INSURANCE FUNDS, INC. (advised by A I M Advisors, Inc.)

     AIM V.I. CAPITAL APPRECIATION FUND seeks growth of capital through investment in common stocks, with emphasis on medium- and small-sized growth companies.

     AIM V.I. GROWTH FUND seeks growth of capital primarily by investing in seasoned and better capitalized companies considered to have strong earnings momentum.

     AIM V.I. GROWTH AND INCOME FUND seeks growth of capital with a secondary objective of current income.

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     AIM V.I. INTERNATIONAL EQUITY FUND seeks to provide long-term growth of capital by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum.

THE ALGER AMERICAN FUND (advised by Fred Alger Management, Inc.)

     ALGER AMERICAN GROWTH PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of companies which have market capitalizations of $1 billion or more.

     ALGER AMERICAN INCOME AND GROWTH PORTFOLIO seeks primarily to provide a high level of dividend income by investing in dividend paying equity securities. Capital appreciation is a secondary objective.

     ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO seeks long-term capital appreciation. It invests primarily in the equity securities of small companies with market capitalizations within the range of the Russell 2000 Growth Index or the S&P SmallCap 600 Index.

GOLDMAN SACHS VARIABLE INSURANCE TRUST ("VIT") (advised by Goldman Sachs Asset Management, a separate business unit of the Investment Management Division of Goldman, Sachs & Co. ("Goldman Sachs"), except for Goldman Sachs International Equity Fund, which is advised by Goldman Sachs Asset Management International, an affiliate of Goldman Sachs)

     GOLDMAN SACHS VIT CORE-SM- LARGE CAP GROWTH FUND seeks long-term growth of capital through a broadly diversified portfolio of equity securities of large cap U.S. issuers that are expected to have better prospects for earnings growth than the growth rate of the general domestic economy. Dividend income is a secondary consideration.

     GOLDMAN SACHS VIT CORE-SM- SMALL CAP EQUITY FUND seeks long-term growth of capital through a broadly diversified portfolio of equity securities of U.S. issuers which are included in the Russell 2000 Index at the time of investment.

     GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND seeks long-term growth of capital and dividend income through a broadly diversified portfolio of large cap and blue chip equity securities representing all major sectors of the U.S. economy.

     GOLDMAN SACHS VIT GROWTH AND INCOME FUND seeks long-term growth of capital and growth of income through investments in equity securities that are considered to have favorable prospects for capital appreciation and/or dividend paying ability.

     GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND seeks long-term capital appreciation through investments in equity securities of companies that are organized outside the U.S. or whose securities are principally traded outside the U.S.

J.P. MORGAN SERIES TRUST II (advised by J.P. Morgan Investment Management Inc.)

     J.P. MORGAN U.S. DISCIPLINED EQUITY PORTFOLIO (formerly, the J.P. Morgan Equity Portfolio) seeks to provide a high total return from a portfolio of selected equity securities.

     J.P. MORGAN INTERNATIONAL OPPORTUNITIES PORTFOLIO seeks to provide a high total return from a portfolio of equity securities of foreign companies.

     J.P. MORGAN SMALL COMPANY PORTFOLIO seeks to provide a high total return from a portfolio of small company stocks.

LORD ABBETT SERIES FUND, INC. (advised by Lord Abbett & Co.)

     GROWTH AND INCOME PORTFOLIO seeks to provide long-term growth of capital and income without excessive fluctuation in market value.

MFS/SUN LIFE SERIES TRUST (advised by Massachusetts Financial Services Company, an affiliate of the Company)

     CAPITAL APPRECIATION SERIES will seek to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks.

     EMERGING GROWTH SERIES will seek long-term growth of capital.

     GOVERNMENT SECURITIES SERIES will seek current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities.

     HIGH YIELD SERIES will seek high current income and capital appreciation by investing primarily in certain low rated or unrated fixed income securities (possibly with equity features) of U.S. and foreign issuers (also known as "junk bonds").

     MASSACHUSETTS INVESTORS GROWTH STOCK SERIES will seek to provide long-term growth of capital and future income rather than current income.

     MASSACHUSETTS INVESTORS TRUST SERIES will seek long-term growth of capital and future income while providing more current dividend income than is normally obtainable from a portfolio of only growth stocks.

     NEW DISCOVERY SERIES will seek capital appreciation.

     TOTAL RETURN SERIES will primarily seek to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential.

     UTILITIES SERIES will seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities) by investing under normal market conditions, at least 65% of its assets in equity and debt securities of both domestic and foreign companies in the utilities industry.

OCC ACCUMULATION TRUST (advised by OpCap Advisors)

     EQUITY PORTFOLIO seeks long-term capital appreciation through investment in a diversified portfolio of equity securities selected on the basis of a value oriented approach to investing.

     MANAGED PORTFOLIO seeks to achieve growth of capital over time through investment in a portfolio consisting of common stocks, bonds and cash equivalents, the percentages of which will vary based on the portfolio manager's assessments of the relative outlook for such investments.

     MID CAP PORTFOLIO seeks long-term capital appreciation through investment in a diversified portfolio of equity securities. The portfolio will invest primarily in companies with market capitalizations of between $500 million and $5 billion.

     SMALL CAP PORTFOLIO seeks capital appreciation through investment in a diversified portfolio of equity securities of companies with market capitalizations of under $1 billion.

SUN CAPITAL ADVISERS TRUST (advised by Sun Capital Advisers, Inc., an affiliate of the Company; Wellington Management Company, LLP serves as investment subadviser to Sun Capital Blue Chip Mid Cap Fund, Sun Capital Investors Foundation Fund and Sun Capital Select Equity Fund)

     SUN CAPITAL BLUE CHIP MID CAP FUND seeks long-term capital growth by investing primarily in a diversified portfolio of common stocks and other equity securities of U.S. companies with market capitalizations within the range represented by the Standard & Poor's Mid Cap 400 Index.

     SUN CAPITAL INVESTORS FOUNDATION FUND seeks long-term capital growth by investing primarily in a diversified portfolio of common stocks and other equity securities of U.S. companies with market capitalizations generally within the range represented by the Standard & Poor's 500 Index. Investments are selected using a combination of fundamental analysis and quantitative tools.

     SUN CAPITAL INVESTMENT GRADE BOND FUND seeks high current income consistent with relative stability of principal by investing at least 80% of its assets in investment grade bonds. The Fund may invest up to 20% of its assets in lower rated or unrated bonds (also known as high yield or junk bonds).

     SUN CAPITAL MONEY MARKET FUND seeks to maximize current income, consistent with maintaining liquidity and preserving capital, by investing exclusively in high quality U.S. dollar-denominated money market securities.

     SUN CAPITAL REAL ESTATE FUND PRIMARILY seeks long-term capital growth and, secondarily, seeks current income and growth of income. The Fund invests at least 80% of its assets in securities of real estate investment trusts and other real estate companies.

     SUN CAPITAL SELECT EQUITY FUND seeks long-term capital growth by investing in 20 to 40 common stocks and other equity securities of large capitalization U.S. companies selected primarily from the Standard & Poor's 500 Index.

      The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

      Certain of the investment advisers to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers. Certain Funds may reimburse us from their assets for distribution costs pursuant to the terms of their Rule 12b-1 plans.


      Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio managers(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.


                               THE FIXED ACCOUNT

      The Fixed Account is made up of those assets of the Company that are allocated to a non-unitized separate account established in conformance with New York law. Amounts you allocate to Guarantee Periods become part of the Fixed Account. Any obligation of the Fixed Account will be paid first from those assets allocated to the Fixed Account and the excess, if any, will be paid from the general account of the Company. Assets in the Fixed Account are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

      We will invest the assets of the Fixed Account in those assets we choose that are allowed by the laws of the State of New York. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the four highest grades) or instruments we believe are of comparable quality. We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

                           THE FIXED ACCOUNT OPTIONS:
                             THE GUARANTEE PERIODS

      You may elect one or more Guarantee Period(s) from those we make available from time to time. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than 3% per year, compounded annually. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.


      We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.



      We may from time to time at our discretion offer interest rate specials for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.


      Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Cash Withdrawals, Withdrawal Charge, and Market Value Adjustment."

                             THE ACCUMULATION PHASE

      During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the Annuitant dies before the Annuity Commencement Date.

ISSUING YOUR CONTRACT

      When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Application, we issue the Contract to you, as the Owner.

      We will credit your initial Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

AMOUNT AND FREQUENCY OF PURCHASE PAYMENTS

      The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $5,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $1 million, or if the Purchase Payment would cause your Account Value to exceed $1 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

ALLOCATION OF NET PURCHASE PAYMENTS

      You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available options.


      In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us written notice of the change, as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.


      Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments. See "Contract Charges -- Premium Taxes." In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

YOUR ACCOUNT

      When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

YOUR ACCOUNT VALUE

      Your Account Value is the sum of the value of the 2 components of your
Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below.

VARIABLE ACCOUNT VALUE

      VARIABLE ACCUMULATION UNITS

      In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

      VARIABLE ACCUMULATION UNIT VALUE

      The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

      To measure these values, we use a factor -- which we call the Net Investment Factor-- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing
(1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; we then deduct a factor representing the mortality and expense risk charge and administrative expense charge. See "Contract Charges."

      For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

      CREDITING AND CANCELING VARIABLE ACCUMULATION UNITS

      When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

FIXED ACCOUNT VALUE

      Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

      A Guarantee Period begins the day we apply your allocation and ends when the number of calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

      Each additional Purchase Payment, transfer or renewal credited to your Fixed Account value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.

      CREDITING INTEREST

      We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

      GUARANTEE AMOUNTS

      Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. A Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in the application of a Market Value Adjustment upon annuitization or withdrawal. Each new allocation to a Guarantee Period must be at least $1,000.

      RENEWALS

      We will notify you in writing between 45 and 75 days before the Expiration Date for any Guarantee Amount. A new Guarantee Period of the same duration will begin automatically for that Guarantee Amount on the first day following the Expiration Date, unless before the Expiration Date we receive (1) written notice from you electing a different Guarantee Period from among those we then offer or
(2) instructions to transfer all or some of the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract.

      A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. We will automatically renew your Guarantee Amount into the next available Guarantee Period.

      EARLY WITHDRAWALS

      If you withdraw, transfer, or annuitize an allocation to a Guarantee Period more than 30 days prior to the Expiration Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

TRANSFER PRIVILEGE

      PERMITTED TRANSFERS

      During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

      -  You may not make more than 12 transfers in any Account Year;

      - The amount transferred from a Sub-Account must be at least $1,000 unless you are transferring your entire balance in that Sub-Account;

      -  Your Account Value remaining in a Sub-Account must be at least $1,000;

      - The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

      - At least 30 days must elapse between transfers to or from Guarantee Periods;

      - Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Fund; and

      - We impose additional restrictions on market timers, which are further described below.

      These restrictions do not apply to transfers made under an approved dollar cost averaging program.

      Transfers out of a Guarantee Period more than 30 days before expiration of the period will be subject to the Market Value Adjustment described below. Under current law there is no tax liability for transfers.

      REQUESTS FOR TRANSFERS

      You may request transfers in writing or by telephone. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

      If we receive your transfer request before 4:00 p.m. Eastern Time on a Business Day or prior to the close of the New York Stock Exchange, it will be effective that day. Otherwise, it will be effective the next Business Day.

      MARKET TIMERS

      The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Owners. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Owner, or (2) the transfer instructions of individual Owners who have executed preauthorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Owner. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Owners.

      In addition, some of the Funds have reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Fund and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.

WAIVERS; REDUCED CHARGES; CREDITS; BONUS GUARANTEED INTEREST RATES

      We may reduce or waive the withdrawal charge or Account Fee, credit additional amounts, or grant bonus Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

OPTIONAL PROGRAMS

      DOLLAR-COST AVERAGING

      Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. Each month or quarter, as you select, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

      No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program, except that if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Sun Capital Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.


      The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. Since you transfer the same dollar amount to the Variable Account investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market.


      ASSET ALLOCATION

      One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

      Currently, you may select one of three asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. The available models are: the conservative asset allocation model, the moderate asset allocation model, and the aggressive asset allocation model. Each model allocates a different percentage of Account Value to Sub-Accounts investing in the various asset classes, with the conservative model allocating the lowest percentage to Sub-Accounts investing in the equity asset class and the aggressive model allocating the highest percentage to the equity asset class. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. Additional programs may be available in the future.

      If you elect an asset allocation program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. By your election of an asset allocation program, you thereby authorize us to automatically reallocate your investment options that participate in the asset allocation program on a quarterly basis, or as determined by the terms of the asset allocation program, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program, or choose a different model.

      SYSTEMATIC WITHDRAWAL AND INTEREST OUT PROGRAMS

      If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program.


      Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we will automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs are subject to surrender charges. They may also be included in income and subject to a 10% federal tax penalty, as well as all charges and any Market Value Adjustment applicable upon withdrawal. You should consult your tax adviser before choosing these options.


      You may change or stop either program at any time, by written notice to us.

      PORTFOLIO REBALANCING PROGRAM

      Under the Portfolio Rebalancing Program, we transfer funds among the Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

      Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

      SECURED FUTURE PROGRAM

      Under this program, we divide your Purchase Payment between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer, and we allocate to that Guarantee Period the portion of your Purchase Payment necessary so that at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

           WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

CASH WITHDRAWALS

      REQUESTING A WITHDRAWAL

      At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

      All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge" below) and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment" below). Upon request we will notify you of the amount we would pay in the event of a full or partial withdrawal. Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

      FULL WITHDRAWALS

      If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Contract Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

      A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

      PARTIAL WITHDRAWALS

      If you request a partial withdrawal, we will pay you the actual amount specified in your request and then reduce the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

      You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your allocations at the end of the Valuation Period during which we receive your request.

      If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

      TIME OF PAYMENT

      We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted to defer payment under the Investment Company Act of 1940 and New York insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

      - When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

      - When it is not reasonably practical to dispose of securities held by the Funds or to determine the value of the net assets of the Funds, because an emergency exists; and

      - When an SEC order permits us to defer payment for the protection of Owners.

      We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

      WITHDRAWAL RESTRICTIONS FOR QUALIFIED PLANS

      If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

      Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax-Sheltered Annuities."


      When you make a withdrawal, we consider the oldest Purchase Payment that you have not already withdrawn to be withdrawn first, then the second oldest Purchase Payments, and so forth. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be accumulated value.


WITHDRAWAL CHARGE

      We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

      The withdrawal charge will never be greater than 6% of the aggregate amount of Purchase Payments you make under the Contract.

      FREE WITHDRAWAL AMOUNT

      In each Contract Year, you may withdraw a portion of your Account Value -- which we will call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to (1) 10% of the amount of all Purchase Payments you have made during the last 7 Contract Years, including the current Contract Year (the "Annual Withdrawal Allowance"), plus (2) the amount of all Purchase Payments made before the last 7 Contract Years that you have not previously withdrawn. Any portion of the Annual Withdrawal Allowance that you do not use in a Contract Year is cumulative; that is, it is carried forward and available for use in future years.

      For convenience, we refer to Purchase Payments made during the last 7 Contract Years (including the current Contract Year) as "New Payments," and all Purchase Payments made before the last 7 Contract Years as "Old Payments."

      For example, assume you wish to make a withdrawal from your Contract in Contract Year 10. You made an initial Purchase Payment of $10,000 in Contract Year 1, you made one additional Purchase Payment of $8,000 in Contract Year 8, and you have made no previous withdrawals. Your Account Value in Contract Year 10 is $35,000. The free withdrawal amount for Contract Year 10 is $19,400, calculated as follows:

      - $800, which is the Annual Withdrawal Allowance for Contract Year 10 (10% of the $8,000 Purchase Payment made in Contract Year 8, the only New Payment); plus

      - $8,600, which is the total of the unused Annual Withdrawal Allowances of $1,000 for each of Contract Years 1 through 7 and $800 for each of Contract Years 8 and 9 that are carried forward and available for use in Contract Year 10; plus

      - $10,000, which is the amount of all Old Payments that you have not previously withdrawn.

      WITHDRAWAL CHARGE ON PURCHASE PAYMENTS

      If you withdraw more than the free withdrawal amount in any Contract Year, we consider the excess amount to be withdrawn first from New Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these New Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all New Payments that you have not previously withdrawn.

      The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all New Payments not previously withdrawn, is not subject to the withdrawal charge.

      ORDER OF WITHDRAWAL

      New Payments are withdrawn on a first-in first-out basis until all New Payments have been withdrawn. For example, assume the same facts as in the example above. In Contract Year 10 you wish to withdraw $25,000. We attribute the withdrawal first to the free withdrawal amount of $19,400, which is not subject to the withdrawal charge. The remaining $5,600 is withdrawn from the Purchase Payment made in Contract Year 8 (the only New Payment) and is subject to the withdrawal charge. The $2,400 balance of the Contract Year 8 Purchase Payment will remain in your Account. If you make a subsequent $5,000 withdrawal in Contract Year 10, $2,400 of that amount will be withdrawn from the remainder of the Contract Year 8 Purchase Payment and will be subject to the withdrawal charge. The other $2,600 of your withdrawal (which exceeds the amount of all New Payments not previously withdrawn) will not be subject to the withdrawal charge.

      CALCULATION OF WITHDRAWAL CHARGE


      We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the year in which you made the Payment, but not the year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale at each Contract Anniversary. Payments received during the first Contract Year will be charged 6% if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 5% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. The withdrawal charge decreases according the the number of Contract Years the Purchase Payment has been in your Account. The declining scale is as follows:


  NUMBER OF
CONTRACT YEARS   PERCENTAGE
--------------   ----------
 0-1                 6%
 2-3                 5%
 4-5                 4%
 6                   3%
 7 or more           0%


      For example, again using the same facts as in the example above, the percentage applicable to the withdrawals in Account Year 10 of Purchase Payments made in Contract Year 8 would be 5%, because the number of Contract Years the Purchase Payments have been held in your Account would be 2.



      For additional examples of how we calculate withdrawal charges, see Appendix B.


      TYPES OF WITHDRAWALS NOT SUBJECT TO WITHDRAWAL CHARGE

      We do not impose a withdrawal charge on withdrawals from the Accounts of
(a) our employees, (b) employees of our affiliates, or (c) licensed insurance agents who sell the Contracts. We also may waive withdrawal charges with respect to Purchase Payments derived from the surrender of other annuity contracts we issue.

      We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

MARKET VALUE ADJUSTMENT

      We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity and distributions made on the death of the Owner are considered withdrawals, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

      We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is, to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

      A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

      We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

                  N/12
    1 + I
  ( --------  )             -1
    1 + J

where:

      I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

      J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer; and

      N is the number of complete months remaining in your Guarantee Period.

      We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

      For examples of how we calculate the Market Value Adjustment, see Appendix B.

                                CONTRACT CHARGES

ACCOUNT FEE

      During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. The annual Account Fee will never exceed $30. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.

      We will not charge you the Account Fee if:

      (1) your Account has been allocated only to the Fixed Account during the applicable Contract Year; or


      (2)  your Account Value is more than $75,000 on your Contract Anniversary.


      If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

      After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any fee from Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE

      We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the annual Account Fee.

MORTALITY AND EXPENSE RISK CHARGE

      During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense charge from the assets of the Variable Account at an effective annual rate equal to 1.25%. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Annuitant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

PREMIUM TAXES

      In New York there currently is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending on where the Owner or Payee resides. We believe that the amounts of such premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

      In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

FUND EXPENSES

      There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund's prospectus and related Statement of Additional Information.

                                 DEATH BENEFIT


      If the Annuitant dies during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Annuitant, we will pay the death benefit in one sum to you or, if you were the Annuitant, to your estate. We do not pay a death benefit if the Annuitant dies during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect. If your Contract names more than one Annuitant, we will pay the death benefit after the death of the last surviving of the Annuitants.


      If your spouse is your Beneficiary, upon your death (if you are the Annuitant) your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit. In that case, the death benefit provisions of the Contract will not apply until the death of your spouse. See "Other Contract Provisions -- Death of Owner."

AMOUNT OF DEATH BENEFIT

      To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the Annuitant's death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Annuitant and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive either the Beneficiary's election of payment method, or if you were the Annuitant and the Beneficiary is your spouse, the Beneficiary's election to continue the Contract. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period.

      The amount of the death benefit is determined as of the Death Benefit
Date.

      The death benefit will be the greatest of the following amounts:

      1. Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

      2.  Your total Purchase Payments minus the sum of partial withdrawals;

      3. Your Account Value on the Seven-Year Anniversary immediately before the Death Benefit Date, adjusted for subsequent Purchase Payments and partial withdrawals and charges made between the Seven-Year Anniversary and the Death Benefit Date;

      4. The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

      5. Your highest Account Value on any Contract Anniversary before the Annuitant's 81st birthday, adjusted for partial withdrawals and charges made between that Contract Anniversary and the Death Benefit Date.

      If the death benefit we pay is amount (2), (3), (4), or (5) above, your Account Value will be increased by the excess, if any, of that amount over amount (1). Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Sun Capital Money Market Sub-Account (without the application of a Market Value Adjustment). The Beneficiary may then transfer to the Fixed Account and begin a new Guarantee Period.

METHOD OF PAYING DEATH BENEFIT

      The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "Income Phase -- Annuity Provisions."

      During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of the Annuitant's death, the Beneficiary may elect either a single cash payment or an annuity. If you were the Annuitant and the Beneficiary is your spouse, the

Beneficiary may elect to continue the Contract. These elections are made by sending us at our Service Address, a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

      If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

      Neither you nor the Beneficiary may exercise rights that would adversely affect the treatment of the Contract as an annuity contract under the Internal Revenue Code. (See "Other Contract Provisions -- Death of Owner.")

SELECTION AND CHANGE OF BENEFICIARY

      You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

PAYMENT OF DEATH BENEFIT

      Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

DUE PROOF OF DEATH

      We accept any of the following as proof of any person's death:

      -  An original certified copy of an official death certificate;

      - An original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

      -  Any other proof we find satisfactory.

                     THE INCOME PHASE -- ANNUITY PROVISIONS

      During the Income Phase, we make regular monthly annuity payments to the Annuitant.

      The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first payment.

      Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option(s) selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

SELECTION OF THE ANNUITANT OR CO-ANNUITANT

      You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee."

      In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time.

      When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.

SELECTION OF THE ANNUITY COMMENCEMENT DATE

      You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

      - The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

      - The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday or, if there is a Co-Annuitant, the 90th birthday of the younger of the Annuitant and Co-Annuitant.

      -  The Annuity Commencement Date must always be the first day of a month.

      You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:

      - We must receive your notice at least 30 days before the current Annuity Commencement Date.

      - The new Annuity Commencement Date must be at least 30 days after we receive the notice.

      There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

ANNUITY OPTIONS


      We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for either a Variable Annuity, a Fixed Annuity, or a combination of both, except that Annuity Option E is available only for a Fixed Annuity. We may also agree to other settlement options, at our discretion.


      ANNUITY OPTION A -- LIFE ANNUITY

      We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

      ANNUITY OPTION B -- LIFE ANNUITY WITH 60, 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN

      We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

      ANNUITY OPTION C -- JOINT AND SURVIVOR ANNUITY

      We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

      ANNUITY OPTION D -- MONTHLY PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

      We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a Variable Annuity basis, the Annuitant may elect to receive in one sum the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

      ANNUITY OPTION E -- FIXED PAYMENTS

      We hold the portion of your Adjusted Account Value selected for this option at interest, and make fixed payments in such amounts and at such times (over a period of at least 5 years) as you and we may agree. We continue making payments until the amount we hold is exhausted. The final payment will be for the remaining balance and may be less than the previous installments. We will credit interest yearly on the amount remaining unpaid at a rate we determine from time to time, but never less than 3% per year (or a higher rate if specified in your Contract), compounded annually. We may change the rate at any time, but will not reduce it more frequently than once each calendar year. If the Annuitant dies before all payments have been made, the Beneficiary may elect to receive the remaining payments or the unpaid balance in one lump sum. The election of this Annuity Option may result in the imposition of a penalty tax.

SELECTION OF ANNUITY OPTION

      You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain. If there is more than one Annuitant living on the Annuity Commencement Date because you have named a Co-Annuitant, we will provide Annuity Option C with a 50% survivor benefit and the Co-Annuitant as the designated second person.

      You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

      There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

      REMEMBER THAT THE ANNUITY OPTIONS MAY NOT BE CHANGED ONCE ANNUITY PAYMENTS BEGIN.

AMOUNT OF ANNUITY PAYMENTS

      ADJUSTED ACCOUNT VALUE

      The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

      - We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.

      - If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.


      - We deduct any applicable premium tax or similar tax if not previously deducted.


      VARIABLE ANNUITY PAYMENTS

      Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

      To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

      If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

      Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

      FIXED ANNUITY PAYMENTS

      Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either
(1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 3% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

      MINIMUM PAYMENTS

      If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

EXCHANGE OF VARIABLE ANNUITY UNITS

      During the Income Phase, the Annuitant may exchange Annuity Units from one Sub-Account to another, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

      Before exchanging Annuity Units from one Sub-Account to another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts are invested.

      During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

ACCOUNT FEE

      During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the Account Fee from Fixed Annuity payments.

ANNUITY PAYMENT RATES

      The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 3% per year, compounded annually).

      The Annuity Payment Rates may vary according to the Annuity Option(s) elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the 1983 Individual Annuitant Mortality Table.

ANNUITY OPTIONS AS METHOD OF PAYMENT FOR DEATH BENEFIT

      You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

                           OTHER CONTRACT PROVISIONS

EXERCISE OF CONTRACT RIGHTS

      A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised by the Owner without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

      The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Annuitant. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

CHANGE OF OWNERSHIP

      Ownership of a Qualified Contract may not be transferred except to:
(1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code;
(3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under
Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant;
(4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or
(5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

      The Owner of a Non-Qualified Contract may change the ownership of the Contract during the lifetime of the Annuitant and prior to the Annuity Commencement Date. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

DEATH OF OWNER

      If your Contract is a Non-Qualified Contract and you die prior to the Annuitant and before the Annuity Commencement Date, special distribution rules apply. In that case, the death benefit amount (as determined under "Amount of Death Benefit" in this Prospectus using the date we receive Due Proof of your Death as the Death Benefit Date), must be distributed to your "designated beneficiary," within the meaning of Section 72(s) of the Internal Revenue Code, either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the designated beneficiary, with payments beginning no later than one year after your death.

      The person you have named a Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living, the Annuitant automatically becomes the designated beneficiary.

      If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse.

      If you were the Annuitant as well as the Owner, your surviving spouse (if the designated beneficiary) may elect to be named as both Owner and Annuitant and continue the Contract; in that case, we will not pay a death benefit and the Account Value will not be increased to reflect the death benefit calculation. The special distribution rules will then apply on the death of your spouse. If your spouse does not make that election, the death benefit provisions of the Contract will apply, subject to the condition that any annuity option elected complies with the special distribution requirements described above. In all other cases where you are the Annuitant, the death benefit provisions of the Contract control.

      If you are the Annuitant and you die during the Income Phase, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under the option.

      If the Owner is not a natural person, these distribution rules apply on a change in, or the death of, any Annuitant or Co-Annuitant.

      Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

      If yours is a Qualified Contract, any distributions upon your death will be subject to the laws and regulations governing the particular retirement or deferred compensation plan in connection with which the Qualified Contract was issued.

VOTING OF FUND SHARES

      We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

      Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

      All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Funds for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

PERIODIC REPORTS

      During the Accumulation Period we will send you at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to a Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

      In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

      Upon request, we will provide you with information regarding fixed and variable accumulation values.

SUBSTITUTION OF SECURITIES

      Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

CHANGE IN OPERATION OF VARIABLE ACCOUNT

      At our election and subject to the prior approval of the Superintendent of Insurance of the State of New York and any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may, subject to the prior approval of the Superintendent of Insurance of the State of New York, make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

SPLITTING UNITS

      We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contracts.

MODIFICATION

      Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject;
(ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

RIGHT TO RETURN

      If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Service Address as shown on the cover of this Prospectus within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value at the end of the Valuation Period during which we received it.

      If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

                               TAX CONSIDERATIONS

      This section describes general federal income tax consequences based upon our understanding of current federal tax laws. Actual federal tax consequences may vary depending on, among other things, the type of retirement plan with which you use a Contract. Also, legislation affecting the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that you purchased before the date of enactment. We do not make any guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

DEDUCTIBILITY OF PURCHASE PAYMENTS

      For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible.

PRE-DISTRIBUTION TAXATION OF CONTRACTS

      Generally, an increase in the value of a Contract will not give rise to tax, prior to distribution.

      However, corporate (or other non-natural person) Owners of Non-Qualified Contracts incur current tax, regardless of distribution, on Contract value increases. Such current taxation does not apply, though, to (i) immediate annuities, which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase, or (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

      You should note that qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity.

DISTRIBUTIONS AND WITHDRAWALS FROM NON-QUALIFIED CONTRACTS

      The Account Value will include an amount attributable to Purchase Payments, the return of which is not taxable, and an amount attributable to investment earnings, the return of which is taxable at ordinary income rates. The relative portions of a distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the timing of the distribution.

      If you withdraw less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, you must treat the withdrawal first as a return of investment earnings. You may treat only withdrawals in excess of the amount of the Account Value attributable to investment earnings as a return of Purchase Payments. Account Value amounts assigned or pledged as collateral for a loan will be treated as if withdrawn from the Contract.

      If a Payee receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, however, the Payee treats a portion of each payment as a nontaxable return of Purchase Payments. In general, the nontaxable portion of such a payment bears the same ratio to the total payment as the Purchase Payments bear to the Payee's expected return under the Contract. The remainder of the payment constitutes a taxable return of investment earnings. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, all future distributions constitute fully taxable ordinary income. If the Annuitant dies before the Payee recovers the full amount of Purchase Payments, the Payee may deduct an amount equal to unrecovered Purchase Payments.

      Upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      A penalty tax of 10% may apply to taxable cash withdrawals and lump-sum payments from Non-Qualified Contracts. This penalty will not apply in certain circumstances, such as distributions pursuant to the death of the Owner or distributions under an immediate annuity (as defined above), or after age
59 1/2.

DISTRIBUTIONS AND WITHDRAWALS FROM QUALIFIED CONTRACTS

      Generally, distributions from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will, except in certain circumstances, apply to distributions prior to age 59 1/2.

      Distributions from a Qualified Contract are not subject to current taxation or a 10% penalty, however, if:

      - the distribution is not a hardship distribution or part of a series of payments for life or for a specified period of 10 years or more (an "eligible rollover distribution"), and

      - the Owner or Payee rolls over the distribution (with or without actually receiving the distribution) into a qualified retirement plan eligible to receive the rollover.

      Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

WITHHOLDING

      In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

INVESTMENT DIVERSIFICATION AND CONTROL

      The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. Contracts that do not meet the guidelines are subject to current taxation on annual increases in value. We believe that each Series of the Series Fund complies with these regulations. The preamble to the regulations states that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if in fact promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account the extent necessary to comply with any such guidelines, but cannot assure that such modifications would satisfy any retroactive guidelines.

TAX TREATMENT OF THE COMPANY AND THE VARIABLE ACCOUNT

      As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. We will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

QUALIFIED RETIREMENT PLANS

      You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

PENSION AND PROFIT-SHARING PLANS

      Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

TAX-SHELTERED ANNUITIES

      Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

      If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, and (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989. It is permissible, however, to withdraw post-1988 salary reduction contributions in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

      Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

INDIVIDUAL RETIREMENT ACCOUNTS

      Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

ROTH IRAS

      Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA, the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. If and when we make Contracts available for use with Roth IRAs, we will provide any necessary information.

                        ADMINISTRATION OF THE CONTRACTS

      We perform certain administrative functions relating to the Contracts, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

                         DISTRIBUTION OF THE CONTRACTS

      We offer the Contracts on a continuous basis. The Contracts are sold by licensed insurance agents in the State of New York. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of our parent company, Sun Life (U.S.), is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

      Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 7.10% of Purchase Payments. In addition, after the first Contract Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 1.00% of the Owner's Account Value. Commissions will not be paid with respect to Accounts established for the personal account of employees of the Company or any of its affiliates, or of persons engaged in the distribution of the Contracts, or of immediate family members of such employees or persons. In addition, commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates."

                            PERFORMANCE INFORMATION

      From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some Sub-Accounts.

      Average Annual Total Return measures the net income of a Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a variable option over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Fund. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in a Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of the Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

      Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

      The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

      Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Sun Capital Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Series Sub-Account similarly, but include the increase due to assumed compounding. The Sun Capital Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

      The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

      The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Duff and Phelps. Each year, A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Duff and Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

      We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

                             AVAILABLE INFORMATION

      The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

      In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: WASHINGTON, D.C. -- 450 Fifth Street, N.W., Room 1024,

Washington, D.C. 20549; CHICAGO, ILLINOIS -- 500 West Madison Street, Chicago, IL 60661; NEW YORK, NEW YORK -- 7 World Trade Center, 13th Floor, New York, NY 10048. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC is incorporated by reference in this Prospectus. Any statement contained in a document we incorporate by reference is deemed modified or superceded to the extent that a later filed document, including this Prospectus, shall modify or supercede that statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Prospectus.

      The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to our Service Address in writing or by telephone at (800) 282-7073.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY

BUSINESS OF THE COMPANY


      We are engaged in the sale of combination fixed and variable annuity contracts, group life and group health insurance contracts. These contracts are sold in both the tax-qualified and non-tax-qualified markets by insurance agents, some of whom are registered representatives of national and regional stock brokerage firms and brokers.


SELECTED FINANCIAL DATA

      The following selected financial data for the Company should be read in conjunction with the Company's financial statements and notes thereto included in this Prospectus on page __.


                                                      FOR THE YEARS ENDED DECEMBER 31,
                                            ----------------------------------------------------
                                              1999       1998       1997       1996       1995
                                            --------   --------   --------   --------   --------
                                                              (IN $ THOUSANDS)
Revenues
  Premiums, annuity deposits and other
    revenue                                 $ 67,081   $108,443   $137,079   $ 83,711   $ 56,678
  Net investment income                        5,425      6,718      9,344     13,019     19,204
                                            --------   --------   --------   --------   --------
                                              72,506    115,161    146,423     96,730     75,882
                                            --------   --------   --------   --------   --------
Benefits and expenses
  Policyholder benefits                       54,892     93,816    126,876     82,079     63,100
  Other expenses                              11,828     12,577     14,059      9,870      9,384
                                            --------   --------   --------   --------   --------
                                              66,720    106,393    140,935     91,949     72,484
                                            --------   --------   --------   --------   --------
Income from operations before federal
  income tax expense                           5,786      8,768      5,488      4,781      3,398
  Federal income tax (excluding tax on
    capital losses)                            1,228      2,070      2,315      1,939      2,447
                                            --------   --------   --------   --------   --------
Income from operations after federal
  income tax expense and before realized
  capital losses                               4,558      6,698      3,173      2,842        951
  Net realized capital gains (losses) less
    capital gains tax                            152        (13)       183       (439)       (21)
                                            --------   --------   --------   --------   --------
Net Income                                  $  4,710   $  6,684   $  3,356   $  2,403   $    930
                                            ========   ========   ========   ========   ========
Total Assets                                $806,006   $713,677   $624,535   $518,319   $524,731
                                            ========   ========   ========   ========   ========

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


CAUTIONARY STATEMENT



      The Private Securities Litigation Reform Act of 1995 defines forward-looking statements as statements not based on historical fact. This Prospectus includes forward-looking statements by the Company. These statements relate to such topics as Year 2000 compliance, volume growth, market share, and financial goals. It is important to understand that these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those that the statements anticipate. These risks and uncertainties may concern, among other things:



    - Heightened competition, particularly in terms of price, product features, and distribution capability, which could constrain the Company's growth and profitability.



    - Changes in interest rates and market conditions.



    - Regulatory and legislative developments.



    - The Company's ability to identify and address any remaining Year 2000 issues successfully, in a timely manner, and at reasonable cost. They also may concern the ability of the Company's vendors, suppliers, other service providers, and customers to successfully address any of their own remaining Year 2000 issues in a timely manner.



RESULTS OF OPERATIONS



      The Company had net income of $4,710,000 for 1999 as compared to $6,685,000 for 1998. The $1,975,000 decrease in net income was due to lower earnings in both its Wealth Management and Protection segments.



      The decline in Wealth Management income was due primarily to an increase in operating expenses as a result of the consolidation of the Company's annuity operation, offset by lower strain from lower than expected annuity sales. During 1999, the Company consolidated its customer service and accounting functions with its parent company, Sun Life (U.S.). One-time charges incurred in connection with this consolidation totaled approximately $800,000 and consisted primarily of: (1) severance and employee benefit costs; (2) termination fee associated with a lease cancellation and; (3) furniture and equipment write-offs. The decline in annuity deposit-type funds in the Wealth Management segment was due to lower sales associated with the Company's dollar cost averaging ("DCA") program. Under the DCA program deposits are made into the fixed portion of the Company's market value adjusted combination fixed/variable annuity contract and receive a more favorable crediting rate for the policy year. During the year, the fixed deposit is exchanged to the variable portion of the contract in equal periodic installments. The decline in 1999 DCA sales was attributable to the Company adhering to the New York State Insurance Department's (the "Department") request to limit the DCA crediting rate the Company, and its competitors, could offer. In November 1999, after the Department issued guidelines to permit New York licensed insurers to offer an enhanced DCA crediting rate, the Company reintroduced the DCA program. Also contributing to lower annuity deposit fund sales was the implementation, in November 1998, of the Department's Regulation 60, which governs replacement sales.



      The decline in Protection income was due to unfavorable group life mortality experience and higher group health reserves from an increase in group long-term disability claims experience.



      The total capital stock and surplus position of the Company at December 31, 1999, was $41,346,000. Cash dividends of $6,500,000 million were paid to its parent company, Sun Life (U.S.) during 1999. The Company's management considers its surplus position to be adequate.



QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.



      This discussion covers market risks associated with investment portfolios that support the Company's general account liabilities. This discussion does not cover market risks associated with those investment portfolios that support separate account products. For these products, the policyholder, rather than the Company, assumes these market risks.



GENERAL



      The assets of the general account are available to support general account liabilities. For purposes of managing these assets in relation to these liabilities, the Company notionally segments these assets by product or by groups of products. The Company manages each segment's assets based on an investment policy statement that it has established for that segment. The policy statement discusses the segment's liability characteristics and liquidity requirements, provides cash flow estimates, and sets targets for asset mix, duration, and quality. Each quarter, investment and business unit managers review these policy statements to ensure that the policies remain appropriate, taking into account each segment's liability characteristics.



TYPES OF MARKET RISKS



      The Company's stringent underwriting standards and practices have resulted in high-quality portfolios and have the effect of limiting credit risk. It is the Company's policy, for example, not to purchase below-investment-grade securities. Also, as a matter of investment policy, the Company assumes no foreign currency or commodity risk, nor does it assume equity price risk except to the extent that it holds real estate in its portfolios. The management of interest rate risk exposure is discussed below.



INTEREST RATE RISK MANAGEMENT



      The Company's fixed interest rate liabilities are primarily supported by well-diversified portfolios of fixed interest rate investments. All of these fixed interest rate investments are held for other than trading purposes and can include publicly issued and privately placed bonds and commercial mortgage loans. Public bonds can include Treasury bonds, corporate bonds, and money market instruments. The Company's fixed income portfolios also hold securitized assets, including mortgage-backed securities ("MBS") and asset-backed securities. These securities are subject to the same standards applied to other portfolio investments, including relative value criteria and diversification guidelines. In portfolios backing interest-sensitive liabilities, the Company's policy is to limit MBS holdings to less than 10% of total portfolio assets. In all portfolios, the Company restricts MBS investments to pass-through securities issued by U.S. government agencies and to collateralized mortgage obligations, which are expected to exhibit relatively low volatility. The Company does not engage in leveraged transactions and it does not invest in the more speculative forms of these instruments such as the interest-only, principal-only, inverse floater, or residual tranches.



      Changes in the level of domestic interest rates affect the market value of fixed interest rate assets and liabilities. Segments whose liabilities mainly arise from the sale of products containing interest rate guarantees for certain terms are sensitive to changes in interest rates. In these segments, the Company uses "immunization" strategies, which are specifically designed to minimize the loss from wide fluctuations in interest rates. The Company supports these strategies using analytical and modeling software acquired from outside vendors.



      Significant features of the Company's immunization models include:



    - an economic or market value basis for both assets and liabilities;



    - an option pricing methodology;



    - the use of effective duration and convexity to measure interest rate sensitivity;



    - the use of "key rate durations" to estimate interest rate exposure at different parts of the yield curve and to estimate the exposure to non-parallel shifts in the yield curve.



      The Company's Interest Rate Risk Committee meets monthly. After reviewing duration analyses, market conditions and forecasts, the Committee develops specific asset management strategies for the interest-sensitive portfolios. These strategies may involve managing to achieve small intentional mismatches, either in terms of total effective duration or for certain key rate durations, between the liabilities and related assets of particular segments. The Company manages these mismatches to a tolerance range of plus or minus 0.5.



      Liabilities categorized as financial instruments and held in the Company's general account at December 31, 1999 had a fair value of $25.7 million. Fixed income investments supporting those liabilities had a fair value of $73.0 million at that date. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 1999. The analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $.6 million and the corresponding assets would show a net decrease of $2.1 million.



      By comparison, liabilities categorized as financial instruments and held in the Company's general account at December 31, 1998 had a fair value of $29.2 million. Fixed income investments supporting those liabilities had a fair value of $82.3 million at that date. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 1998. The analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $.7 million and the corresponding assets would show a net decrease of $2.4 million.



      The Company produced these estimates using computer models. Since these models reflect assumptions about the future, they contain an element of uncertainty. For example, the models contain assumptions about future policyholder behavior and asset cash flows. Actual policyholder behavior and asset cash flows could differ from what the models show. As a result, the models' estimates of duration and market values may not reflect what actually will occur. The models are further limited by the fact that they do not provide for the possibility that management action could be taken to mitigate adverse results. The Company believes that this limitation is one of conservatism; that is, it will tend to cause the models to produce estimates that are generally worse than one might actually expect, all other things being equal.



      Based on its processes for analyzing and managing interest rate risk, the Company believes its exposure to interest rate changes will not materially affect its near-term financial position, results of operations, or cash flows.


REINSURANCE

      The Company has executed agreements which provide that the parent company will reinsure risks under certain group life, health, and long-term disability insurance contracts sold by the Company.

RESERVES

      In accordance with the life insurance laws and regulations under which the Company operates it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on its outstanding contracts. Reserves are based on mortality tables in general use in the United States and are computed to equal amounts that, with additions from premiums to be received, and with interest on such reserves computed annually at certain assumed rates, will be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. In the accompanying Financial Statements these reserves are determined in accordance with statutory regulations.

INVESTMENTS

      The Company maintains investments in bonds and mortgages with cash flows to match estimated cash flows of its liabilities.


      It is the Company's policy to acquire only investment grade securities. None of the Company's holdings of bonds were rated below investment grade at December 31, 1999. Publicly traded government and corporate bonds comprised 96% of the Company's total bonds at December 31, 1999. The Company underwrites commercial mortgages with a maximum loan to value ratio of 75%, and as a rule invests only in properties that are almost fully leased. The Company did not have any mortgage loans in arrears more than 60 days at December 31, 1999.


COMPETITION

      The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are approximately 150 insurers in the life insurance business in the State of New York.

EMPLOYEES


      As of December 31, 1999, the Company had 2 direct employees who are employed at its Home Office.


PROPERTIES


      The Company owns no properties. During 1998 and 1997, the Company leased two separate facilities for its annuity operations and group sales offices. On February 24, 1999, the Company terminated the lease associated with its annuity operations office as it consolidated the functions performed at this facility with its parent company, Sun Life (U.S.). After the group sales office lease expired in July 1999, the Company entered a five-year lease for a facility that combined its group sales office operation and corporate home office.


STATE REGULATION

      The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

      The Superintendent of Insurance has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

      In addition, affiliated groups of insurers, such as the Company, its parent and its affiliates, are regulated under insurance holding company legislation in New York and certain other states. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved.

      Under insurance guaranty fund laws in New York, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

      Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

                               LEGAL PROCEEDINGS

      There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

                                  ACCOUNTANTS

      The financial statements of the Variable Account for the year ended December 31, 1999 included in the Statement of Additional Information and the statutory financial statements of the Company for the years ended December 31, 1999, 1998 and 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

      The financial statements of the Company which are included in this Prospectus should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Series Fund shares held in the Sub-Accounts of the Variable Account.


      The financial statements of the Variable Account for the year ended December 31, 1999 are included in the Statement of Additional Information. The financial statements pertain to that portion of the Variable Account to which Participant's Purchase Payments will be allocated and to which participants in other contracts currently participating in the Variable Account are allocated. The Variable Account value of the interest of Owners, Participants, Annuitants, Payees and Beneficiaries under the Contracts is affected primarily by the investment results of the Funds. The financial statements of the Variable Account reflect units outstanding and expenses incurred under other contracts currently participating in the Variable Account which impose certain contract charges that are different from those imposed under the Contract.


                            ------------------------

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.))



STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND
CAPITAL STOCK AND SURPLUS
DECEMBER 31, 1999 AND 1998



                                                                  1999                 1998
                                                                  ----                 ----
ADMITTED ASSETS
    Bonds                                                     $ 59,215,128         $ 57,916,869
    Mortgage loans on real estate                                8,659,610           17,657,672
    Properties acquired in satisfaction of debt                         --            1,755,854
    Policy loans                                                   537,976              625,023
    Cash and short-term investments                              6,261,102            5,928,556
    Life insurance premiums and annuity considerations due
      and uncollected                                            2,168,135              667,087
    Accident and health premiums due and unpaid                    579,460              156,493
    Receivable from parent and affiliates                          621,625                   --
    Investment income due and accrued                              795,075              780,020
    Federal income tax recoverable                                 520,467                   --
    Other assets                                                   235,655              183,602
                                                              ------------         ------------
    General account assets                                      79,594,233           85,671,176
    Separate account assets
      Unitized                                                 632,350,720          527,942,310
      Non-unitized                                              94,061,504          100,064,243
                                                              ------------         ------------
    Total admitted assets                                     $806,006,457         $713,677,729
                                                              ============         ============
LIABILITIES
    Aggregate reserve for life policies and contracts         $ 21,762,306         $ 22,578,780
    Aggregate reserve for accident and health policies           9,251,000            7,830,000
    Policy and contract claims                                   2,182,472            2,174,704
    Liability for premium and other deposit funds               18,048,656           20,807,840
    Interest maintenance reserve                                   553,770              830,941
    Commissions to agents due or accrued                           449,213              374,826
    General expenses due or accrued                                580,432              369,524
    Transfers from Separate Accounts due or accrued            (17,043,885)         (15,992,081)
    Taxes, licenses and fees due or accrued                        100,000               64,813
    Federal income taxes due or accrued                                 --              700,000
    Asset valuation reserve                                      1,210,107            1,047,787
    Payable to parent, subsidiaries, and affiliates                     --            1,218,745
    Other liabilities                                            1,353,930              684,361
                                                              ------------         ------------
    General account liabilities                                 38,448,001           42,690,240
    Separate account liabilities:
      Unitized                                                 632,150,968          527,751,720
      Non-unitized                                              94,061,504          100,064,243
                                                              ------------         ------------
    Total liabilities                                          764,660,473          670,506,203
                                                              ------------         ------------
CAPITAL STOCK AND SURPLUS
    Common capital stock                                         2,000,000            2,000,000
                                                              ------------         ------------
    Gross paid in and contributed surplus                       29,500,000           29,500,000
    Group life contingency reserve fund                          1,035,323              812,391
    Unassigned funds                                             8,810,661           10,859,135
                                                              ------------         ------------
    Total surplus                                               39,345,984           41,171,526
                                                              ------------         ------------
    Capital stock and surplus                                   41,345,984           43,171,526
                                                              ------------         ------------
    Total Liabilities, Capital Stock and Surplus              $806,006,457         $713,677,729
                                                              ============         ============



                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



STATUTORY STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



                                                          1999           1998           1997
                                                          ----           ----           ----
INCOME:
    Premiums and annuity considerations               $ 19,152,409   $ 16,979,974   $ 16,013,160
    Deposit-type funds                                  39,510,208     84,013,114    115,692,429
    Net investment income                                5,170,881      6,397,852      8,824,668
    Amortization of interest maintenance reserve           254,220        319,812        519,001
    Net gain from operations from Separate Accounts          9,162          9,115          8,743
    Income from fees associated with investment
      management, administration and contract
      guarantees from Separate Accounts                  7,470,958      6,262,374      4,707,296
    Other income                                           938,657      1,179,261        657,755
                                                      ------------   ------------   ------------
    Total Income                                        72,506,495    115,161,502    146,423,052
                                                      ------------   ------------   ------------
BENEFITS AND EXPENSES:
    Death benefits                                       7,357,222      6,237,281      4,916,746
    Annuity benefits                                     5,238,282      5,758,805      5,439,091
    Disability benefits and benefits under accident
      and health policies                                1,351,989      1,094,851        939,635
    Surrender benefits and other fund withdrawals       59,018,693     73,863,143     79,016,904
    Interest on policy or contract funds                    82,760        101,516         75,069
    Increase in aggregate reserves for life and
      accident and health policies and contracts           604,526        620,154      5,199,040
    Decrease in liability for premium and other
      deposit funds                                     (2,759,184)   (10,533,414)   (30,405,893)
                                                      ------------   ------------   ------------
    Total Benefits                                      70,894,288     77,142,336     65,180,592
    Commissions on premiums and annuity
      considerations (direct business only)              4,712,712      4,850,390      5,582,738
    General insurance expenses                           6,372,100      7,017,562      7,687,478
    Insurance taxes, licenses and fees, excluding
      federal income taxes                                 742,992        709,440        788,386
    Net transfers to (from) Separate Accounts          (16,002,095)    16,673,071     61,695,832
                                                      ------------   ------------   ------------
    Total Benefits and Expenses                         66,719,997    106,392,799    140,935,026
                                                      ------------   ------------   ------------
    Net gain from operations before federal income
      taxes                                              5,786,498      8,768,703      5,488,026
    Federal income taxes incurred (excluding tax on
      capital gains)                                     1,228,004      2,070,545      2,315,259
                                                      ------------   ------------   ------------
    Net gain from operations after federal income
      taxes and before realized capital gains            4,558,494      6,698,158      3,172,767
    Net realized capital (losses) gains less capital
      gains tax and transferred to the interest
      maintenance reserve                                  151,678        (13,249)       183,262
                                                      ------------   ------------   ------------
NET INCOME                                            $  4,710,172   $  6,684,909   $  3,356,029
                                                      ============   ============   ============



                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.)) STATUTORY STATEMENTS OF CHANGES IN CAPITAL STOCK AND SURPLUS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



                                                    1999                1998                1997
                                                    ----                ----                ----
Capital and surplus, Beginning of year           $43,171,526         $38,781,183         $34,802,643
                                                 -----------         -----------         -----------
Net income                                         4,710,172           6,684,909           3,356,029
Change in net unrealized capital gains                    --             359,000             138,000
Change in nonadmitted assets and related
  items                                              126,606              47,886             (14,391)
Change in asset valuation reserve                   (162,320)            298,548             498,902
Dividend to stockholder                           (6,500,000)         (3,000,000)                 --
                                                 -----------         -----------         -----------
Net change in capital and surplus for
  the year                                        (1,825,542)          4,390,343           3,978,540
                                                 -----------         -----------         -----------
Capital and surplus, End of year                 $41,345,984         $43,171,526         $38,781,183
                                                 ===========         ===========         ===========



                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.)) STATUTORY STATEMENTS OF CASH FLOW
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



                                                        1999               1998               1997
                                                        ----               ----               ----
Cash Provided:
  Premiums, annuity considerations and
    deposit funds received                          $ 57,235,427       $101,168,181       $138,347,877
  Net investment income                                5,324,547          6,731,025          9,707,801
  Fees associated with investment management,
    administration and contract guarantees
    from Separate Accounts                             7,470,958          6,262,374          4,707,296
  Fee income                                             938,659          1,179,261            657,755
                                                    ------------       ------------       ------------
Total receipts                                        70,969,591        115,340,841        153,420,729
                                                    ------------       ------------       ------------
  Benefits paid                                       73,041,178         86,793,629        122,170,301
  Insurance expenses and taxes paid                   11,229,543         12,819,426         13,540,362
  Net cash transfers to (from) Separate
    Accounts                                         (14,950,291)        25,441,094         41,721,173
  Federal income tax payments (excluding tax
    on capital gains)                                  1,928,000          2,370,545          1,715,259
                                                    ------------       ------------       ------------
Total payments                                        71,248,430        127,424,694        179,147,095
                                                    ------------       ------------       ------------
Net cash used in operations                             (278,839)       (12,083,853)       (25,726,366)
                                                    ------------       ------------       ------------
  Proceeds from long-term investments sold,
    matured or repaid (after deducting taxes
    on capital gains of $81,675 for 1999,
    $135,651 for 1998 and $222,860 for 1997)          47,042,986         37,410,774         59,132,310
  Other cash provided                                    717,427            813,054            325,543
                                                    ------------       ------------       ------------
Total cash provided                                   47,760,413         38,223,828         59,457,853
                                                    ------------       ------------       ------------
Cash Applied:
  Cost of long-term investments acquired             (37,498,243)       (26,671,265)       (27,369,138)
  Other cash applied                                  (9,650,785)        (3,660,391)          (857,106)
                                                    ------------       ------------       ------------
Total cash applied                                   (47,149,028)       (30,331,656)       (28,226,244)
Net change in cash and short-term investments            332,546         (4,191,681)         5,505,243
Cash and short-term investments:
Beginning of year                                      5,928,556         10,120,237          4,614,994
                                                    ------------       ------------       ------------
End of year                                         $  6,261,102       $  5,928,556       $ 10,120,237
                                                    ============       ============       ============



                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



1.  DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



GENERAL



Sun Life Insurance and Annuity Company of New York (the "Company") is incorporated as a life insurance company and is currently engaged in the sale of individual fixed and variable annuities, group life and group long-term disability insurance. The parent company, Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)"), is ultimately a wholly-owned subsidiary of Sun Life Assurance Company of Canada ("SLOC)"), a mutual life insurance company.



The Company, which is domiciled in the State of New York, prepares its financial statements in accordance with statutory accounting practices prescribed or permitted by the State of New York Insurance Department. Prescribed accounting practices include practices described in a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted accounting practices encompass all accounting practices not so prescribed. The permitted accounting practices adopted by the Company are not material to the financial statements. Prior to 1996, statutory accounting practices were recognized by the insurance industry and the accounting profession as generally accepted accounting principles ("GAAP") for mutual life insurance companies and stock life insurance companies wholly owned by mutual life insurance companies. In April 1993, the Financial Accounting Standards Board ("FASB") issued an interpretation (the "Interpretation") that became effective in 1996, which has changed the previous practice of mutual life insurance companies (and stock life insurance companies that are wholly owned subsidiaries of mutual life insurance companies) with respect to utilizing statutory basis financial statements for general purposes, in that it will no longer allow such financial statements to be described as having been prepared in conformity with GAAP. Consequently, these financial statements prepared in conformity with statutory accounting practices as described above, vary from and are not intended to present the Company's financial position, results of operations or cash flow in conformity with GAAP. (See Note 17 for further discussion relative to the Company's basis of financial statement presentation.) The effects on the financial statements of the variances between the statutory basis of accounting and GAAP, although not reasonably determinable, are presumed to be material.



INVESTED ASSETS



Bonds are carried at cost adjusted for amortization of premium or accrual of discount. Mortgage loans acquired at a premium or discount are carried at amortized values and other mortgage loans at the amounts of the unpaid balances. Real estate investments are carried at the lower of cost, adjusted for accumulated depreciation, or appraised value less encumbrances. Short-term investments are carried at amortized cost, which approximates fair value. Depreciation of buildings and improvements is calculated using the straight-line method over the estimated useful life of the property, generally forty to fifty years.



POLICY AND CONTRACT RESERVES



The reserves for life insurance and annuity contracts are computed in accordance with presently accepted actuarial standards, and are based on actuarial assumptions and methods (including use of published mortality tables and prescribed interest rates) which produce reserves at least as great as those required by law and contract provisions.



INCOME AND EXPENSES



For group life, group long-term disability and annuity contracts, premiums are recognized as revenues over the premium paying period, whereas commissions and other costs applicable to the acquisition of new business are charged to operations as incurred.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



1. DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):


SEPARATE ACCOUNTS



The Company has established unitized separate accounts applicable to individual qualified and nonqualified variable annuity contracts.



The Company has also established a nonunitized separate account for amounts allocated to the fixed portion of a certain combination fixed/variable deferred annuity contracts. The assets of this account are available to fund general account liabilities and general account assets are available to fund liabilities of this account.



Assets and liabilities of the separate accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract holders, are shown as separate captions in the financial statements. Assets held in the separate accounts are carried at market value as determined by the quoted market prices of the underlying investments.



Gains (losses) from mortality experience and investment experience of the separate accounts, not applicable to contract owners, and accrued expense allowances recognized in reserves are receivable from or payable to the general account. Accumulated amounts that have not been transferred are recorded as payable (receivable) to (from) the general account. Transfers from separate accounts due or accrued amounted to $17,044,000 in 1999 and $15,992,000 in 1998.



CHANGES IN ACCOUNTING PRINCIPLES AND REPORTING



In March 1998, the National Association of Insurance Commissioners adopted the Codification of Statutory Accounting Principles ("Codification"). The Codification, which is intended to standardize regulatory accounting and reporting for the insurance industry, is proposed to be effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices and it is uncertain when, or if, the State of New York will require adoption of the Codification for the preparation of statutory financial statements. The Company has not finalized the quantification of the effects of Codification on its statutory financial statements.



OTHER



Preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.



Certain prior year amounts have been reclassified to conform to amounts as presented in the current year.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



2.  BONDS



Investments in debt securities are as follows:



                                                                      DECEMBER 31, 1999
                                                       -----------------------------------------------
                                                                     GROSS        GROSS      ESTIMATED
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES       VALUE
                                                         ----        -----        ------       -----
                                                                         (IN 000'S)
Long-term bonds:
    United States Government and government agencies
      and authorities                                   $ 6,148        $13        $  (171)    $ 5,990
    Public utilities                                      8,765          7           (391)      8,381
    Transportation                                        3,521         --            (16)      3,505
    Finance                                               7,742         --           (183)      7,559
    All other corporate bonds                            33,039         69         (1,379)     31,729
                                                        -------        ---        -------     -------
        Total long-term bonds                            59,215         89         (2,140)     57,164

Short-term bonds -- U.S. Treasury Bills, bankers
  acceptances and commercial paper                        6,958         --             --       6,958
                                                        -------        ---        -------     -------
Total bonds                                             $66,173        $89        $(2,140)    $64,122
                                                        =======        ===        =======     =======



                                                                      DECEMBER 31, 1998
                                                       -----------------------------------------------
                                                                     GROSS        GROSS      ESTIMATED
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES       VALUE
                                                         ----        -----        ------       -----
                                                                         (IN 000'S)
Long-term bonds:
    United States Government and government agencies
      and authorities                                   $16,153      $  319        $(31)      $16,441
    Public utilities                                     11,353         213         (16)       11,550
    Transportation                                        2,553          19          --         2,572
    Finance                                               6,260         122          (9)        6,373
    All other corporate bonds                            21,598         430         (37)       21,991
                                                        -------      ------        ----       -------
        Total long-term bonds                            57,917       1,103         (93)       58,927

Short-term bonds -- U.S. Treasury Bills, bankers
  acceptances and commercial paper                        5,258          --          --         5,258
                                                        -------      ------        ----       -------
Total bonds                                             $63,175      $1,103        $(93)      $64,185
                                                        =======      ======        ====       =======

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



2.  BONDS (CONTINUED):


The amortized cost and estimated fair value of debt securities at December 31, 1999 are shown below by contractual maturity.Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call and/or prepayment penalties.



                                                                DECEMBER 31, 1999
                                                              ----------------------
                                                              AMORTIZED   ESTIMATED
                                                                COST      FAIR VALUE
                                                                ----      ----------
                                                                    (IN 000'S)
Maturities are:
    Due in one year or less                                    $12,010     $12,001
    Due after one year through five years                       21,833      21,766
    Due after five years through ten years                      19,002      17,447
    Due after ten years                                          6,211       5,873
                                                               -------     -------
        Subtotal                                                59,056      57,087
    Mortgage-backed securities                                   7,117       7,035
                                                               -------     -------
Total bonds                                                    $66,173     $64,122
                                                               =======     =======



Proceeds from sales and maturities of investments in debt securities during 1999, 1998 and 1997 were $35,978,000, $29,068,000 and $42,986,000, gross gains of $192,000, $407,000 and $395,000 and gross losses of $395,000, $2,000 and
$40,000, respectively.



A bond, included above, with an amortized cost of approximately $405,000 and $404,000 at December 31, 1999 and 1998, respectively, was on deposit with the Superintendent of Insurance of the State of New York as required by law.



3.  MORTGAGE LOANS



The Company invests in commercial first mortgage loans throughout the United States. The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate allowances for losses have been made. In those cases where, in management's judgment, the mortgage loans' values are impaired, appropriate losses are recorded.



The following table shows the geographical distribution of the mortgage loan portfolio at December 31:



                                                                1999       1998
                                                                ----       ----
                                                                  (IN 000'S)
California                                                     $  582    $ 3,421
Florida                                                           733        777
Massachusetts                                                      --      1,090
New York                                                        1,413      2,868
Ohio                                                            1,271      1,291
All other                                                       4,661      8,211
                                                               ------    -------
                                                               $8,660    $17,658
                                                               ======    =======



As of December 31, 1999 and 1998, the Company had no restructured mortgage loans.



The Company has no outstanding mortgage loan commitments on real estate.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



4.  INVESTMENT GAINS (LOSSES)



                                                                        YEARS ENDED DECEMBER 31,
                                                                  ------------------------------------
                                                                    1999          1998          1997
                                                                    ----          ----          ----
                                                                               (IN 000'S)
Realized capital gains (losses):
  Bonds                                                             $  2          $  7          $(99)
  Mortgage loans                                                     (27)           (8)           (6)
  Real estate                                                        177           (12)          288
                                                                    ----          ----          ----
                                                                    $152          $(13)         $183
                                                                    ====          ====          ====
Changes in unrealized capital gains on mortgage loans               $ --          $359          $138
                                                                    ====          ====          ====



Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rate risk are charged or credited to an interest maintenance reserve ("IMR") and amortized into income over the remaining contractual life of the security sold. The net realized capital gains (losses) credited to the IMR were $(35,000), $408,000 and $355,000 in 1999, 1998 and
1997, respectively. All gains are transferred net of applicable income taxes.



5.  NET INVESTMENT INCOME



Net investment income consisted:



                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                                ----       ----       ----
                                                                        (IN 000'S)
Interest income from bonds                                     $4,108     $4,570     $5,622
Interest income from mortgage loans                             1,370      1,926      3,279
Real estate investment income                                      --         22        483
Other investment income                                            43        125        170
                                                               ------     ------     ------
Gross investment income                                         5,521      6,643      9,554
Investment expenses                                               350        245        729
                                                               ------     ------     ------
Net investment income                                          $5,171     $6,398     $8,825
                                                               ======     ======     ======



6.  REINSURANCE



The Company has agreements with SLOC which provide that SLOC will reinsure the mortality and morbidity risks of the group life insurance contracts and group long-term disability contracts issued by the Company. Under these agreements basic death benefits and long-term disability benefits are reinsured on a yearly renewable term basis. The agreements provide that SLOC will reinsure the mortality risks in excess of $50,000 per policy for group life insurance contracts and $4,000 per policy per month for the group long-term disability contracts ceded by the Company. For the years ended December 31, 1998 and 1997, the agreements provided that SLOC would reinsure $3,000 per policy per month for the group long-term disability contracts ceded by the Company. Reinsurance transactions under these agreements had the effect of increasing (decreasing) income from operations by $(169,000), $(771,000) and $139,000 for the years ended December 31, 1999, 1998, and 1997, respectively.



The group life and long-term disability reinsurance agreements require that the reinsurer provide funds in amounts equal to the reserves ceded.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



6.  REINSURANCE (CONTINUED):


The following are summarized pro forma results of operations of the Company for the years ended December 31, 1999, 1998 and 1997 before the effect of reinsurance transactions with SLOC:



                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                                ----       ----       ----
                                                                        (IN 000'S)
Income:
Premiums, annuity deposits and other revenues                 $71,099    $105,728   $142,915
Net investment income and realized gains                        5,323       6,718      9,343
                                                              -------    --------   --------
Subtotal                                                       76,422     112,446    152,258
                                                              -------    --------   --------

Benefits and expenses:
Policyholder benefits                                          74,539      79,918    101,371
Other expenses                                                 (4,225)     22,988     45,538
                                                              -------    --------   --------
Subtotal                                                       70,314     102,906    146,909
                                                              -------    --------   --------
Income from operations                                        $ 6,108    $  9,540   $  5,349
                                                              =======    ========   ========



The Company is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event SLOC is unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely.



7. WITHDRAWAL CHARACTERISTICS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT LIABILITIES



Withdrawal characteristics of general account and separate account annuity reserves and deposits:



                                                                DECEMBER 31, 1999
                                                              ---------------------
                                                               AMOUNT    % OF TOTAL
                                                              --------   ----------
                                                                   (IN 000'S)
Subject to discretionary withdrawal with adjustment:
    With market value adjustment                              $ 90,735       12.2
    At book value less surrender charges (surrender charge >
      5%)                                                        6,221        0.8
    At book value (minimal or no charge or adjustment)         626,008       84.1
Not subject to discretionary withdrawal provision               21,252        2.9
                                                              --------     ------
Total annuity actuarial reserves and deposit liabilities      $744,216      100.0
                                                              ========     ======



                                                                DECEMBER 31, 1998
                                                              ---------------------
                                                               AMOUNT    % OF TOTAL
                                                              --------   ----------
                                                                   (IN 000'S)
Subject to discretionary withdrawal:
    With market value adjustment                              $ 98,744       15.2
    At book value less surrender charges (surrender charge >
      5%)                                                        7,108        1.1
    At book value (minimal or no charge or adjustment)         523,814       80.5
Not subject to discretionary withdrawal provision               20,709        3.2
                                                              --------     ------
Total annuity actuarial reserves and deposit liabilities      $650,375      100.0
                                                              ========     ======

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



8.  SEGMENT INFORMATION



The Company offers financial products and services such as fixed and variable annuities, group life insurance and group long-term disability protection. Within these areas, the Company conducts business principally in two operating segments and maintains a corporate segment to provide for the capital needs of the various operating segments and to engage in other financing related activities.



The Wealth Management segment markets and administers individual variable and fixed annuity products, including market value adjusted annuities, while the Protection segment markets and administers group life insurance and group long-term disability products.



The following amounts pertain to the various business segments:



                                                                                 FEDERAL          TOTAL
                                        TOTAL          TOTAL         PRETAX       INCOME     GENERAL ACCOUNT
                                       REVENUES     EXPENDITURES     INCOME       TAXES          ASSETS
                                     ------------   ------------   ----------   ----------   ---------------
    1999:
Wealth Management                    $ 53,466,000   $50,636,000    $2,830,000   $  155,000    $ 37,356,000
Protection                             16,550,000    15,914,000       636,000      237,000      17,025,000
Corporate                               2,490,000       170,000     2,320,000      836,000      25,213,000
                                     ------------   ------------   ----------   ----------    ------------
    Total:                           $ 72,506,000   $66,720,000    $5,786,000   $1,228,000    $ 79,594,000
                                     ============   ============   ==========   ==========    ============
      1998:
Wealth Management                      97,936,000    92,889,000     5,047,000      449,000      36,148,000
Protection                             15,155,000    13,251,000     1,904,000      654,000      14,685,000
Corporate                               2,071,000       253,000     1,818,000      968,000      34,838,000
                                     ------------   ------------   ----------   ----------    ------------
    Total:                           $115,162,000   $106,393,000   $8,769,000   $2,071,000    $ 85,671,000
                                     ============   ============   ==========   ==========    ============
      1997:
Wealth Management                     130,926,000   127,120,000     3,806,000    1,803,000      43,799,000
Protection                             12,623,000    13,791,000    (1,168,000)    (406,000)     10,706,000
Corporate                               2,874,000        24,000     2,850,000      918,000      46,273,000
                                     ------------   ------------   ----------   ----------    ------------
    Total:                           $146,423,000   $140,935,000   $5,488,000   $2,315,000    $100,778,000
                                     ============   ============   ==========   ==========    ============



9.  RETIREMENT PLANS



The Company participates with SLOC and Sun Life (U.S.) in a noncontributory defined benefit pension plan covering essentially all employees. The benefits are based on years of service and compensation.



The funding policy for the pension plan is to contribute an amount, which at least satisfies the minimum amount required by ERISA; currently the plan is fully funded. The Company is charged for its share of the pension cost based upon its covered participants. Pension plan assets consist principally of separate accounts of SLOC.



The Company's share of the group's accrued pension cost at December 31, 1999, 1998 and 1997 was $338,000, $275,000 and $211,000, respectively. The Company's share of net periodic pension cost was $63,000, $65,000 and $33,000 for the years ended December 31, 1999, 1998 and 1997, respectively.



The Company also participates with SLOC, Sun Life (U.S.) and certain affiliates in a 401(k) savings plan for which substantially all employees are eligible. The Company matches, up to specified amounts, employees' contributions to the plan. Company contributions were $26,000, $30,000 and $28,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



9.  RETIREMENT PLANS (CONTINUED):


OTHER POSTRETIREMENT BENEFIT PLANS



In addition to pension benefits, the Company provides certain health, dental and life insurance benefits ("postretirement benefits") for retired employees and dependents. Substantially all employees may become eligible for these benefits if they reach normal retirement age while working for the Company, or retire early upon satisfying an alternate age plus service condition. Life insurance benefits are generally set at a fixed amount.



The Company records an accrual of the estimated cost of retiree benefit payments during the years the employee provides services, and amortizes an obligation of approximately $50,000 over a period of ten years. The Company's cash flows are not affected by implementation of this standard, but implementation decreased net income by $9,000, $6,000 and $16,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The Company's postretirement health, dental and life insurance benefits currently are not funded.



The following table sets forth the change in the pension and other postretirement benefit plans' benefit obligations and assets as well as the plans' funded status reconciled with the amount shown in the Company's statutory financial statements at December 31:



                                                        PENSION BENEFITS       OTHER BENEFITS
                                                         1999       1998       1999       1998
                                                       --------   --------   --------   --------
                                                                      (IN 000'S)
Change in benefit obligation:
    Benefit obligation at beginning of year            $110,792   $ 79,684   $ 10,419   $  9,845
    Service cost                                          5,632      4,506        413        240
    Interest cost                                         6,952      6,452        845        673
    Actuarial (gain) loss                               (21,480)    21,975      1,048        308
    Benefits paid                                        (2,376)    (1,825)      (508)      (647)
                                                       --------   --------   --------   --------
Benefit obligation at end of year                      $ 99,520   $110,792   $ 12,217   $ 10,419
                                                       ========   ========   ========   ========
The Company's share:
    Benefit obligation at beginning of year            $    515   $    269   $     21   $     89
    Benefit obligation at end of year                       577        515         30         21
Change in plan assets:
    Fair value of plan assets at beginning of year     $151,575   $136,610   $     --   $     --
    Actual return on plan assets                          9,072     16,790         --         --
    Employer contribution                                    --         --        508        647
    Benefits paid                                        (2,376)    (1,825)      (508)      (647)
                                                       --------   --------   --------   --------
Fair value of plan assets at end of year               $158,271   $151,575   $     --   $     --
                                                       ========   ========   ========   ========

Funded status                                          $ 58,752   $ 40,783   $(12,217)  $(10,419)
Unrecognized net actuarial gain (loss)                  (20,071)    (2,113)     1,469        586
Unrecognized transition obligation (asset)              (22,617)   (24,674)       140        185
Unrecognized prior service cost                           7,081      7,661         --         --
                                                       --------   --------   --------   --------
Prepaid (accrued) benefit cost                         $ 23,145   $ 21,657   $(10,608)  $ (9,648)
                                                       ========   ========   ========   ========

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



9.  RETIREMENT PLANS (CONTINUED):



                                                        PENSION BENEFITS       OTHER BENEFITS
                                                         1999       1998       1999       1998
                                                       --------   --------   --------   --------
                                                                      (IN 000'S)
The Company's share of accrued
    benefit cost                                       $   (338)  $   (275)  $    (50)  $   (41)
                                                       ========   ========   ========   =======
Weighted-average assumptions as of
  December 31:
    Discount rate                                         7.50%      6.75%      7.50%     6.75%
    Expected return on plan assets                        8.75%      8.00%        N/A       N/A
    Rate of compensation increase                         4.50%      4.50%        N/A       N/A
Components of net periodic benefit cost:
    Service cost                                       $  5,632   $  4,506   $    413   $   239
    Interest cost                                         6,952      6,452        845       673
    Expected return on plan assets                      (12,041)   (10,172)        --        --
    Amortization of transition obligation (asset)        (2,056)    (2,056)        45        45
    Amortization of prior service cost                      580        580         --        --
    Recognized net actuarial (gain) loss                   (554)      (677)       164       (20)
                                                       --------   --------   --------   -------
    Net periodic benefit cost                          $ (1,487)  $ (1,367)  $  1,467   $   937
                                                       ========   ========   ========   =======
The Company's share of net periodic
    benefit cost                                       $     63   $     65   $      9   $     6
                                                       ========   ========   ========   =======



For measurement purposes, a 10.9% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999 (5.6% for dental benefits). The rates were assumed to decrease gradually to 5% for 2005 and remain at that level thereafter.



Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:



                                                              1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                                   INCREASE             DECREASE
                                                              ------------------   ------------------
                                                                            (IN 000'S)
Effect on total of service and interest cost components             $  288               $  (518)
Effect on postretirement benefit obligation                         $2,754               $(2,279)



10. FAIR VALUE OF FINANCIAL STATEMENTS



The following table presents the carrying amounts and fair values of the Company's financial instruments at December 31, 1999 and 1998:



                                                         1999                           1998
                                             ----------------------------   ----------------------------
                                             CARRYING AMOUNT   FAIR VALUE   CARRYING AMOUNT   FAIR VALUE
                                             ---------------   ----------   ---------------   ----------
                                                                     (IN 000'S)
ASSETS:
Bonds (including short-term)                     $66,173         $64,122        $63,175         $64,185
Mortgages                                          8,660           8,876         17,658          18,157
Policy loans                                         538             538            625             625

LIABILITIES:
Individual annuities                             $26,561         $25,696        $29,724         $29,212

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



10. FAIR VALUE OF FINANCIAL STATEMENTS (CONTINUED):


The major methods and assumptions used in estimating the fair values of financial instruments are as follows:



The fair values of short-term bonds are estimated to be the amortized cost. The fair values of long-term bonds which are publicly traded are based upon market prices or dealer quotes. For privately placed bonds, fair values are estimated by taking into account prices for publicly traded bonds of similar credit risk, maturity, repayment and liquidity characteristics.



The fair values of mortgages are estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.



The fair values of policy loans approximate carrying amounts.



The fair values of the Company's general account insurance reserves and liabilities under investment-type contracts (insurance and annuity contracts that do not involve mortality or morbidity risks) are estimated using discounted cash flow analyses or surrender values. Those contracts that are deemed to have short-term guarantees have a carrying amount equal to the estimated fair value.



11. STATUTORY INVESTMENT VALUATION RESERVES



The asset valuation reserve ("AVR") provides a reserve for losses from investments in bonds, mortgage loans, real-estate and other invested assets with related increases or decreases being recorded directly to surplus.



Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rate risk are charged or credited to an Interest Maintenance Reserve and amortized into income over the remaining contractual life of the security sold.



The table shown below presents changes in the major elements of the AVR and IMR:



                                                                     1999                  1998
                                                              -------------------   -------------------
                                                                AVR        IMR        AVR        IMR
                                                                ---        ---        ---        ---
                                                                             (IN 000'S)
Balance, beginning of year                                     $1,048      $831      $1,346      $886
Net realized capital (losses) gains, net of tax                   152       (21)        (13)      265
Amortization of net investment gains                               --      (256)         --      (320)
Unrealized investment gains                                        --        --         359        --
Required by formula                                                10        --        (644)       --
                                                               ------      ----      ------      ----
Balance, end of year                                           $1,210      $554      $1,048      $831
                                                               ======      ====      ======      ====



12. LIABILITY FOR UNPAID CLAIMS AND CLAIM ADJUSTMENT EXPENSES



Activity in the liability for unpaid claims and claim adjustment expense is summarized below (in 000's).



                                                                1999       1998       1997
                                                              --------   --------   --------
Balance, January 1                                            $11,770    $10,239    $ 6,129
Claims incurred                                                10,700      8,491      9,008
Claims paid                                                    (8,751)    (6,960)    (4,898)
                                                              -------    -------    -------
Balance, December 31                                          $13,719    $11,770    $10,239
                                                              =======    =======    =======



The information presented above includes unpaid benefit claims and claim adjustment expenses for the group life and group long-term disability contracts. As of December 31, 1999 and 1998, the unpaid claims and claim adjustment liability for these contracts is included in aggregate reserves.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



13. FEDERAL INCOME TAXES



The Company files a consolidated federal income tax return with Sun Life (U.S.) and other affiliates. Federal income taxes are calculated as if the Company filed a return as a separate company. No provision is recognized for timing differences, which may exist between financial statement and taxable income. Such differences include reserves, depreciation and accrual of market discount on bonds. The Company made cash payments to Sun Life (U.S.) of $2,521,000, $2,506,000 and $1,938,000 during 1999, 1998 and 1997, respectively.



14. LEASE COMMITMENTS



Prior to 1999, the Company leased two separate facilities for its annuity operations and group sales offices. Both leases commenced in March 1994. During 1999, the Company terminated its lease at its annuity operations facility as it consolidated the functions performed at this facility with its parent company, Sun Life (U.S.). The group sales office lease expired in July 1999 and was renewed in August 1999 for a five year term. The total lease obligations are $1,098,000 through the end of the lease term. Rent expense under these leases in 1999, 1998 and 1997 amounted to $426,000, $344,000, and $348,000, respectively.



15. TRANSACTIONS WITH AFFILIATES



The Company has agreements with SLOC which provide that SLOC will furnish to the Company, as requested, personnel as well as certain investment, actuarial and administrative services on a cost reimbursement basis. Expenses under these agreements amounted to approximately $2,045,000 in 1999, $1,037,000 in 1998 and $1,155,000 in 1997.



Cash dividends may be paid out of that part of the Company's available and accumulated surplus funds, which was derived from realized net operating profits of its business and realized capital gain. A cash dividend otherwise lawful may be paid out of such earned surplus even though total surplus is at the time less than previously contributed or paid-in surplus. No cash dividend shall be paid to stockholder unless a notice of the intention of the Board of Directors to declare such dividend and the amount thereof shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days in advance of such proposed declaration, nor if the Superintendent within thirty days after such filing gives written notice to the Company of his disapproval of such payment. Stock dividends may be paid out of any available surplus funds.



The maximum amount of dividends, which can be paid by the Company without prior approval of the Insurance Commissioner of the State of New York, is subject to restrictions relating to statutory surplus. A dividend in the amount of $3,000,000 was declared and paid during 1998 by the Company to Sun Life (U.S.). In 1999, a dividend in the amount of $6,500,000 was declared, approved by the Board of Directors, and paid by the Company to Sun Life (U.S.).



16. RISK-BASED CAPITAL



Effective December 31, 1993, the NAIC adopted risk-based capital requirements for life insurance companies. The risk-based capital requirements provide a method for measuring the minimum acceptable amount of adjusted capital that a life insurer should have, as determined under statutory accounting practices, taking into account the risk characteristics of its investments and products. The Company has met the minimum risk-based capital requirements at December 31, 1999 and 1998.



17. COMMITMENTS AND CONTINGENT LIABILITIES



The Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary and punitive damages have been asserted. Although there can be no assurances, at the present time the Company does not anticipate that the ultimate liability arising from such pending or threatened litigation, after consideration of provisions made for potential losses and costs of defense, will have a material adverse effect on the financial condition or operating results of the Company.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Wholly-owned Subsidiary of Sun Life Assurance Company of Canada (U.S.))



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



17. COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED):


Under insurance guaranty fund laws in each state, the District of Columbia and Puerto Rico, insurers licensed to do business can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Recent regulatory actions against certain large life insurers encountering financial difficulty have prompted various state insurance guaranty associations to begin assessing life insurance companies for the deemed losses. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's solvency and further provide annual limits on such assessments. Part of the assessments paid by the Company and its subsidiaries pursuant to these laws may be used as credits for a portion of the associated premium taxes. The Company incurred guaranty fund assessments of approximately $26,000, $114,000, and $99,000 in 1999, 1998 and 1997, respectively.



18. ACCOUNTING POLICIES AND PRINCIPLES



The financial statements of the Company have been prepared on the basis of statutory accounting practices which, prior to 1996, were considered by the insurance industry and the accounting profession to be in accordance with GAAP for mutual life insurance companies. The primary differences between statutory accounting and GAAP are described as follows. Statutory accounting practices do not recognize the following assets or liabilities, which are reflected under
GAAP: deferred acquisition costs, deferred federal income taxes and statutory non admitted assets. AVR and IMR are established under statutory accounting practices but not under GAAP. Methods for calculating real estate depreciation and investment valuation allowances differ under statutory accounting practices and GAAP. Premiums for investment-type products are recognized as income for statutory purposes and as deposits to policyholders' accounts for GAAP. Investments in fixed maturity securities classified as available-for-sale are carried at aggregate fair value with changes in unrealized gains and losses reported net of taxes in a separate component of stockholder's equity for GAAP and generally at amortized cost under statutory accounting practices.



19. CONSOLIDATION OF CERTAIN OPERATIONS AND ACCOUNTING FUNCTIONS



Effective July 1, 1999, the Company consolidated its customer service and accounting functions, formerly performed at its office at 80 Broad Street in New York, New York, with its parent company, Sun Life (U.S.), based in Wellesley Hills, Massachusetts. In 1999 the Company incurred one-time charges approximating $800,000, which consisted primarily of: (1) severance and employee benefit costs for 18 employees; (2) termination fee associated with canceling its lease at its annuity operations facility; and (3) furniture and equipment write-offs.

INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS



SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK



We have audited the accompanying statutory statements of admitted assets, liabilities and capital stock and surplus of Sun Life Insurance and Annuity Company of New York ("the Company") as of December 31, 1999 and 1998, and the related statutory statements of operations, changes in capital stock and surplus, and cash flow for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



As described more fully in Notes 1 and 18 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of New York, which is a comprehensive basis of accounting other than generally accepted accounting principles. The effects on the financial statements of the differences between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.



In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital stock and surplus of Sun Life Insurance and Annuity Company of New York as of
December 31, 1999 and 1998, and the results of its operations and its cash flow for each of the three years in the period ended December 31, 1999 on the basis of accounting described in Notes 1 and 18.



However, because of the differences between the two bases of accounting referred to in the second preceding paragraph, in our opinion, the statutory financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of Sun Life Insurance and Annuity Company of New York as of December 31, 1999 and 1998 or the results of its operations or its cash flow for each of the three years in the period ended December 31, 1999.



DELOITTE & TOUCHE LLP



February 10, 2000

            TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION


Calculation of Performance Data
Advertising and Sales Literature
Calculations
  Example of Variable Accumulation Unit Value Calculation
  Example of Variable Annuity Unit Calculation
  Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Financial Statements

      This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 17, 2000 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone
(800) 282-7073.

--------------------------------------------------------------------------------

To:    Sun Life Insurance and Annuity Company of New York
     P.O. Box 9141
     Boston, Massachusetts 02117

Please send me a Statement of Additional Information for Futurity--NY Variable and Fixed Annuity
     Sun Life (N.Y.) Variable Account C.

Name
--------------------------------------------------------------

Address
--------------------------------------------------------------

       -------------------------------------------------------------------------

City
------------------------------------

State
--------------

Zip
------

Telephone
----------------------------------------------------------------

                                   APPENDIX A
                                    GLOSSARY

      The following terms as used in this Prospectus have the indicated meanings:

      ACCOUNT or OWNER ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

      ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

      ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

      ANNUITANT: The person or persons named in the Application and on whose life the first annuity payment is to be made. In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also name a Co-Annuitant. If you do, all provisions of the Contract based on the death of the Annuitant will be based on the date of death of the last surviving of the persons named. By example, if the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the new Annuitant. The death benefit will become due only on the death before the Annuity Commencement Date of the last surviving Annuitant and Co-Annuitant named. These persons are referred to collectively in the Contract as "Annuitants." If you have named both an Annuitant and Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time.

      *ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

      *ANNUITY OPTION: The method you choose for making annuity payments.

      ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent variable annuity payment from the Variable Account.

      APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for purchase of a Contract.

      *BENEFICIARY: The person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code.

      BUSINESS DAY: Any day the New York Stock Exchange is open for trading or any other day on which there is enough trading in securities held by a Sub-Account to materially affect the value of the Variable Accumulation Units.

      COMPANY: Sun Life Insurance and Annuity Company of New York.

      CONTRACT: A Contract issued by the Company on an individual basis.

      CONTRACT DATE: The date on which we issue your Contract. This is called the "Issue Date" in the Contract.

      CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period of (a) 12 full calendar months plus (b) the part of the calendar month in which we issue your Contract (if not on the first day of the month), beginning with the Contract Date. Your Contract Anniversary is the first day immediately after the end of a Contract Year. Each Contract Year after the first is the 12 calendar month period that begins on your Contract Anniversary. If, for example, the Contract Date is in March, the first Contract Year will be determined from the Contract Date but will end on the last day of March in the following year; your Contract Anniversary is April 1 and all Contract Years after the first will be measured from April 1.

* You specify these items on the Contract Specifications page, and may change them, as we described in this Prospectus.

      DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Annuitant's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in cash.

      DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

      EXPIRATION DATE: The last day of a Guarantee Period.

      FIXED ACCOUNT: The assets of the Company which are allocated to a non-unitized separate account established in conformance with New York law.

      FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

      FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

      GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

      GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

      GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

      INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

      NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

      NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

      NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

      *OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or
Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

      PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Annuitant.

      PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

      QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

* You specify these items on the Contract Specifications page, and may change them, as we described in this Prospectus.

      SEVEN-YEAR ANNIVERSARY: The seventh Contract Anniversary and each succeeding Contract Anniversary occurring at any seven year interval thereafter; for example, the 14th, 21st and 28th Contract Anniversaries.

      SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

      VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open and on other Business Days.

      VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

      VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

      VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

      VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

                                   APPENDIX B
        WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

PART 1: VARIABLE ACCOUNT (THE MARKET VALUE ADJUSTMENT DOES NOT APPLY TO THE VARIABLE ACCOUNT)
WITHDRAWAL CHARGE CALCULATION:
FULL WITHDRAWAL:

      Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents four examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

                HYPOTHETICAL      FREE         NEW      WITHDRAWAL   WITHDRAWAL
     ACCOUNT      ACCOUNT      WITHDRAWAL   PAYMENTS      CHARGE       CHARGE
       YEAR        VALUE         AMOUNT     WITHDRAWN   PERCENTAGE     AMOUNT
     --------   ------------   ----------   ---------   ----------   ----------
(a)     1          $41,000      $ 4,000      $37,000      6.00%        $2,220
(b)     3          $52,000      $12,000      $40,000      5.00%        $2,000
(c)     7          $80,000      $28,000      $40,000      3.00%        $1,200
(d)     9          $98,000      $68,000            0      0.00%             0

(a) The free withdrawal amount in any Account Year is equal to (1) the Annual Withdrawal Allowance for that year (i.e., 10% of all Purchase Payments made in the last 7 Account Years ("New Payments")); plus (2) any unused Annual Withdrawal Allowances from previous years; plus (3) any Purchase Payments made before the last 7 Account Years ("Old Payments") not previously withdrawn. In Account Year 1, the free withdrawal amount is $4,000 (the Annual Withdrawal Allowance for that year) because there are no unused Annual Withdrawal Allowances from previous years and no Old Payments. The $41,000 full withdrawal is attributed first to the $4,000 free withdrawal amount. The remaining $37,000 is withdrawn from the Purchase Payment made in Account Year 1 and is subject to the withdrawal charge.

(b) In Account Year 3, the free withdrawal amount is $12,000 (the $4,000 Annual Withdrawal Allowance for the current year plus the unused $4,000 Annual Withdrawal Allowances for each of Account Years 1 and 2). The $52,000 full withdrawal is attributed first to the free withdrawal amount and the remaining $40,000 is withdrawn from the Purchase Payment made in Account Year 1.

(c) In Account Year 7, the free withdrawal amount is $28,000 (the $4,000 Annual Withdrawal Allowance for the current Account Year plus the unused Annual Withdrawal Allowance of $4,000 for each of Account Years 1 through 6). The $80,000 full withdrawal is attributed first to the free withdrawal amount. The next $40,000 is withdrawn from the Purchase Payment made in Account Year 1 and is subject to the withdrawal charge. The remaining $12,000 exceeds the total of the free withdrawal amount plus all New Payments not previously withdrawn, so it is not subject to the withdrawal charge.

(d) In Account Year 9, the free withdrawal amount is $68,000, calculated as follows. There are no Annual Withdrawal Allowances for Account Years 8 or 9 because there are no New Payments in those years. The $40,000 Purchase Payment made in Account Year 1 is now an Old Payment that constitutes a portion of the free withdrawal amount. In addition, the unused Annual Withdrawal Allowances of $4,000 for each of Account Years 1 through 7 are carried forward and available for use in Account Year 9. The $98,000 full withdrawal is attributed first to the free withdrawal amount. Because the remaining $30,000 is not withdrawn from New Payments, this part of the withdrawal also will not be subject to the withdrawal charge.

PARTIAL WITHDRAWAL:

      Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fifth Account Year, and there are a series of three partial withdrawals made during the fifth Account Year of $9,000, $12,000, and $15,000.

     HYPOTHETICAL    PARTIAL        FREE         NEW      WITHDRAWAL   WITHDRAWAL
       ACCOUNT      WITHDRAWAL   WITHDRAWAL   PAYMENTS      CHARGE       CHARGE
        VALUE         AMOUNT       AMOUNT     WITHDRAWN   PERCENTAGE     AMOUNT
     ------------   ----------   ----------   ---------   ----------   ----------
(a)     $64,000      $ 9,000      $20,000      $     0      4.00%         $  0
(b)     $56,000      $12,000      $11,000      $ 1,000      4.00%         $ 40
(c)     $40,000      $15,000      $     0      $15,000      4.00%         $600

(a) In the fifth Account Year, the free withdrawal amount is equal to $20,000 (the $4,000 Annual Withdrawal Allowance for the current year, plus the unused $4,000 for each of Account Years 1 through 4). The partial withdrawal amount ($9,000) is less than the free withdrawal amount so no New Payments are withdrawn and no withdrawal charge applies.

(b) Since a partial withdrawal of $9,000 was taken, the remaining free withdrawal amount is equal to $11,000. The $12,000 partial withdrawal will first be applied against the $11,000 free withdrawal amount. The remaining $1,000 will be withdrawn from the $40,000 New Payment, incurring a withdrawal charge of $40.

(c) The free withdrawal amount is zero since the previous partial withdrawals have already used the free withdrawal amount. The entire partial withdrawal amount will result in New Payments being withdrawn and will incur a withdrawal charge.

PART 2 -- FIXED ACCOUNT -- EXAMPLES OF THE MARKET VALUE ADJUSTMENT ("MVA")

      The MVA Factor is:

                    N/12
       1 + I
  (  --------   )          -1
       1 + J

      These examples assume the following:

        1) The Guarantee Amount was allocated to a five year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

        2)  The date of surrender is two years from the Expiration Date (N =
            24).

        3) The value of the Guarantee Amount on the date of surrender is $11,910.16.

        4)  The interest earned in the current Contract Year is $674.16.

        5) No transfers or partial withdrawals affecting this Guarantee Amount have been made.

        6) Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

EXAMPLE OF A NEGATIVE MVA:

      Assume that on the date of surrender, the current rate (J) is 8% or .08.

                                                N/12
                                   1 + I
 The MVA factor =           (    --------   )             -1
                                   1 + J

                                            24/12
                                1 + .06
                =           (   ------  )             -1
                                1 + .08

                                2
                =           (.981) -1

                =           .963 -1

                =     -     .037

      The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current contract year is multiplied by the MVA factor to determine the MVA:

                   ($11,910.16 - $674.16) X (-.037) = $415.73

      -$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

      For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

EXAMPLE OF A POSITIVE MVA:

      Assume that on the date of surrender, the current rate (J) is 5% or .05.

                                              N/12
                                  1 + I
 The MVA factor =           (     -----   )             -1
                                  1 + J

                                            24/12
                                1 + .06
                =           (   ------  )             -1
                                1 + .05

                                2
                =           (1.010) -1

                =           1.019 -1

                =     -     .019

      The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

                    ($11,910.16 - $674.16) X .019 = $213.48

      $213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

      For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X .019 = $25.19.

      $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

                                        SUN LIFE INSURANCE AND ANNUITY COMPANY OF
                                        NEW YORK
                                        P.O. BOX 9141
                                        BOSTON, MASSACHUSETTS 02117

                                        TELEPHONE:
                                        Toll Free (800) 282-7073

                                        GENERAL DISTRIBUTOR
                                        Clarendon Insurance Agency, Inc.
                                        One Sun Life Executive Park
                                        Wellesley Hills, Massachusetts 02481

                                        AUDITORS
                                        Deloitte & Touche LLP
                                        200 Berkeley Street
                                        Boston, Massachusetts 02116



FUTURITY - NY 4/2000

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14. Other Expenses of Issuance and Distribution.


     Not applicable


Item 15. Indemnification of Directors and Officers.

     Article 5, Section 5.6 of the By-Laws of Sun Life Insurance and Annuity Company of New York provides for indemnification of directors, officers and employees as follows:

          "The Corporation may by action of the Board of Directors indemnify to the full extent and in the manner authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation."

Item 16. Exhibits


    Exhibit
    Number       Description
   -------       -----------

     (1) Underwriting Agreement (Incorporated by reference from Post-Effective Amendment No. 2 to the Registration Statement on Form N-4, File No. 333-05037)

     (4) Combination Fixed/Variable Annuity Contract (Incorporated by reference from Post-Effective Amendment No. 2 to the Registration Statement on Form N-4, File No. 333-05037)

     (5) Opinion re: Legality (Incorporated by reference from the Registration Statement on Form S-2, File No. 333-77281, filed April 28, 1999)

    (10)(a) Form of Participation Agreement by and between The Alger American Fund, the Depositor, and Fred Alger and Company, Incorporated (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)

        (b)(i) Form of Participation Agreement dated February 17, 1998 by and between Goldman Sachs Variable, Insurance Trust, Goldman Sachs & Co. and the Depositor (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)

           (ii) Form of Amendment No. 1 dated December 14, 1998 to Participation Agreement filed as Exhibit 8(b)(i)
                 (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File
                 No. 33-41628, filed April 23, 1999)

           (iii) Form of Amendment No. 2 dated as of March 15, 1999 to Participation Agreement filed as Exhibit 8(b)(i)
                 (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File
                 No. 33-41628, filed April 23, 1999)

        (c) Form of Fund Participation Agreement between Depositor and J.P. Morgan Services Trust II (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23,
                 1999)

        (d) Form of Participation Agreement dated February 17, 1998 by and among MFS/Sun Life Services Trust, the Depositor and Massachusetts Financial Services Company (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)

        (e) Form of Participation Agreement dated February 17, 1998 by and among OCC Accumulation Trust, the Depositor and OCC Distributors (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)

        (f) Form of Participation Agreement dated February, 1998 by and among the Depositor, Warburg Pincus Trust, Warburg Pincus Asset Management, Inc. and Counsellors Securities, Inc (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File
                 No. 33-41628, filed April 23, 1999)

        (g) Form of Participation Agreement dated February 17, 1998 by and amomg the Depositor, AIM Variable Insurance Funds, Inc., AIM Distributors, Inc., and Claredon Insurance Agency, Inc.; (Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed February 3, 2000)

        (h) Form of Participation Agreement dated August 18, 1999 by and among the Depositor, Sun Capital Advisers Trust and Sun Capital Advisers, Inc.;(Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed February 3, 2000)

    (23)         Independent Auditors Consent*

    (24) Powers of Attorney (Incorporated by reference from Post-Effective Amendment No. 4 to the Registration Statement on Form N-4, File No. 333-05037, filed March 29, 2000)

--------------
* Filed herewith

Item 17.     Undertakings

     (a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and a(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Insurance and Annuity Company of New York, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 29th day of March, 2000.



                                Sun Life Insurance and Annuity
                                Company of New York

                                   (Registrant)



                                   By:   /s/ JAMES A. MCNULTY, III
                                         -------------------------
                                              James A. McNulty, III
                                              President




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




    Signature                        Title                  Date
    ---------                        -----                  ----

   /s/ JAMES A. MCNULTY, III     President and          March 29, 2000
----------------------------       Director
       James A. McNulty, III      (Principal
                              Executive Officer)




  /s/  DAVEY S. SCOON            Vice President,        March 29, 2000
------------------------------      Finance,
       Davey S. Scoon            Controller and
                               Treasurer (Principal
                                  Financial &
                               Accounting Officer)


* /s/  DONALD A. STEWART         Chairman and           March 29, 2000
------------------------------     Director
       Donald A. Stewart


  /s/  C. JAMES PRIEUR           Vice Chairman &        March 29, 2000
------------------------------     Director
       C. James Prieur


* /s/  RICHARD B. BAILEY           Director             March 29, 2000
------------------------------
       Richard B. Bailey


-------------------------
* By Edward M. Shea pursuant to Power of Attorney filed as Exhibit 15 to Post-Effective Amendment No. 4 to Registration Statement on Form N-4, File No. 333-05037.

    Signature                        Title                  Date
    ---------                        -----                  ----

*  /s/ GREGORY W. GEE              Director             March 29, 2000
------------------------------
       Gregory W. Gee


*  /s/ DONALD B. HENDERSON, JR.    Director             March 29, 2000
------------------------------
       Donald B. Henderson, Jr.


*  /s/ DAVID D. HORN               Director             March 29, 2000
------------------------------
       David D. Horn


*  /s/ JOHN G. IRELAND             Director             March 29, 2000
------------------------------
       John G. Ireland


*  /s/ ANGUS A. MacNAUGHTON        Director             March 29, 2000
------------------------------
       Angus A. MacNaughton


*  /s/ PETER R. O'FLINN            Director             March 29, 2000
------------------------------
       Peter R. O'Flinn


*  /s/ FIORAVANTE G. PERROTTA      Director             March 29, 2000
------------------------------
       Fioravante G. Perrotta


*  /s/ RALPH F. PETERS             Director             March 29, 2000
------------------------------
       Ralph F. Peters


*  /s/ S. CAESAR RABOY             Director             March 29, 2000
------------------------------
       S. Caesar Raboy


                                   Director
------------------------------
       William W. Stinson


*  /s/ FREDERICK B. WHITTEMORE     Director             March 29, 2000
------------------------------
       Frederick B. Whittemore


------------------------
* By Edward M. Shea pursuant to Power of Attorney filed as Exhibit 15 to Post-Effective Amendment No. 4 to Registration Statement on Form N-4, File No. 333-05037.

                            EXHIBIT INDEX




Exhibit
Number
-------

23       Independent Auditors' Consent